UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Alliance Data Systems Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AllianceData.

2020

Notice of Annual Meeting & Proxy Statement

Core values that guide our strategy and success

Ethical Decision-making

Driving growth and sustainable performance through integrity and transparency.

Board Leadership

Effective oversight through sound corporate governance, diverse skill sets and independent leadership.

Responsible Lending

Providing tailored solutions to our clients and their cardholders, while protecting their interests and treating them with respect.

Operational Excellence

Leadership in data-driven marketing and loyalty programs, while ensuring the secure and responsible use of data — and an unwavering commitment to service.

Inclusive Workplaces

Cultivating an inclusive, healthy workplace where we develop and reward associates — who are empowered to contribute to our continued success.

Community Investments

Investing in the long-term vitality of our communities through programs and initiatives that make measurable impacts.

Alliance Data's stakeholders have diverse priorities and interests in how we conduct business. Just as we are committed to delivering sustainable financial performance — in the short and long term — high-performing companies promote a strong corporate culture, which helps create value for our stockholders, customers, employees and communities.

Dear Stockholders:

Alliance Data enters 2020 as a recharged company. With new leadership and a series of strategic Board initiatives implemented in 2019, Alliance Data is a more focused company with a simpler narrative and a goal of driving business performance that results in consistent, predictable, quality earnings.

Having made these positive changes, we must also acknowledge that, as a result of the COVID-19 pandemic, we are now operating in what may be the most complex environment in the Company's history. As the new president and chief executive officer, I want our stockholders to know that we are effectively managing through this unprecedented disruption. With new leadership and organizational structures in place, we are fortunate to have the team and tools needed to tackle the challenges ahead.

Even as we maintain a sharp focus on financial and operational performance, we remain committed to other factors that contribute to building a sustainable business and creating value for our stockholders, associates and the communities in which we operate. As we move into the year, these are our critical business priorities, all of which create stockholder value:

- Responsible Finance
- Prudent Risk Management
- Solid Regulatory Compliance
- Effective Corporate Governance

Our commitment to good governance starts at the top with our Board of Directors. Our declassified Board is comprised entirely of independent directors (with the exception of our President and CEO). The Board's ongoing refreshment plan, coupled with its use of a skills matrix, continues to expand and diversify the collective skill set represented on our Board. This year we will see the retirement of three directors, and our slate of nominees includes two new independent director candidates who, if elected, will add needed skills and expertise to our Board.

Our strong governance practices also include a comprehensive business continuity strategy designed to maintain the Company's operations in times of a crisis or emergency. Our stockholders can be confident that Alliance Data is implementing these strategies, deploying proper safeguards and risk-mitigation measures to minimize disruption as we navigate this challenging situation. We remain committed to supporting our valued partners and clients and working closely with them through both good and difficult times.

We are also committed to considering the priorities of all our stakeholders in the decisions that affect the future of our Company. As you cast your votes, we encourage you to consider the positive impact your support can have on Alliance Data. We believe the more you know about how we manage through tough times, while maintaining our commitment to responsible and sustainable business practices, the better informed you will be about the company in which you hold an ownership stake.

Finally, we have pending retirements of three of our directors — Bruce Anderson, Ken Jensen and Rob Minicucci. Their service on the Board reaches back to the very beginnings of our Company, and they have provided valuable leadership and guidance throughout their tenure. On behalf of the entire Company, I would like to thank each of them for their significant contributions.

Sincerely,

Ralph J Andretta

Ralph Andretta
President and CEO

2019 Key indicators

As we build upon a strategy of simplification, focus and investment in key strategic areas, we remain committed to maintaining our reputation as an ethically driven organization also focused on long-term value creation.

40.5M

Active cardholder accounts

Winning "W" Company

for Women on Boards

41%

Women leaders across Alliance Data

$~10M

Community investments

87%

Associates believe Alliance Data is committed to creating a diverse and inclusive work environment

Forbes Best Employers

for Diversity

FTSE4Good

Index Series

Bloomberg

Gender-Equality Index

Fortune 100

Best Companies to Work For

NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS

DATE & TIME: Tuesday, June 9, 2020 9:00 a.m., local time PLACE: 7500 Dallas Parkway, Suite 700 Plano, Texas 75024 RECORD DATE: April 13, 2020	ITEMS OF BUSINESS:
01 / to elect seven directors
02 / to hold an advisory vote on executive compensation
03 / to approve the 2020 Omnibus Incentive Plan
04 / to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2020
05 / to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof

HOW TO VOTE:

You are cordially invited to attend the meeting, but whether or not you expect to attend in person, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have given your proxy.

ADMISSION:
Important Notice Regarding Admission to the 2020 Annual Meeting of Stockholders:  Stockholders or their legal proxy holders who wish to attend the annual meeting must preregister no later than 5:00 p.m. CT on Tuesday, June 2, 2020. Due to security considerations, we are not able to admit the guests of either stockholders or their legal proxy holders. For complete instructions for preregistering, see page 65 of this proxy statement.

COVID-19 CONSIDERATIONS AND ANNUAL MEETING: We intend to hold our annual meeting in person. However, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders and associates in light of COVID-19 (Coronavirus), as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We plan on taking any necessary and appropriate precautions with respect to attendance at and admission to our annual meeting. We may also determine it to be necessary or appropriate to hold a virtual annual meeting of stockholders by means of remote communication. We will announce any alternative arrangements with detailed instructions as soon as practicable in advance of the meeting by press release, posting at http://www.alliancedata.com, and in an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting. As always, we encourage you to vote your shares prior to the annual meeting.

The Notice of Internet Availability of Proxy Materials or, in some cases, this proxy statement and the accompanying proxy card, notice of meeting and annual report on Form 10-K for the year ended December 31, 2019 were first mailed on or about April 23, 2020 to all stockholders of record as of April 13, 2020.

By order of the Board of Directors,
/s/ Joseph L. Motes III
Joseph L. Motes III	April 23, 2020
Corporate Secretary	7500 Dallas Parkway, Suite 700 Plano, Texas 75024

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 9, 2020: This proxy statement and annual report on Form 10-K for the year ended December 31, 2019, are available at www.edocumentview.com/ads or on the Securities and Exchange Commission’s, or SEC’s, website at www.sec.gov.

CONTENTS

01
Agenda and Voting Recommendations

02
Corporate Governance

13
Proposal 1: Election of Directors

19
Executive Officers

20
Compensation Committee Report

21
Compensation Discussion and Analysis

35
Director and Executive Officer Compensation

49
Security Ownership of Certain Beneficial Owners

51
Proposal 2: Advisory Vote on Executive Compensation

52
Proposal 3: Approval of the 2020 Omnibus Incentive Plan

58
Audit Committee Report

59
Proposal 4: Ratification of the Selection of the Independent Registered Public Accounting Firm

61
Additional Information
61 Questions and Answers about the Proxy Process
65 Preregistering for and Attending the Annual Meeting
66 COVID-19 Considerations and the Annual Meeting
66 Incorporation by Reference
66 Householding of Annual Meeting Materials
67 Other Matters

A-1
Appendix A – 2020 Omnibus Incentive Plan

AGENDA AND
VOTING RECOMMENDATIONS

Proposal 01 /
Election of Directors
✔ The board of directors recommends that stockholders vote FOR the election of each of the following seven director nominees:
Ralph J. Andretta
Roger H. Ballou (Chair)
John C. Gerspach, Jr.
Rajesh Natarajan
Timothy J. Theriault
Laurie A. Tucker
Sharen J. Turney

Proposal 02 /
Advisory Vote on Executive Compensation
✔ The board of directors recommends that stockholders vote FOR the compensation paid to our named executive officers as disclosed in this proxy statement.

Proposal 03 /
Approval of the 2020 Omnibus Incentive Plan
✔ The board of directors recommends that stockholders vote FOR the approval of the 2020 Omnibus Incentive Plan.

Proposal 04 /
Ratification of the Selection of the Independent Registered Public Accounting Firm
✔ The board of directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2020.
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CORPORATE GOVERNANCE

OVERVIEW:

Effective corporate governance should address the diverse priorities and interests of all of our stakeholders. Just as we are committed to delivering sustainable financial performance, we remain considerate of the material risks and opportunities involved in delivering value to our stockholders, clients, vendors, associates and communities. Following a long tradition of good governance, our board of directors continues to develop, support and oversee the implementation of sustainable, stakeholder-centric practices consistent with the evolving governance environment, our stakeholders’ expectations and the commitments we’ve made to them. Our corporate governance highlights include:

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BOARD OF DIRECTORS AND COMMITTEES:

We are managed under the direction of our board of directors. Under our bylaws, the size of our board of directors may be between six and twelve directors. We currently have eight directors, including seven non-employee directors. Upon receipt of the stockholder approval with respect to Proposal One: Election of Directors, our board of directors will be decreased from eight to seven, which decrease was authorized by our board of directors, and will include six non-employee directors.

All directors are elected annually and serve a one-year term. Our board of directors presently has three regular committees, consisting of the audit committee, the compensation committee and the nominating & corporate governance committee. The charters for each of these committees, as well as our Corporate Governance Guidelines and our Codes of Ethics for our senior financial officers, our board members and our associates, are posted on our website at http://www.alliancedata.com. Following the 2020 annual meeting of stockholders, our board of directors will add an additional regular committee, the risk committee, with the proposed membership shown on page 16 and expected functions as described in “Risk Oversight Function of the Board of Directors” on page 8. The risk committee charter will be posted to our website at that time.

During 2019, the board of directors met 18 times, the audit committee met 12 times, the compensation committee met 13 times and the nominating & corporate governance committee met four times. Each of our directors attended at least 75% of the meetings of the board of directors and their respective regular committees. It is our policy that the director nominees who are up for election at the annual meeting attend the annual meeting, and all director nominees attended the 2019 annual meeting of stockholders.

Audit Committee /
Members: Roger H. Ballou • Kenneth R. Jensen • Timothy J. Theriault Chair: Roger H. Ballou 2019 Meetings: 12 2019 Attendance: 96%
The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing:
• the integrity of our financial statements;
• our compliance with legal and regulatory requirements;
• the independent registered public accounting firm’s qualifications and independence; and
• the performance of both our internal audit department and the independent registered public accounting firm.

In addition, the audit committee has sole responsibility to:
• prepare the audit committee report included in this proxy statement;
• appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm;
• approve audit and permissible non-audit services to be performed by our independent registered public accounting firm;
• review and approve related party transactions; and
• establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by associates of concerns regarding any questionable accounting or auditing matters.

Throughout the year, the audit committee meets with and receives reports from, among others, representatives of the company’s independent registered public accounting firm and the company’s chief risk officer, vice president of global audit, general counsel, chief financial officer, chief accounting officer and chief security officer. These meetings and reports cover a wide variety of topics, including, among others, audit, accounting, information technology, cybersecurity, risk management, financial results and regulatory and compliance matters. Also, as discussed under the caption “Risk Oversight Function of the Board of Directors” on page 8, the audit committee has the primary responsibility for overseeing the company’s enterprise risk framework, evaluating the risk information provided by management and reporting to the full board of directors those material strategic, financial, compliance, operational and enterprise risks, including cybersecurity risks, that the audit committee believes appropriate for review by the full board of directors.

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Assuming the stockholders elect our director nominees, the 2020 audit committee will consist of Roger H. Ballou, John C. Gerspach, Jr. and Timothy J. Theriault, and Mr. Gerspach will commence his term as the chair. All current members and nominees for the audit committee are independent as defined by the New York Stock Exchange, or NYSE, the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations. Our board of directors has determined that all current members and nominees for the audit committee are financially literate and each of Mr. Ballou and Mr. Gerspach possess accounting or related financial management expertise within the meaning of the listing standards of the NYSE and are audit committee financial experts within the meaning of applicable SEC rules.

Compensation Committee /
Members: Bruce K. Anderson • Roger H. Ballou • Robert A. Minicucci • Sharen J. Turney Chair: Bruce K. Anderson 2019 Meetings: 13 2019 Attendance: 98%
The compensation committee’s primary function is to oversee matters relating to compensation and our benefit plans. Specifically, the compensation committee’s responsibilities include, among other duties, the responsibility to:
• annually review the compensation levels of our executive officers;
• approve all compensation for our non-CEO executive officers, and, together with the other independent directors, approve the compensation of our chief executive officer;
• determine target levels of incentive compensation and corresponding performance objectives for our non-CEO executive officers, and recommend such matters to the board of directors with respect to our chief executive officer;
• review and approve our compensation philosophy, programs and plans for associates;
• periodically review director compensation practices and recommend appropriate revisions to the board of directors;
• administer specific matters with respect to our equity and certain other compensation plans;
• review disclosure related to executive and director compensation in our proxy statements and discuss the Compensation Discussion and Analysis annually with management; and
• prepare the compensation committee report included in this proxy statement.

For additional information on the roles and responsibilities of the compensation committee, see the Compensation Discussion and Analysis beginning on page 21. For a discussion about the compensation committee’s risk oversight in our compensation program design, see “Assessment of Risk in Compensation Program Design” on page 23.

Assuming the stockholders elect our director nominees, the 2020 compensation committee will consist of Timothy J. Theriault, Laurie A. Tucker and Sharen J. Turney, and Ms. Turney will commence her term as the chair. All current members and nominees for the compensation committee are independent as defined by applicable requirements of the NYSE and the SEC. No member of the compensation committee is or has ever been one of our officers or other associates. No interlocking relationship exists between our executive officers or the members of our compensation committee and the board of directors or compensation committee of any other company. For additional information on the independence of our directors, see “Director and Director Nominee Independence” on page 9.

Nominating & Corporate Governance Committee /
Members: Robert A. Minicucci • Timothy J. Theriault • Laurie A. Tucker Chair: Laurie A. Tucker 2019 Meetings: 4 2019 Attendance: 100%
The primary functions of the nominating & corporate governance committee are to:
• assist the board of directors by identifying qualified board members and to recommend to the board of directors the director nominees for the next annual meeting of stockholders (or to fill vacancies);
• recommend to the board of directors the director nominees, chair of the board and chair for each committee;
• develop and recommend to the board of directors a set of corporate governance principles applicable to us; and
• lead the board of directors in its annual review of the performance of the board of directors and its committees.

The nominating & corporate governance committee develops criteria for the selection of directors, including

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procedures for reviewing potential nominees proposed by stockholders. The nominating & corporate governance committee reviews with the board of directors the desired experience, mix of skills and other qualities, including diversity of race/ethnicity and gender, to assure appropriate board of directors composition, taking into account the current directors and the specific needs of our company and the board of directors. The nominating & corporate governance committee also reviews and monitors the size and composition of the board of directors and its committees to ensure that the requisite number of directors are “independent directors,” “non-employee directors” and “outside directors” within the meaning of any rules and laws applicable to us. For additional information on the role of the nominating & corporate governance committee with respect to the selection of directors, see “Director Selection Process” below. Throughout the year, the nominating & corporate governance committee also receives reports from and oversees and advises management on the company’s corporate social responsibility (including environmental, social and governance, or ESG) and sustainability strategy, policies and programs.

Assuming the stockholders elect our director nominees, the 2020 nominating & corporate governance committee will consist of Rajesh Natarajan, Laurie A. Tucker and Sharen J. Turney, and Ms. Tucker will continue as the chair. All current members and nominees for the nominating & corporate governance committee are independent as defined by applicable requirements of the NYSE and rules and regulations of the SEC.

EXECUTIVE SESSION:

We regularly conclude our board of directors’ meetings with executive sessions. First, the chief executive officer leads the board of directors in a director-only executive session. After the chief executive officer leaves the meeting, Mr. Minicucci, the chair of the board, then leads the non-management members of the board of directors in an executive session. Each committee meeting may also conclude, at the election of such committee members, with an executive session. At the conclusion of each quarterly meeting of the audit committee, Mr. Ballou, the committee chair, leads an executive session during which the chief financial officer, the internal audit lead and representatives of the independent registered public accounting firm each meet separately with the committee.

BOARD LEADERSHIP:

Section 4.6 of our bylaws requires the board of directors to select a chair of the board from among the directors. From December 2009 to present, Mr. Minicucci has served as non-executive chair of the board. Mr. Minicucci has been a board member since our inception and had previously served in the lead director capacity since 2002. As stated in our corporate governance guidelines, the board of directors believes having a non-executive chair is best practice. Assuming the stockholders elect our director nominees, Mr. Ballou will commence his term as non-executive chair of the board.

DIRECTOR SELECTION PROCESS:

Identification and Selection of Candidates for Nomination to the Board of Directors
The nominating & corporate governance committee identifies nominees by first evaluating the current members of our board of directors willing to continue in service. The nominating & corporate governance committee developed and maintains a skills matrix to assist in the consideration of the appropriate balance of experience, skills and attributes required of a director and to be represented on the board of directors as a whole. The skills matrix is based on the company's strategic plan and is reviewed and updated by the nominating & corporate governance committee on a regular basis. The nominating & corporate governance committee evaluates candidates against the skills matrix when determining whether to recommend candidates for initial election to the board of directors and when determining whether to recommend currently serving directors for re-election. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining relevant new skills, experience or perspective. In March 2019, on recommendation by the nominating & corporate governance committee, our board of directors adopted, and in April 2019 amended the nominating & governance committee charter to include, the “Rooney Rule” concept — a commitment to include women and underrepresented minority candidates in every pool from which board nominees are chosen.

The nominating & corporate governance committee has two primary methods, other than those proposed by our stockholders, as discussed below, for identifying new candidates for possible inclusion in our recommended slate of director nominees. On a periodic basis, the nominating & corporate governance committee solicits ideas for possible candidates from a number of sources — members of our board of directors, individuals personally known to either
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our senior level executives or the members of the board of directors, and research, including subscription-based portal resources that contain search tools to identify specific skill sets, diversity and relationships of potential candidates to the company, members of management and current directors. The nominating & corporate governance committee has also from time to time used its authority under its charter to retain, at our expense, one or more third-party search firms to identify candidates. If the nominating & corporate governance committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board of directors, the nominating & corporate governance committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the nominating & corporate governance committee. Regardless of the method by which new candidates are identified, every pool from which board nominees are chosen will include women and underrepresented minority candidates, consistent with the board’s adoption of the “Rooney Rule” concept.

Nomination to the Board of Directors by Stockholders
In addition to the methods described above, any of our stockholders entitled to vote for the election of directors may nominate one or more persons for election to our board of directors at an annual meeting of stockholders if the stockholder complies with the nomination requirements set forth in our bylaws and any applicable rules and regulations of the SEC. In accordance with Section 3.4 of our bylaws, for consideration at our 2021 annual meeting, such nominations must be made by notice in writing and received by our Corporate Secretary no sooner than January 10, 2021 and no later than February 9, 2021. Such nominations will not be included in the proxy statement and form of proxy distributed by the board of directors.

Further, any stockholder, or a group of up to 20 stockholders, owning continuously for at least 3 years shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting up to 20% of our board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws. In accordance with Section 3.5 of our bylaws, for consideration at our 2021 annual meeting, such proxy access nominations must be made by notice in writing and received by our Corporate Secretary no sooner than November 24, 2020 and no later than December 24, 2020. Each such notice must comply with the requirements set forth in our bylaws. Further, a stockholder who wishes to recommend a prospective nominee for our nominating & corporate governance committee to consider for election to our board of directors may notify our Corporate Secretary as set forth below in writing with whatever supporting material the stockholder considers appropriate. Nominations and recommendations should be addressed to: Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

Evaluation of Candidates for Nomination to the Board of Directors
The nominating & corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. Once the nominating & corporate governance committee has identified a candidate, the nominating & corporate governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the nominating & corporate governance committee with the recommendation of the candidate, as well as the nominating & corporate governance committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill current or future vacancies or expand the size of the board of directors and the likelihood that the candidate can satisfy the minimum and desired qualifications set forth in our corporate governance guidelines, as well as the applicable qualification requirements of the NYSE and the SEC. There are no firm prerequisites to qualify as a candidate for our board of directors, but we seek a diverse group of candidates who possess the requisite background, knowledge, experience, expertise and time, as well as, where appropriate, diversity with respect to

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race/ethnicity and gender, that would strengthen and increase the diversity, skills and qualifications of the board of directors as set forth in the skills matrix. We seek director candidates with time to make a significant contribution to the board of directors, to our company, and to our stockholders. Each member of our board of directors is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. Directors are expected to attend meetings of the board of directors and the board committees on which they serve and to spend the time needed to prepare for meetings. If the nominating & corporate governance committee determines, in consultation with the chair of the board of directors and other board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the nominating & corporate governance committee.

The nominating & corporate governance committee also considers such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors and the need for audit committee or other particular expertise. In connection with this evaluation, the nominating & corporate governance committee determines whether to interview the candidate, and if warranted, one or more members of the nominating & corporate governance committee, and others as appropriate, will interview candidates in person or by telephone. After completing this evaluation and interview, and the evaluations of other candidates, the nominating & corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees to be recommended to our stockholders after considering the recommendation and report of the nominating & corporate governance committee and, in some cases, conducting additional interviews with such candidates.

DIRECTOR SUCCESSION AND RETIREMENT POLICY:

Director succession planning is also a focus of the nominating & corporate governance committee with an emphasis on striking a balance between board refreshment and the need for new or additional skill sets with maintaining the institutional knowledge about our business and operating history. Our corporate governance guidelines provide a mandatory retirement age of 75, but allow directors turning 75 to complete their term. As part of our multi-year board succession plan, Messrs. Anderson and Jensen will not stand for re-election as a director at the 2020 annual meeting. Our guidelines also allow the nominating & corporate governance committee and the board of directors to nominate for re-election a director who has surpassed the age of 75 if it is in the best interests of the company and its stockholders.

ANNUAL BOARD AND COMMITTEE EVALUATIONS:

The nominating & corporate governance committee oversees our annual board and committee evaluation process. As part of the board evaluation, each director completes a written questionnaire on an anonymous, unattributed basis that is designed to assess the board’s performance and to solicit feedback for improving board effectiveness. Directors consider various topics related to board composition, structure, effectiveness and responsibilities, as well as the overall mix of skills, experience, diversity and backgrounds represented on the board of directors. In addition, each of the audit, compensation and nominating & corporate governance committees conducts a similar evaluation to assess committee performance and effectiveness, the results of which are reviewed by the respective committees in executive session and reported to the board. The board meets in executive session to discuss the evaluation results, including input received from the committees. Following such discussion, the board takes action, either directly or with the assistance of management, to implement changes to board or committee policies or procedures as appropriate to address areas of concern identified in the evaluation process.

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RISK OVERSIGHT FUNCTION OF THE BOARD OF DIRECTORS:

Management is responsible for the day-to-day handling of risks our company faces, implementing and supervising risk management processes and policies and reporting regularly to the board and its committees. Our board of directors, as a whole and through its committees, has overall responsibility for the oversight of risk management. Currently, the audit committee of the board of directors has, and after the 2020 annual meeting of stockholders the risk committee will have, the primary responsibility for overseeing the company’s enterprise risk framework, evaluating the risk information provided by management and the risk management group and reporting to the full board of directors those material risks appropriate for escalation that might adversely affect the achievement of our strategic, financial, compliance, operational and enterprise objectives. Following establishment of the risk committee, the audit committee will continue to have primary responsibility for oversight of the integrity of the company’s financial statements, the qualification and independence of the independent registered public accounting firm, the performance of both the independent registered public accounting firm and our internal audit department, and other matters related to the company’s financial reporting and accounting processes and controls.

While the audit committee (and in the future, the risk committee) has primary responsibility for oversight of enterprise risk management, the compensation and nominating & corporate governance committees also consider risks within their respective areas or responsibility. The compensation committee reviews and takes into account risks related to compensation matters to ensure the design of our compensation programs align the interests of participants with those of our stockholders and provide safeguards against and do not promote excessive risk-taking by program participants. The nominating & corporate governance committee considers and addresses governance matters that could impact the company’s performance or reputation or that are of concern to stockholders, including, for example, board composition, corporate culture attributes and corporate responsibility and sustainability issues. To that end, the committee developed and continues to implement a board refreshment plan and uses the same diversity considerations as those contemplated by the “Rooney Rule” in its review of potential director candidates; receives reports from and advises management regarding the company’s sustainability and ESG strategies, policies and programs; seeks to assess and understand the company’s corporate culture by monitoring ethics training for associates and reviewing ethics-related complaints received and investigated by our ethics office; and promotes a positive culture by developing appropriate corporate governance guidelines, monitoring compliance with and enforcement of the company’s Code of Ethics, and supporting the company’s ethics-based approach to the conduct of its business.

Our risk management group consists of enterprise risk personnel, as well as dedicated personnel within each business segment. Collectively, this group works with the segment business leaders to identify, assess, respond to and monitor internal and external risks. Further, consideration is given to interrelated risks and emerging risk themes across the enterprise to provide an integrated risk view and enhanced reporting to the audit committee (and in the future, the risk committee) regarding key risks faced by the enterprise and highlighting those critical risks that may be appropriate for deeper review by the board of directors, based on a combination of the likelihood of occurrence of the risk, the potential impact of the risk and the presence of mitigating controls. This summary is provided to the audit committee (and in the future, the risk committee) and the board of directors and reviewed in-depth with the audit committee (and in the future, the risk committee) at least semi-annually. In addition, the board of directors is informed of each committee’s risk oversight and related activities through regular oral reports from each committee chair and committee meeting minutes are available for review by any director. Finally, on at least an annual basis, our board of directors reviews our long-term strategic plans, including discussion of strategic, operational and competitive risks.

For a discussion about risk oversight in our compensation program design, see “Assessment of Risk in Compensation Program Design” contained in Compensation Discussion and Analysis on page 23.

2020 Risk Committee
The primary function of the risk committee will be to assist our board of directors in fulfilling its oversight responsibilities with respect to:
•	our Enterprise Risk Management Framework, including our policies and practices relating to specific risk pillars to be specified in the risk committee charter;
•	our compliance with legal and regulatory requirements;
•	our capital, liquidity and funding strategy;
•	our risk appetite;
•	the performance of our chief risk officer; and
•	such other matters as may be specified in the risk committee charter.

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In addition, we anticipate that, per its charter, the risk committee will have sole responsibility to:
•	oversee our risk assessment and risk management practices, guidelines and policies;
•	review and recommend to the board for approval at least annually our Enterprise Risk Management Framework and Enterprise Risk Appetite Statement;
•	review, assess and report our operation within such framework based on established risk measurement methodologies and management’s monitoring and control of such risks;
•
review and discuss, in coordination with the risk committee of each of our wholly-owned bank subsidiaries, at least quarterly each bank’s risk assessment and management practices, guidelines and policies as well as liquidity, risk appetite, regulatory capital and ratios and internal capital adequacy assessment processes; and

•
review at least quarterly reports from each of the chief risk officer, chief security officer, general counsel, internal audit executive, human resources executive, chief financial officer or their designees and others as appropriate.

BOARD OVERSIGHT OF INFORMATION SECURITY, INCLUDING CYBER SECURITY AND DATA PRIVACY:

Protecting the privacy of our clients’ information and the security of our systems and networks has long been and will continue to be a priority at Alliance Data. The board of directors is committed to maintaining strong and meaningful privacy and security protections across the company. The audit committee has (and in the future, the risk committee will have) primary responsibility for overseeing the company’s risk management program relating to privacy and cybersecurity. To this end, the board and audit committee receive (and in the future, the risk committee will receive) regular updates on both privacy and cybersecurity matters. These reports focus on, among other things, the evolving threat environment, vulnerability assessments, specific cyber incidents and management’s efforts to stay current and comply with applicable privacy regulations and monitor, detect and prevent cyber threats to the company.

Data Privacy
We are committed to the responsible handling of personal information, and we balance our product development activities with a commitment to transparency, fairness and non-discrimination. We designed our multi-layered information security and data privacy programs and practices to ensure the security and responsible use of the information and data our stakeholders entrust to us. Our programs leverage third-party assessments and advice regarding best practices from consultants, peer companies and advisors. We closely track proposed privacy legislative and regulatory changes and adjust the program as the privacy landscape evolves.

Information Security, including Cybersecurity
Our information security program, based upon the NIST Cybersecurity Framework, deploys a defense-in-depth strategy to ensure that security is an integral part of our technology investment. An essential component of our program is a regular cadence of tabletop exercises, associate training, testing associates through phishing simulations, and retraining when necessary. We maintain an active network of collaboration with law enforcement, industry groups, Information Sharing and Analysis Centers, and peers in the areas of threat intelligence, response and detection, and program best practices. We continuously assess the risks and threats and dynamically adjust our program and investments as required.

CODE OF ETHICS:

We have adopted codes of ethics that apply to our senior financial officers, our board of directors and our associates. The Alliance Data Systems Code of Ethics for Senior Financial Officers, the Code of Ethics for Board Members and the Code of Ethics for associates and directors are posted on our website, found at http://www.alliancedata.com. A copy of each is also available upon written request directed to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of our code of ethics, if any, by posting such information on our website.

Director and director nominee Independence:

We have adopted general standards for determination of director independence that are consistent with the NYSE listing standards. For a director to be deemed independent, the board of directors must affirmatively determine that the director has no material relationship with us or our subsidiaries, affiliates or any member of our senior management or his or her affiliates. Our board of directors annually reviews the independence of its non-employee
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directors and we disclose the board’s determination in the proxy statement for each annual meeting of our stockholders. In making this determination, the board of directors considers relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and our company, our subsidiaries, affiliates and senior management, on the other hand. For relationships not covered by certain bright-line criteria set forth in the listing standards of the NYSE, the determination of whether the relationship is material and, therefore, whether the director would be independent, is made by the board of directors. Directors have an affirmative obligation to inform the board of directors of any material changes in their circumstances or relationships that may impact their designation as “independent.” Additional independence requirements established by the SEC and the NYSE apply to members of the audit committee and compensation committee.

The board of directors undertook a review of director independence and considered transactions and relationships between each of the director nominees and us (including our subsidiaries, affiliates and senior management). As a result of this review, the board of directors affirmatively determined that none of Ballou, Gerspach, Natarajan, Theriault, Tucker or Turney has a material relationship with us and, therefore, each is independent as defined by the rules and regulations of the SEC and the listing standards of the NYSE.

STOCKHOLDER ENGAGEMENT:

Stockholder engagement is an important part of our corporate governance practices. Our chief executive officer, chief financial officer and the chair of our board regularly engage in meaningful dialogue with our stockholders through our quarterly earnings calls, investor meetings and conferences and other channels for communication. In 2016, the chair of our board engaged stockholders collectively representing over one third of our outstanding shares to discuss our corporate governance structure and planning, to answer questions and to get a better understanding of investor perspective. During 2017, we used the information and viewpoints gathered in those discussions to help inform our governance practices, including the board refreshment plan developed and implemented by the nominating & corporate governance committee. In addition to the dialogue our executive leaders routinely have with stockholders, during 2019, members of our board, including the board chair, again engaged in direct discussions with representatives of some of our largest stockholders as part of our stockholder engagement program, ensuring an ongoing, constructive dialogue with investors to guide our corporate governance practices. Our chief executive officer is committed to frequent, transparent communication with our stockholders, and we expect our executive leaders as well as members of our board of directors to continue to dialogue with investors as part of our stockholder engagement program during 2020.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS:

We welcome and encourage stockholder communication with the board of directors. The board of directors provides a process for stockholders and interested parties to send communications to the board of directors or any individual director. Stockholders and interested parties may forward communications to the board of directors or any individual director through the Corporate Secretary. Communications should be addressed to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024. All communications will be compiled by the office of the Corporate Secretary and submitted to the board of directors or the individual directors on a periodic basis. The Corporate Secretary, however, reserves the right not to forward any abusive, threatening, or otherwise inappropriate communications. Stockholders and interested parties may also submit questions or comments, on an anonymous basis if desired, to the board of directors through our Ethics Helpline at (877) 217-6218. Concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of the audit committee and handled in accordance with our procedures with respect to such matters.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS:

On April 25, 2019, a majority of disinterested directors of the board considered and approved an exchange agreement with ValueAct Holdings, L.P. pursuant to which ValueAct Holdings, L.P. exchanged an aggregate of 1,500,000 shares of common stock, par value $0.01 per share, of the company, for an aggregate of 150,000 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share, of the company. Other than as described above, in the last fiscal year, the company has not entered into any transactions, and as of April 13, 2020, there are no proposed transactions, in which the company was, or is to be, a participant and in which any related person had or is expected to have a direct or indirect material interest.

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Our board of directors has adopted a written related party transactions policy, which prohibits us from entering into any “related party transaction” unless the audit committee approves such transaction in accordance with the guidelines set forth in the policy, or the transaction is approved by a majority of disinterested directors of the company. In approving any related party transaction, the audit committee must determine that the transaction is beneficial to the company and the terms of the related party transaction are fair to the company.

For purposes of our related party transactions policy, a related party is: (1) any director, director nominee or executive officer of the company, (2) any five percent or greater stockholder of the company or (3) any immediate family member of any of these persons. A “related party transaction” includes any transaction (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)), or series of related transactions, or any material amendment to any such transaction, in which the company, or any of its subsidiaries, is a participant, the aggregate amount of which exceeds $120,000 and in which the related party has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). Our related party transactions policy deems the following transactions to be pre-approved and does not require further review: (1) compensation of directors that has been approved in accordance with the compensation committee charter; (2) employment and compensation of an executive officer that has been approved in accordance with the compensation committee charter; (3) a transaction in which the interest of the related party arises solely from the ownership of a class of the company’s equity securities and all holders of that class receive the same benefit on a pro rata basis; (4) transactions involving certain indemnification payments and payments under directors and officers liability insurance policies; (5) a transaction in which the rates or charges involved therein are determined by competitive bids; (6) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and (7) certain company charitable contributions.

At each audit committee meeting, management shall recommend any related party transactions, if applicable, to be entered into by the company. After review, the audit committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the audit committee as to any material change to those approved transactions. The audit committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with related parties in related party transactions.

All related party transactions of which management is aware are required to be disclosed to the audit committee. If management becomes aware of an existing related party transaction that has not been pre-approved by the audit committee, management is required to promptly notify the chair of the audit committee and such transactions shall be submitted to the audit committee for its review and determination of whether to ratify such transaction. If management, in consultation with the company’s chief executive officer or chief financial officer, determines that it is not practicable to wait until the next audit committee meeting, the chair of the audit committee has the delegated authority during the period between audit committee meetings, to review and determine whether any such transaction should be approved, or ratified, as the case may be. The chair of the audit committee shall report to the audit committee any transactions reviewed by him or her pursuant to this delegated authority at the next audit committee meeting.

POLITICAL CONTRIBUTIONS AND ACTIVITY:

Engagement in political, legislative and regulatory processes can be important to the success of the company. The company has adopted a Political Contributions and Activity Policy that sets forth the ways by which the company and its associates may participate in political, legislative and regulatory processes. All political contributions and activities comply with applicable laws, and we disclose our contributions publicly as required by law. Eligible associates may also voluntarily participate in the political process by supporting the company’s non-partisan political action committee, the Alliance Data Political Action Committee, which is governed by comprehensive federal regulations that require the filing of reports with the Federal Election Commission among other reporting and disclosure requirements. Our general counsel provides compliance and oversight for the company’s political engagements. For further information, please see our Political Contributions and Activity Policy, available on our website at http://www.alliancedata.com.

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SUSTAINABILITY AND CORPORATE RESPONSIBILITY:

The nominating & corporate governance committee of our board of directors is responsible for overseeing and advising management on the company's corporate social responsibility and sustainability strategy, policies and programs. Alliance Data recognizes that to grow our business and prosper over time, we must meet the needs and evolving expectations of a broad range of stakeholders, including clients, customers, associates, stockholders, regulators, policy makers and our communities. The nominating & corporate governance committee will continue to work with management to further develop the company’s ESG policies and programs and provide transparent reporting on ESG metrics.

To help demonstrate that we operate ethically and with purpose, our sustainability strategy focuses on the following five areas that are critical to our success:

For 2020, we have identified responsible finance, prudent risk management, solid regulatory compliance and effective corporate governance as critical sustainability priorities, all of which create long-term stockholder value. Our annual Sustainability Reports and information on our initiatives are located on our website at http://www.alliancedata.com.
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01 /
PROPOSAL ONE:
election of directors

Our nominating & corporate governance committee evaluated and recommended to our board of directors, and our board of directors has nominated, the following seven individuals, Ralph J. Andretta, Roger H. Ballou, John C. Gerspach, Jr., Rajesh Natarajan, Timothy J. Theriault, Laurie A. Tucker and Sharen J. Turney, for election as a director, each to hold office for a term of one year until the annual meeting of stockholders in 2021 and until his or her respective successor is duly elected and qualified. With the exception of Mr. Gerspach and Mr. Natarajan, each of the director nominees is currently serving as a member of our board of directors. Mr. Gerspach and Mr. Natarajan were recommended to the nominating & corporate governance committee by executive management of the company and a third-party search firm, respectively.

The nominating & corporate governance committee and the board of directors determined that each nominee brings a strong and unique background and set of skills to our board of directors, enhancing, as a whole, our board of directors’ competence and experience in a variety of areas, including executive management and board service, internal controls and corporate governance, financial and accounting acumen, digital technology, data security and privacy, an understanding of industries in which we operate, including financial institutions and related risk management and regulatory compliance, as well as risk assessment and management. Specifically, in nominating these seven directors for election at the 2020 annual meeting of our stockholders, consideration was given to such directors’ past service on our board of directors and its committees, as applicable, and the information illustrated in our skills matrix and discussed in each of such directors’ individual biographies set forth below. Our board of directors recommends that our stockholders vote in favor of each of these director nominees.
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SKILLS MATRIX AND DESCRIPTION OF DIRECTOR KNOWLEDGE, SKILLS AND EXPERIENCE:

The matrix below provides information regarding our nominees’ knowledge, skills and experience that are most relevant in light of our company’s business, long-term strategies and risks. Additional description regarding each of these categories is available in the key following this matrix. All of the nominees listed in the matrix currently serve on our company’s board of directors, except Mr. Gerspach and Mr. Natarajan. Our nominees represent a broad range of backgrounds and experience, and each nominee possesses numerous competencies not identified below. The fact that a nominee is not designated as having a particular attribute does not indicate that the nominee does not possess that attribute or would not be able to make a meaningful contribution to the board’s decision-making or oversight in that area. Demographic information regarding our nominees is also included in the matrix.

		ANDRETTA	BALLOU	GERSPACH	NATARAJAN	THERIAULT	TUCKER	TURNEY
KNOWLEDGE, SKILLS & EXPERIENCE
	Accounting/Auditing/Risk Management	•	•	•		•	•
	Business Operations	•	•	•	•	•	•	•
	CEO/Executive Leadership	•	•	•	•	•	•	•
	Corporate Governance/Ethics		•				•	•
	Corporate Finance/Capital Management	•	•	•
	Financial Expertise/Literacy	•	•	•		•	•	•
	Human Capital/Compensation	•	•			•	•	•
	Independence		•	•	•	•	•	•
	Information Technology/Cybersecurity/Privacy	•	•		•	•	•
	International Operations	•	•	•	•	•	•	•
	Mergers & Acquisitions	•	•	•
	Other Public Company Board Experience		•			•	•	•
Relevant Industry Experience	Banking/Financial Services	•	•	•		•
	Business Services	•	•	•	•		•
	Data Processing				•	•
	e-Commerce/Digital	•			•	•	•	•
	Loyalty/Marketing	•	•				•	•
	Regulated Industry	•	•	•	•	•
	Retail	•				•	•	•
DEMOGRAPHICS
RACE/ETHNICITY (per the U.S. Census)
African American/Black
American Indian/Alaska Native
	Asian				•
Native Hawaiian/Pacific Islander
	White	•	•	•		•	•	•
Other
GENDER
	Male	•	•	•	•	•
	Female						•	•
	AGE (as of April 13, 2020)	59	69	66	50	59	63	63
	BOARD TENURE (Years Served as of June 9, 2020)	0	19	0	0	3	5	1
	OTHER PUBLIC BOARDS (Serving on as of April 1, 2020)	0	2	0	0	0	1	0

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Accounting / Auditing / Risk Management.

As a public company conducting business globally, our complex accounting and financial reporting functions are subject to a rigorous program of controls and procedures and our board plays an important role in oversight of our robust audit and enterprise risk management organizations. Directors with experience in these areas are critical to evaluating and providing effective oversight of our financial statements and financial reporting and our management of the risks inherent in our business operations.

Human Capital / Compensation.

The success of our enterprise depends in part on our ability to attract, retain and develop top leaders and a high-performing workforce in markets that are highly competitive for available talent. Directors who have board-level experience with public company executive compensation and broad-based incentive planning, or who have managed or overseen the human resources/compensation function at an operating company help position our company for success in these areas.

Business Operations.

Our business is complex, employing over 8,500 associates and using sophisticated technologies to provide data-driven marketing and loyalty solutions to large, consumer-based businesses in a variety of industries across the globe. Directors with "hands-on" experience developing and implementing operating plans and business strategies at companies with similarly sophisticated business operations have a practical understanding of how such organizations operate in increasingly sophisticated and disruptive competitive environments.

Independence.

Independent directors are uniquely situated to provide unbiased oversight of our management and to work with our senior leaders to develop our company's strategic plans. Our board currently consists of, and if all of the nominees to serve on the board are elected at the annual meeting, will continue to consist exclusively of independent directors, other than the CEO. All directors currently serving on the board's audit, compensation and nominating & corporate governance committees are independent, and if all of the nominees to serve on the board are elected at the annual meeting, each of those committees will continue to be populated exclusively by independent directors.

CEO / Executive Leadership.

Executive leaders have an understanding of organizations and the drivers of individual and team growth and development. Directors with experience serving as a CEO or senior executive enhance the board's perspective of our organization's operations and challenges.

Information Technology / Cybersecurity / Privacy.

Our data-driven business depends on the effective use of complex information technology systems, the safeguarding of data from cybersecurity risks and the protection and responsible, transparent use of consumer data in accordance with applicable privacy regulations and good stewardship practices. Directors with experience implementing or overseeing sophisticated technology and technology strategies, the management and mitigation of cybersecurity risks and compliance with privacy regulations help ensure proper risk management and oversight of these important drivers of our business.

Corporate Governance / Ethics.

We are an ethics-driven organization, and our board – and in particular the nominating & corporate governance committee – provides a foundation for and oversight of our integrity-based culture. Our board's good governance practices and our company's focus on ESG matters and sustainability benefit from directors who are well-informed with respect to today's dynamic governance and ethics environment and who have experience serving on the nominating & corporate governance or comparable committees of other boards.

International Operations.

We conduct business worldwide and have associates and offices in many countries located outside of the United States. The quality of our board's oversight and strategic guidance is enhanced by directors whose understanding of diverse business environments, economic conditions and cultures has been informed by service as a director or senior leader at one or more companies with international operations.

Corporate Finance / Capital Management.

Our corporate finance activities include debt and equity market transactions and stock repurchase programs. We allocate capital in various ways to run our operations, grow our business and return value to stockholders. Director experience in these areas is important for effective oversight of our company's financial affairs.

Mergers & Acquisitions.

We have a history of undertaking significant acquisitions and dispositions and may continue to do so in the future. Board members with experience in material M&A transactions enhance the decision-making underlying strategic M&A activities and ensures informed oversight of the processes attendant to completing complex transactions.

Financial Expertise / Literacy.

Our business involves complex financial transactions, accounting and reporting requirements. Directors with an understanding of finance and financial reporting processes are able to effectively monitor and assess our operating and strategic performance and ensure accurate financial reporting and robust controls. All of our nominees are financially literate and two of our nominees satisfy the "accounting or related financial management expertise" criteria set forth in the New York Stock Exchange listing standards.

Other Public Company Board Experience.

Public companies must comply with a variety of complex accounting, disclosure and other compliance obligations, and public company boards have significant oversight and other duties. Directors with experience serving on the boards and board committees of other public companies understand public company reporting responsibilities, corporate governance trends and practices and other issues commonly faced by public companies, and have insight into board operations, board/management relations, agenda setting, succession planning and other board duties and activities.

Relevant Industry Experience.

Our board's nominating & corporate governance committee uses a skills matrix to identify the diverse skills and experience our board needs to address the dynamic environment in which we operate our business. Directors with experience in industries in which we or our customers operate provide us with a better understanding of the challenges and opportunities facing our business.

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The following sets forth information regarding each director nominee, including proposed committee memberships.

Name**	Independent	Committee Membership
		Audit	N&CG	Compensation	Risk
Ralph J. Andretta
Roger H. Ballou (Chair)	✔	✔
John C. Gerspach, Jr.	✔	Chair*			*
Rajesh Natarajan	✔		*		*
Timothy J. Theriault	✔	✔		✔	Chair
Laurie A. Tucker	✔		Chair	✔
Sharen J. Turney	✔		✔	Chair
*
If Messrs. Gerspach and Natarajan are elected as directors at our 2020 annual meeting of stockholders, our board of directors expects to appoint Mr. Gerspach to chair the audit committee and serve on the risk committee and Mr. Natarajan to serve on the nominating & corporate governance and risk committees.

**
Messrs. Anderson and Minicucci currently serve as chair of the compensation committee and chair of the board, respectively, but are not listed in the table above as they are not standing for re-election as directors at the annual meeting. See “Directors Not Standing for Re-Election” on page 18.

Ralph J. Andretta / President • Chief Executive Officer • Age: 59
Mr. Andretta, president and chief executive officer, joined us in February 2020, and has served as a director since that date. From 2011 to November 2019, Mr. Andretta served as managing director and head of US Cards for Citigroup and prior to that, he held positions in charge of loyalty, co-brand and product development. From 2010 to 2011, Mr. Andretta served as a global affinity and international card executive at Bank of America. Prior to that, Mr. Andretta served 18 years with American Express. Mr. Andretta holds a Bachelor’s degree in accounting and finance from Siena College. Mr. Andretta’s role as our current chief executive officer provides a link to the company’s management and a unique level of insight into the company’s operations. His financial, capital allocation and global operations experience together with his expertise in the banking and financial services, data and loyalty/marketing industries add important and relevant diversity to the board’s overall mix of skills, and the board of directors believes Mr. Andretta is well-qualified for re-election as a director.

Roger H. Ballou / Chair of the Board • Audit Committee • Age: 69
Mr. Ballou has served as a director since February 2001. Mr. Ballou served as the chief executive officer and a director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, from October 2001 until January 2011. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc. Mr. Ballou served as a director of Fox Chase Bank from 2005 until 2016. Mr. Ballou is currently a director of RCM Technologies, Inc. and Univest Financial Corporation. Mr. Ballou holds a Bachelor’s degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth. Mr. Ballou’s qualifications include executive and/or board-level experience in the banking, financial services, business services, data and marketing industries and information technology, financial, global operations and M&A expertise and service on public company boards, including as a member or chair of public company audit, compensation and nominating and corporate governance committees. Our board of directors values Mr. Ballou’s significant executive and public company board experience as well as his audit committee financial expertise which, together with his global operations, banking and other relevant industry experience, strengthen and diversify the board’s mix of skills, and the board believes Mr. Ballou is well-qualified for re-election as a director.

John C. Gerspach, Jr. / Audit Committee (Chair) • Risk Committee • Age: 66
Mr. Gerspach is a nominee for director. Mr. Gerspach served as the chief financial officer of Citigroup, Inc. from 2009 to 2019 and was employed by Citigroup, Inc. in various capacities of increasing experience and responsibilities since 1990. Prior to that, he served as the chief financial officer of Penn Central Industries Group from 1986 to 1990, comptroller of the defense contracting group at ITT Corporation from 1980 to 1986, and in various roles with Arthur Andersen & Company at the beginning of his career. Mr. Gerspach served as a member of the Financial Accounting Standards Advisory Council (FASAC) from 2010 to 2013. Mr. Gerspach holds a Bachelor’s degree in accountancy from the University of Notre Dame and was a Certified Public Accountant in the State of New York from 1977 to 2019. Mr. Gerspach’s qualifications include executive-level experience in the banking and financial services industry for a global corporation, including roles in audit, accounting, risk

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management and international operations. Our board of directors believes Mr. Gerspach’s expertise, particularly with respect to banking, financial, audit, risk management and global operations, will benefit our business and the board’s overall mix of skills, making him well-qualified for election as a director.

Rajesh Natarajan / Nominating & Corporate Governance Committee • Risk Committee • Age: 50
Mr. Natarajan is a nominee for director. Mr. Natarajan has served as the executive vice president and chief product and technology officer of Ancestry.com since February 2017. He served in senior leadership positions with increasing responsibility in the areas of technology and product development at Intuit, Inc. from 2014 to 2017, including as senior vice president and chief information security and fraud officer, and at PayPal Holdings, Inc. from 2006 to 2014, including as vice president, platform engineering and operations. Prior to that, Mr. Natarajan was employed by Sabre Holdings Corporation, where he served in various management positions with increasing responsibility in the area of technology from 1995 to 2006, to include as an early member of the development team that founded Travelocity.com. Mr. Natarajan holds a Bachelor’s degree in mechanical engineering from Jawaharlal Nehru Technology University in India and a Master’s degree in industrial engineering from Clemson University. Mr. Natarajan’s qualifications include executive experience in roles requiring expertise in information technology, cyber-security, engineering, operations and product development. Our board of directors believes Mr. Natarajan’s expertise, particularly with respect to business operations, technology development, information technology and cyber-security, will benefit our business and the board’s overall mix of skills, making him well-qualified for election as a director.

Timothy J. Theriault / Audit Committee • Compensation Committee • Risk Committee (Chair) • Age: 59
Mr. Theriault has served as a director since October 2016. Mr. Theriault served as an advisor to the chief executive officer of Walgreens Boots Alliance, Inc. from June 2015 until November 2016. Prior to that, he served as executive vice president and global chief information officer of Walgreens Boots Alliance, Inc. from July 2014 to June 2015. He served in senior leadership positions with increasing responsibility at Walgreen Co. from October 2009 to July 2014, including as senior vice president and chief information, innovation and improvement officer. Prior to that, Mr. Theriault was employed by Northern Trust Corporation, where he served in various executive and management positions with increasing responsibility in the area of information technology from May 1991 to October 2009 and July 1982 to October 1989. Mr. Theriault served as director of end user computing and advanced technologies for S. C. Johnson & Son, Inc., from October 1989 to May 1991. He currently serves as a director of Wellmark Blue Cross and Blue Shield. Mr. Theriault previously served as a director of Vitamin Shoppe, Inc. from 2016 until its acquisition in 2019 and of the Depository Trust Clearing Corporation. Mr. Theriault holds a Bachelor’s degree from Illinois State University and completed the Harvard Business School advanced management program. Mr. Theriault brings significant expertise in information technology and cyber-security to our board. Together with his financial sophistication, banking, global operations, risk management and compensation experience gained as a senior executive in the financial services, health care and retail industries and service on public company boards, including as a member of public company audit and compensation committees, Mr. Theriault’s expertise and experience broaden the board’s skill set and enhance its ability to understand and oversee risk, including those associated with information technology, cyber-security and bank regulatory matters. The board of directors believes Mr. Theriault is well-qualified for re-election as a director.

Laurie A. Tucker / Compensation Committee • Nominating & Corporate Governance Committee (Chair) • Age: 63
Ms. Tucker has served as a director since June 2015. Ms. Tucker has served as the founder and chief strategy officer for marketing consultancy firm, Calade Partners LLC since January 2014. Ms. Tucker served as the senior vice president-corporate marketing of FedEx Services, Inc., a subsidiary of FedEx Corporation, a public company engaged in transportation, e-commerce and business services, from 2000 to 2013 and was employed by FedEx in various capacities of increasing experience and responsibilities since 1978. Ms. Tucker currently serves as a director of Forward Air Corporation. Ms. Tucker holds a Bachelor’s degree and an MBA from the University of Memphis. Ms. Tucker’s qualifications include financial and compensation expertise, global operations experience and strong leadership skills developed as a public company board member, including as a member of public company audit, compensation and nominating and corporate governance committees, and as a senior executive serving in various roles at a large multinational public company. These credentials, together with her expertise and experience in e-commerce, retail, technology, customer service and corporate marketing, add significant value to the board of directors and make Ms. Tucker a well-qualified candidate for re-election as a director.

Sharen J. Turney / Compensation Committee (Chair) • Nominating & Corporate Governance Committee • Age: 63
Ms. Turney has served as a director since June 2019. Ms. Turney has served as the chief executive officer of Russia-based jeans brand Gloria Jeans since November 2018 and as a director of Sweden-based designer sock and underwear brand Happy Socks AB since January 2018. She served as president and chief executive officer of Victoria’s Secret, a division of publicly-traded national retailer L Brands, Inc., from July 2006 until February 2016, and as president and chief executive officer of Victoria’s Secret Direct, the brand’s catalogue and e-commerce arm, from May 2000 until July 2006. Prior to that, Ms. Turney served for 10 years in

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various executive roles including president and chief executive officer of Neiman Marcus Direct, the direct marketing division of luxury brand retailer Neiman Marcus Group. Ms. Turney served as a director of M/I Homes, Inc. from January 2011 until February 2018, a director of FULLBEAUTY Brands from July 2016 to September 2018 and a director of Nationwide Children’s Hospital, Inc., including as chairman of the board of its Research Institute, from 2012 to 2018. She holds a Bachelor’s degree from the University of Oklahoma and serves on the Baker Retailing Center Industry Advisory Board at Wharton School at the University of Pennsylvania. Ms. Turney has also served as an advisor to several retailers and technology companies. Ms. Turney’s qualifications include executive and/or board-level experience in the retail industry, including as an executive officer of a Fortune 500 fashion retailer, loyalty, marketing and digital/e-commerce expertise, global operations experience, service on public company boards, including as a member of public company compensation and nominating and corporate governance committees, financial expertise and executive leadership at companies operating in industries relevant to our business. Our board of directors believes Ms. Turney’s expertise, particularly with respect to her retail and digital/e-commerce marketing experience, will benefit our business and enhance our understanding of our customers’ businesses, making her well-qualified to serve on our board.

John J. Chesnut and Laura Santillan, and each of them, as proxies, will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a majority of the votes cast, in person or by proxy. This means that the seven nominees will be elected if they receive more “For” votes than “Against” votes. In accordance with Section 3.3.1 of our bylaws, any nominee who is currently serving as a director and does not receive a majority of votes cast shall immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken. The board of directors will publicly disclose its decision to accept or reject such resignation and its rationale within 90 days from the date of certification of the director election results.

✔ The board of directors recommends that stockholders vote FOR the election of each of the seven director nominees.

DIRECTORS NOT STANDING FOR RE-ELECTION:

Despite each of Messrs. Anderson’s, Jensen’s and Minicucci’s extensive qualifications and experience, as part of a multi-year board succession plan and as Messrs. Anderson and Jensen exceed the retirement age in our corporate governance guidelines, Messrs. Anderson, Jensen and Minicucci are not standing for re-election at the 2020 annual meeting.

Mr. Anderson co-founded the investment firm Welsh, Carson, Anderson & Stowe, or WCAS, and Mr. Minicucci served in various capacities at WCAS, a founding stockholder of the company that facilitated the initial public offering of our common stock in June 2001. Each of Messrs. Anderson, Jensen and Minicucci has served as a director since our inception or prior to our initial public offering, and the board and management wish to thank them for their significant contributions during their service on the board. Mr. Anderson has served as a director for nearly 24 years, including, most recently, as chair of the compensation committee. Mr. Jensen has served as a director for 19 years, including long-term service as a member of the audit committee. Mr. Minicucci has served as a director for nearly 24 years, including as lead director since 2002 and since 2009 as our only non-executive chair of the board.
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EXECUTIVE OFFICERS

•	Ralph J. Andretta / President • Chief Executive Officer • Director • Age: 59
Mr. Andretta’s biographic information appears under Proposal One: Election of Directors in this proxy statement.

•	John J. Chesnut / Senior Vice President • Treasurer • Age: 47

Mr. Chesnut, senior vice president and treasurer, joined us in October 2010 and assumed his current position in May 2015. Prior to assuming his current position, he served as vice president, treasury and corporate development. Before joining the company, he served in strategic and operating roles at Anheuser-Busch from 2004 to 2009. Prior to that, he served as the assistant controller of Builders FirstSource, Inc. and he started his career at Price Waterhouse in 1994. Mr. Chesnut holds a Bachelor’s degree in accounting and honors business from the University of Texas at Austin and an MBA from the Kellogg School of Management at Northwestern University. Mr. Chesnut is a Certified Public Accountant in the state of Texas.

•	Charles L. Horn / Executive Vice President • Senior Advisor • Age: 59

Mr. Horn, executive vice president and senior advisor, joined us in December 2009 and assumed his current position in February 2020. Prior to assuming his current position, Mr. Horn served as an executive vice president and vice chairman from June 2019 to February 2020 and also served as acting chief executive officer from November 2019 to February 2020. Prior to that, he served as an executive vice president and chief financial officer. From 1999 to November 2009, he served as senior vice president and chief financial officer for Builders FirstSource, Inc. From 1994 to 1999, he served as vice president, finance and treasury, for the retail operations of Pier 1 Imports, Inc. and as executive vice president and chief financial officer of Conquest Industries from 1992 to 1994. Mr. Horn served as a director and the chair of the audit committee of Moody National REIT I, Inc. from 2012 until 2017 when it was acquired by Moody National REIT II, Inc. where Mr. Horn is currently a director and the chair of the audit committee. Mr. Horn holds a Bachelor’s degree in business administration from Abilene Christian University and an MBA from the University of Texas at Austin. Mr. Horn is a Certified Public Accountant in the state of Texas.

•	Timothy P. King / Executive Vice President • Chief Financial Officer • Age: 57

Mr. King, executive vice president and chief financial officer, joined us in June 2010 and assumed his current position in June 2019. Prior to assuming his current position, he served as chief administrative officer and chief financial officer for our Card Services segment. Before joining the company, Mr. King served as vice president and director of finance at HSBC from January 2001 to June 2010. Prior to that, from April 1995 to January 2001, he served as first vice president at MBNA. Mr. King holds a Bachelor’s degree from Colorado College and an MBA from the Amos Tuck School of Business at Dartmouth College. Mr. King holds a master of accountancy and was a Certified Public Accountant.

•	Joseph L. Motes III / Executive Vice President • Chief Administrative Officer • General Counsel • Secretary • Age: 58

Mr. Motes, executive vice president, chief administrative officer, general counsel and secretary, joined us in July 2015 and assumed his current executive vice president and chief administrative officer position in June 2019 while continuing as general counsel and secretary. Before joining the company, Mr. Motes was with Akin, Gump, Strauss, Hauer & Feld, LLP for nearly 20 years, and was the partner and lead relationship manager for Alliance Data. Mr. Motes holds a Bachelor’s degree in geology from Trinity University and a J.D. from Southern Methodist University Dedman School of Law, where he served as editor-in-chief of the SMU Law Review.

•	Laura Santillan / Senior Vice President • Chief Accounting Officer • Age: 48

Ms. Santillan, senior vice president and chief accounting officer, joined us in February 2004 and assumed her current position in February 2010. Ms. Santillan has served in various capacities of increasing responsibility, most recently as vice president, finance since October 2007 and senior vice president, finance since December 2009. Before joining the company, she served as senior manager of reporting for Dresser, Inc. from February 2002 to February 2004 and director of financial reporting for Wyndham International, Inc. from 1997 to 2002. Prior to that, she was with Ernst & Young LLP from 1993 to 1997. Ms. Santillan holds a Bachelor’s degree from Southern Methodist University and is a Certified Public Accountant in the state of Texas.

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COMPENSATION
COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report has been furnished by the current members of the compensation committee.

Bruce K. Anderson, Chair
Roger H. Ballou
Robert A. Minicucci
Sharen J. Turney
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COMPENSATION
DISCUSSION AND ANALYSIS

OVERVIEW:

We consider our total executive compensation package integral to our ability to grow and improve our business. In determining appropriate compensation for our executive officers, the compensation committee uses the philosophies and methodologies described in this Compensation Discussion and Analysis. By design, we have tailored, with the guidance of external compensation consultants, a mix of compensation elements appropriate for our business. Our executive compensation program is structured at competitive levels and is designed to reward executive officers when the company achieves above industry-average performance. Our program, however, is also structured to significantly reduce rewards for performance below expectations. In certain instances, additional compensation considerations may be essential to enable the compensation committee to attract and retain the right leaders to guide and execute strategic initiatives in critical periods or challenging business environments. The compensation committee believes that this holistic approach will attract, retain and motivate executive officers with the quality and profile required to successfully lead the company and each of its segments in our highly competitive and evolving industries.

Our compensation programs, practices and policies are reviewed and evaluated on an ongoing basis to address evolving best practices and changing regulatory requirements. We list below some of the more significant best practices we have adopted and the practices we have avoided.

What We Do	What We Don’t Do
✔ Performance-Based Pay.
We emphasize pay for performance. In 2019, executive compensation included both non-equity and long-term equity components tied to performance.

✔ Independent Compensation Committee.
Each member of our compensation committee meets the independence requirements under SEC rules and NYSE listing standards.

✔ Independent Compensation Consultant.
The compensation committee engages an independent compensation consultant.

✔ Clawback Provisions.
Our equity incentive plans include provisions that allow us to “clawback” executive incentive compensation in certain circumstances.

✔ Double-Trigger Change in Control.
We use double trigger acceleration provisions upon a change in control in our equity incentive plans.

✔ Significant Stock Ownership.
Our non-employee directors and executive officers have significant stock ownership requirements.

✔ Balanced Compensation Structure.
We utilize a balanced approach to compensation, combining fixed and variable, short-term and long-term, and cash and equity components.

✗ No Pledging of our Securities.
Our non-employee directors and executive officers are prohibited from holding company securities in a margin account or otherwise pledging company securities as collateral for a loan.

✗ No Hedging of our Securities.
Our non-employee directors, executive officers and associates are prohibited from engaging in hedging transactions with respect to our securities.

✗ No Excessive Perquisites.
We provide only limited perquisites to our executive officers.

✗ No Speculative Trading.
Our non-employee directors and executive officers are prohibited from trading in puts or calls or engaging in short sales with respect to our securities.

✗ No Tax Gross-Up Provisions.
We have no excise tax gross-up arrangements with any of our executive officers or associates and we have a policy prohibiting entry into such arrangements in the future.

✗ No Employment or Change in Control Agreements.
We do not have employment agreements or change in control agreements with our executive officers.

✗ No Excessive Risk-Taking.
We regularly review our compensation program to ensure that the program does not promote unnecessary or excessive risk-taking.

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Key Executive Management Changes in 2019
The board of directors implemented a leadership transition in 2019 pursuant to succession planning undertaken in anticipation of the divestiture of our Epsilon® segment, which was completed on July 1, 2019, and additional initiatives designed to simplify the company’s narrative and focus capital on our highest earning and growth assets. The culmination of this leadership transition resulted in the following changes to our named executive officers, or NEOs, for 2019 as described in additional detail below.

2019 Named Executive Officers	Current Executive Officers	Former Executive Officers

John J. Chesnut
Senior Vice President and Treasurer

Charles L. Horn
Executive Vice President and Senior Advisor
(Acting Chief Executive Officer at 12/31/2019)

Timothy P. King
Executive Vice President
and Chief Financial Officer

Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Laura Santillan
Senior Vice President
and Chief Accounting Officer

Edward J. Heffernan
Former President and Chief Executive Officer

Bryan J. Kennedy
Former Executive Vice President
and President, Epsilon

Melisa A. Miller
Former President and Chief Executive Officer and Former Executive Vice President
and President, Card Services

Bryan A. Pearson
Former Executive Vice President
and President, LoyaltyOne

CEO Succession.  On June 5, 2019, the board of directors appointed Ms. Miller, who previously led our Card Services segment as president for 8 years, as president, chief executive officer and a director, succeeding Mr. Heffernan, who resigned from those positions. On November 18, 2019, as part of our business transformation, the company announced that Ralph J. Andretta would be appointed president, chief executive officer and a director effective February 3, 2020. On the same date, Ms. Miller resigned from those positions and transitioned to an advisory role with the company through February 16, 2020. Mr. Horn, who transitioned from executive vice president and chief financial officer to executive vice president and vice chairman of the company in June 2019, served as acting chief executive officer during the interim period pending Mr. Andretta’s appointment.

CFO Succession.  Effective June 5, 2019, Mr. King succeeded Mr. Horn as executive vice president and chief financial officer. Prior to this appointment, Mr. King was the chief financial officer for our Card Services segment. In July 2018, Mr. Horn announced his planned retirement in 2019, but has been appointed and continued to serve in various roles through the company’s transformation as described above. Following Mr. Andretta’s appointment in February 2020, Mr. Horn continues to serve as executive vice president and senior advisor with a focus on international operations, operating efficiencies and strategic initiatives.

Other Executive Management Transitions.  On June 5, 2019, Mr. Motes was appointed executive vice president and chief administrative officer while continuing his roles as general counsel and secretary. On July 1, 2019, Mr. Kennedy transitioned to Publicis Groupe S.A. upon completion of the divestiture of our Epsilon segment. On August 9, 2019, the company announced the departure of Mr. Pearson, executive vice president and president, LoyaltyOne®, as a continuing part of the company’s initiatives to improve operational efficiencies within the LoyaltyOne segment. With the departure of the former presidents of each segment, the divestiture of our Epsilon segment and the restructuring of management to integrate the former corporate holding company structure to achieve operational efficiencies across the company, the board of directors selected each of Joseph L. Motes III, Laura Santillan and John J. Chesnut, whose roles each expanded as a result of the integration process, to be named executive officers for 2019.

Objectives of Compensation
The objectives of our executive compensation program are to compete for top executive talent to lead our company and complete strategic initiatives, to retain current executive officers, to reward our executive officers for meeting
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our growth and profitability objectives and to align the interests of our executive officers with those of our stockholders. Total direct compensation for our executive officers in 2019 was a combination of three components:

We use each component of compensation to satisfy one or more of our compensation objectives. The compensation committee places a significant portion of the overall target compensation for our executive officers “at risk” in the form of performance-based non-equity incentive compensation and long-term equity incentive compensation, without encouraging excessive or unnecessary risk-taking. According to the survey results provided by our external executive compensation consultant, our target percentage of executive compensation “at risk” for 2019 was consistent with our proxy peer group.

Retention.  We believe that continuity in our executive leadership is critical to long-term success. To encourage executive retention and foster a focus on long-term results, the vast majority of the long-term equity incentive compensation granted to our executive officers is subject to multi-year vesting schedules. In addition, the compensation committee has occasionally granted special retention awards designed to encourage retention of our executive officers. Further details of these compensation practices are included on page 27 under the caption “Elements of Executive Compensation.”

Pay for Performance.  Historically, we have tracked metrics such as revenue growth, income before income taxes, or EBT, growth, adjusted EBITDA growth and core earnings per share, or core EPS, growth. In 2017, we added relative total stockholder return, or rTSR, as a tangible and objective metric to evaluate our performance against the performance of other companies and to align the interests of our NEOs and other executive officers with the interests of our stockholders in creating long-term value. The compensation committee selects target performance measures for performance-based non-equity incentive compensation and long-term equity incentive compensation that it believes are integral to achievement of these and other growth and profitability objectives. This performance-based compensation generally pays out or vests only upon achievement of a threshold performance target. Further details of these compensation practices are included on page 27 under the caption “Elements of Executive Compensation.”

Assessment of Risk in Compensation Program Design.  The compensation committee reviewed the design of our compensation program for both our executive officers and other officers and key contributors who receive performance-based compensation and assessed the potential for our compensation program to encourage excessive risk-taking. The compensation committee considered the following characteristics of our compensation program, among others:
•	a balance of both short- and long-term performance-based incentive compensation;
•
a balance within equity incentive compensation of both time-based restricted stock units and performance-based restricted stock units, some of which may also be subject to further time-based vesting restrictions;

•	the use of multiple performance metrics in incentive compensation, including the use of both consolidated and segment-specific performance measures;
•	the definition of performance metrics at the beginning of the performance period;
•	inclusion of maximum payout limitations under our omnibus incentive plans;
•	stock ownership guidelines applicable to certain key executives;
•	standardized equity grant and forfeiture procedures;
•	ability of the compensation committee to apply negative discretion in determining payouts for incentive compensation; and
•	clawback provisions contained in various executive compensation plans and agreements.

As a result of this review, the compensation committee believes that the design of our compensation program provides multiple, effective safeguards against and does not promote unnecessary or excessive risk-taking that is reasonably likely to have a material adverse effect on Alliance Data.

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Prohibitions on Hedging and Pledging of Our Securities.  Our insider trading policies prohibit directors, executive officers and associates, together with certain of their family members and controlled entities, from engaging in hedging transactions with respect to our securities. These prohibited transactions include the use of financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, that are designed to hedge or offset any decrease in market value of such person’s holdings in our equity securities. Furthermore, our insider trading policies prohibit directors, executive officers and designated associates, together with certain of their family members and controlled entities, from (i) trading in puts, calls or other derivative securities; (ii) engaging in short sales with respect to our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities as collateral for a loan. These policies help to ensure that the interests of our directors, executive officers and associates remain aligned with those of our other stockholders.

Clawback Provisions.  Under the 2015 Omnibus Incentive Plan, 2010 Omnibus Incentive Plan and, if approved, the 2020 Omnibus Incentive Plan, if our financial statements are required to be restated due to errors, omissions, fraud or misconduct, the compensation committee may direct the company to recover all or a portion of any award or any past or future compensation from any participant or former participant with respect to any fiscal year of the company for which financial results are negatively affected by such restatement. Such recoveries will be limited to those participants or former participants who had knowledge or reasonably should have had knowledge of such errors, omissions, fraud or misconduct and failed to take reasonable steps to bring it to the attention of the appropriate individuals, or who personally and knowingly engaged in practices that materially contributed to the restatement. Further, under the 2015 Omnibus Incentive Plan, 2010 Omnibus Incentive Plan, the 2005 Long Term Incentive Plan and, if approved, the 2020 Omnibus Incentive Plan, the compensation committee has the authority to cancel or require repayment of an award in the event a participant or former participant breaches any non-solicitation, non-competition or confidentiality agreement entered into with us.

Alignment with Stockholders.  We believe that our executive officers should maintain at least a minimum position in our common stock so that their interests are aligned with those of our stockholders. Our stock ownership guidelines require our executive officers to maintain an investment position in our common stock equal to a multiple of his or her base salary within five years from the January 1st following the time an executive officer becomes subject to the stock ownership guidelines.

As of April 13, 2020, all current NEOs have holdings that meet or exceed the guidelines, except for Messrs. King and Motes, who have not yet reached their respective guideline compliance date and Mr. Horn, who had notified the company of his intention to retire from his position as executive vice president and chief financial officer in 2019, but has continued his service as part of the company’s leadership transition at the request of the board of directors and has not received a stock award as part of his compensation.

2019 “Say-on-Pay” Advisory Vote on Executive Compensation.  At our 2019 annual meeting of stockholders, stockholders expressed substantial support at 93% approval for the “say-on-pay” advisory vote on the compensation of our NEOs. We believe these results represent strong investor support for our overall compensation philosophy and decisions. The compensation committee evaluated the results of the 2019 “say-on-pay” vote together with the other factors discussed in this Compensation Discussion and Analysis, including the committee’s assessment of retention of executives, alignment of performance targets with growth and profitability objectives and the analysis of pay practices of our proxy peer group, each of which is evaluated in the context of the committee’s fiduciary duty to act as such directors determine is in the best interests of our stockholders. Based on its analysis, the compensation committee did not make any changes to the executive compensation program or policies as a direct result of the 2019 “say-on-pay” advisory vote, but continued its utilization of multiple performance-based metrics, including a metric with a multi-year performance period for 2020. See “Looking Forward: Fiscal Year 2020 Long-Term Incentive Compensation” on page 31.

We currently provide stockholders an annual “say-on-pay” advisory vote on the compensation of our NEOs and will continue to do so through our next stockholder advisory vote regarding the frequency of holding advisory votes on executive compensation, which will be no later than our annual meeting of stockholders in 2023.

Determining Compensation
Role of the Compensation Committee.  The compensation committee reviews and approves the compensation for
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our non-CEO executive officers, and, together with the other independent directors, approves the compensation of our chief executive officer. The compensation committee typically sets the total direct compensation for our executive officers immediately prior to the beginning of each year. This timing allows us to consider the performance of the company and each potential recipient in the prior year, as well as expectations for the upcoming year. Performance-based non-equity incentive compensation and long-term equity incentive compensation targets and scales are established and grants are awarded as early as practicable in the year, contingent upon the availability of the prior year’s financial results, in order to maximize the time period over which the applicable performance incentives apply. Consistent with our practice of granting equity-based awards for new hires, promotions and associates that have joined the company as a result of a merger or acquisition on a date certain each month (currently the 15th of each month or the next business day), long-term equity incentive compensation awards for executive officers are made on February 15 (or the next business day) of each year, or such other pre-determined date following release of the company’s earnings for the prior fiscal year as is appropriate. In the event there exists material information that we have not yet disclosed, the compensation committee may delay or defer the grant of any equity-based awards until all disclosures are current. Material changes to pay levels for individuals are typically made only upon a significant change in job responsibilities.

During this year of leadership transition, the compensation committee, or with respect to the CEO, the board of directors, approved compensation levels in late 2019 for those NEOs who were established prior to the leadership transition and for each newly designated NEO at the time of their transition or shortly thereafter. For our new NEOs named in this leadership transition, their compensation, prior to consideration by the compensation committee or the board, remains consistent with our philosophy of compensating all associates on a competitive basis with a mid-market target for all skilled positions in all geographic locations based on relevant peer or industry group data. Some amounts may be higher or lower based on factors such as skill levels, performance, seniority, workload, span of control, retention considerations and institutional knowledge. For additional information on the process for establishing compensation, see “Elements of Executive Compensation” on page 27 and “Competitive Considerations” below.

Role of the Chief Executive Officer.  Typically, our chief executive officer makes compensation recommendations to the compensation committee with respect to our non-CEO executive officers. The compensation committee may accept or adjust the chief executive officer’s recommendations in its sole discretion and also makes a recommendation regarding the chief executive officer’s compensation to the full board of directors. The chief executive officer does not make any recommendations to the compensation committee or to the board of directors relating to performance measures, targets or similar items that affect their own compensation. Moreover, the chief executive officer recuses themself from discussions of their own compensation during board of directors and compensation committee meetings.

Role of the Compensation Consultant.  In 2019, the compensation committee directly engaged the assistance of an external executive compensation consultant, Meridian Compensation Partners, LLC, or Meridian, for their industry knowledge and experience in advising on executive compensation matters. The compensation committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meridian. In particular, Meridian assisted the compensation committee in 2019 with competitive market analysis, peer assessment, consultation and review of compensation policies and practices.

Competitive Considerations
In determining appropriate levels of compensation, the compensation committee considers the competitive market for talent and compensation levels provided by comparable companies to minimize significant differences that could negatively impact our ability to attract and retain exceptional executive officers. As mentioned above, the compensation committee engaged Meridian to, among other things, assist with competitive market analysis and peer assessment. For conducting market review, Meridian formed and surveyed two data sets: a general industry group and a proxy peer group. The general industry group encompasses companies of similar size based on revenue. The proxy peer group consists of public companies that are currently monitored as competitors or are in similar industries and have similar revenue or market cap.

Proxy Peer Group.  Meridian reviewed the compensation practices for the proxy peer group set forth below with whom we compete for business and talent. This approach provides us with a balanced perspective, reflecting industry,
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performance and company size considerations as they affect executive pay. Meridian collected, analyzed and presented comprehensive market data, including base salary and target short- and long-term incentive amounts, for each of our executive officers, including our then current NEOs, from both published proxy data and proprietary data sources.

For 2019, the companies comprising the proxy peer group included:

Company Name	Symbol	Market Cap ($B) as of 2/20/2020	Fiscal 2019 Revenue ($M)
WPP plc	WPP.L	12.0	16,940
MasterCard Incorporated	MA	346.2	16,883
Synchrony Financial	SYF	20.6	16,799
Omnicom Group Inc.	OMC	17.1	14,954
Discover Financial Services	DFS	23.5	11,459
Fidelity National Information Services, Inc.(1)	FIS	96.6	10,333
The Interpublic Group of Companies, Inc.	IPG	9.7	10,221
Fiserv, Inc.	FISV	82.8	10,187
Nielsen Holdings plc	NLSN	7.9	6,498
Alliance Data Systems Corporation(2)	ADS	4.7	5,581
Global Payments Inc.(3)	GPN	62.6	4,912
Experian plc	EXPN.L	25.8	4,861
Equifax Inc.	EFX	19.6	3,508
CDK Global, Inc.	CDK	6.3	1,915
(1)
On July 31, 2019, Fidelity National Information Services, Inc. (NYSE: FIS) completed its acquisition of Worldpay, Inc. (NYSE: WP). Prior to its acquisition, WP was also in our peer group. The market capitalization at February 20, 2020 and the fiscal year 2019 revenue represents that for the combined entities.

(2)	Effective March 31, 2019, our divested Epsilon segment was treated as a discontinued operation, and was subsequently sold on July 1, 2019.
(3)
On September 18, 2019, Global Payments, Inc. (NYSE: GPN) completed its merger with Total System Services, Inc. (NYSE: TSS), resulting in the combined company, Global Payments, Inc. (NYSE: GPN). Prior to the merger, TSS was also in our peer group. The market capitalization at February 20, 2020 represents that for the combined entities and the fiscal year 2019 revenue represents that for Global Payments, Inc. and that for the acquired operations of Total System Services, Inc. from the acquisition date through December 31, 2019.

Proxy Peer Group Assessment and Changes for Fiscal Year 2020.  Beginning in May 2019, the compensation committee, with the assistance of Meridian, undertook a comprehensive review of the companies comprising the proxy peer group in anticipation of the divestiture of our Epsilon segment in addition to other completed and potential M&A activity altering the composition of our peers as noted above. In September 2019, the compensation committee was presented a pool of 80 new potential proxy peer companies identified as regional banking peers whose general revenue size ranged from 0.3x to 3.0x of our revenue. At that time, in preparation for determining executive compensation packages for fiscal year 2020, the compensation committee selected a total of 15 proxy peer companies for 2020, including three continuing peer companies from the 2019 proxy peer group and 12 new proxy peer companies as follows:

Market Review.  Market data provides an important benchmark by indicating what an executive could expect to earn at a comparable company and what we might expect to pay if we should have to recruit and compete for outside executive talent. Market data, however, is only one factor that the compensation committee considers in assessing the reasonableness of compensation provided to our NEOs. The compensation committee also considers other relevant factors, including an NEO’s experience, breadth of knowledge, talent supply and demand that may be industry or application specific, cost constraints, internal compensation equity considerations, company performance,
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individual performance, expected future contributions, prior compensation and retention risk for each NEO.

Based on publicly available data in December 2018 when the compensation determinations for 2019 were made, our market capitalization was near the 25th percentile and our annual revenue was near the 75th percentile for this proxy peer group; our one-year total stockholder return was below the 25th percentile for this proxy peer group.

When conducting the market review, the compensation committee reviews each component of compensation in relation to certain percentiles of both the proxy peer group and the general industry group surveyed. For our NEOs, base salaries, total cash compensation (base salary plus target performance-based non-equity incentive compensation) and total direct compensation (base salary plus target performance-based non-equity incentive compensation plus target long-term equity incentive compensation) target the 50th percentile, with some amounts higher or lower based on factors such as skill levels, performance, seniority, workload, span of control, retention considerations and institutional knowledge. We believe compensation at this level, vis-à-vis the proxy peer group and the general industry group companies surveyed, is appropriate given our performance record and the tenure of our executive officers. Actual performance above or below each of the established targets for our performance-based non-equity incentive compensation and long-term equity incentive compensation results in actual compensation that may be higher or lower than the target percentiles.

ELEMENTS OF EXECUTIVE COMPENSATION:

The main elements of our executive compensation program are base salary, an annual performance-based non-equity incentive and a long-term equity incentive, the majority of which is performance-based.

Base Salary
While a large portion of our NEOs and other executive officers’ compensation is contingent upon meeting specified performance targets, we pay our executive officers a base salary as fixed compensation for their time, efforts and commitments throughout the year. To aid in attracting and retaining qualified executive officers, the compensation committee seeks to keep base salary competitive by considering, among other factors, the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at our proxy peer group; the expertise of the individual; and the competitiveness in the market for the executive officer’s services.

Annual Performance-Based Non-Equity Incentive Compensation
For 2019, performance-based non-equity incentive compensation was paid to our NEOs pursuant to the 2015 Omnibus Incentive Plan. The purpose of performance-based non-equity incentive compensation is to provide an incentive to our NEOs and other executive officers to contribute to our annual growth and profitability objectives and to retain such executive officers. The 2015 Omnibus Incentive Plan focuses on matching rewards with results and encourages executive officers to make significant contributions toward our financial results by providing a basic reward for reaching threshold expectations, plus an upside for reaching our aspirational goals.

Terms of Awards.  Each NEO has a target payout amount that approximates a percentage of his or her annualized base salary. Guided by our annual growth and profitability objectives, the payout of performance-based non-equity incentive plan compensation for our NEOs is generally contingent upon meeting segment-specific and/or consolidated targets, which in 2019 were based on revenue and EBT at the consolidated level, as well as segment-specific revenue and EBT. As discussed above, the compensation committee does not believe that the targets set for each of these metrics promotes unnecessary or excessive risk-taking that is reasonably likely to have a material adverse effect on Alliance Data.

The compensation committee set the performance targets for consolidated and segment revenue and EBT related to payout of our performance-based non-equity incentive compensation at the beginning of 2019 based on certain assumptions about our performance and subject to adjustment for certain defined factors. In determining the payout for the performance-based non-equity incentive compensation for 2019, the compensation committee exercised its discretion to adjust both the achievement thresholds for consolidated metrics and our reported consolidated EBT and Card Services EBT for certain factors, including the inclusion of our divested Epsilon segment in discontinued operations and adjustments related to the exclusion of costs incurred related to the divestiture of our Epsilon segment, as well as the extinguishment of debt and restructuring resulting therefrom. Adjusting for these factors did not alter the resultant payout levels for either consolidated EBT or for Card Services EBT. No adjustments were made to reported consolidated revenue or Card Services revenue.

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The following tables set forth the individual calculations for the non-equity incentive plan compensation payouts for the 2019 performance year for each of our current NEOs. The non-equity incentive plan compensation for each of Messrs. Horn, Motes and Chesnut and Ms. Santillan was based on the consolidated performance as set forth in the first table below; and Mr. King’s was based on a combination of consolidated and Card Services performance as set forth in the second table below. For each performance target, payout is determined on a fixed scale, ranging from 0% to 25% payout when a minimum from approximately 90% to 96% of the target is met, 100% payout when 100% of the target is met and a maximum 200% payout when the target is exceeded at 120% for each of the metrics set forth in the tables below. Establishing a maximum payout amount under our non-equity incentive plan helps deter excessive risk-taking, while having a minimum payout amount that can be earned at a defined performance threshold encourages goal attainment. No payout is made for performance below the minimum threshold. Further, Messrs. Heffernan, Kennedy and Pearson and Ms. Miller were not eligible to receive any non-equity incentive plan payouts.

2019 Consolidated Performance for the Non-Equity Incentive Plan:
(In thousands, except percentages)
Components	Target Performance	Weighting	Performance	Achievement Level	Payout Level	Weighted Payout Level
Consolidated EBT	$1,135,000	67.0%	$940,100	82.8%	0.0%	0.0%
Consolidated Revenue	$5,885,000	33.0%	$5,581,300	95.3%	48.4%	16.0%
Total:		100.0%				16.0%

2019 Card Services Performance for the Non-Equity Incentive Plan:
(In thousands, except percentages)
Components	Target Performance	Weighting	Performance	Achievement Level	Payout Level	Weighted Payout Level
Consolidated EBT	$1,135,000	20.0%	$940,100	82.8%	0.0%	0.0%
Card Services Revenue	$4,782,800	20.0%	$4,547,800	95.1%	0.0%	0.0%
Card Services EBT	$1,289,000	60.0%	$1,021,100	79.2%	0.0%	0.0%
Total:		100.0%				0.0%

The target non-equity incentive plan compensation for each of Charles L. Horn, Timothy P. King, Joseph L. Motes III, Laura Santillan and John J. Chesnut is set forth in the first column of the following table and represents approximately 100%, 75%, 75%, 50% and 50% of their respective base salaries. The actual non-equity incentive plan payouts, prior to the adjustments to such payouts discussed below, are set forth in the final column of the following table.

	Target Non-Equity Incentive Plan Compensation	Weighted Payout	Achieved Non-Equity Incentive Plan Compensation
Charles L. Horn	$667,000	16.0%	$106,720
Timothy P. King	$262,500	0.0%	$–
Joseph L. Motes III	$375,000	16.0%	$60,000
Laura Santillan	$177,500	16.0%	$28,400
John J. Chesnut	$180,500	16.0%	$28,880

The compensation committee feels that revenue and EBT performance measures are integral to achievement of our long-term growth and profitability objectives. However, when making awards, the compensation committee has discretion to select from numerous performance measures that were previously approved by our stockholders and may employ those performance measures it deems most appropriate for a given year. The selected performance measures may differ from year to year, and may also include any of the following: revenue, annual return on capital, net earnings, annual earnings per share, annual cash flow provided by operations, funds from operations, funds from operations per share, operating income, before or after tax income, cash available for distribution, cash available for distribution per share, return on equity, return on assets, share price performance, improvements in our attainment of expense levels, implementation or completion of critical projects, improvement in cash flow or (before or after tax) earnings and attainment of strategic business criteria or total stockholder return.

We set applicable revenue and EBT targets relative to our past performance, while continuing to challenge our segments to grow and expand our client base even as we encounter periods of slow economic growth or other macroeconomic challenges. These performance targets are intended to challenge our executive officers and will continue to encourage sustained growth.

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The compensation committee may adjust the payout of performance-based non-equity incentive compensation of the executive officers other than the chief executive officer, and the board of directors may adjust the chief executive officer's payout of performance-based non-equity incentive compensation, as well as that of any other executive officer. In determining whether and to what extent any such discretionary adjustments will be made, the compensation committee or board of directors, as applicable, typically considers the value provided by the relevant executive officer, as demonstrated by the challenges addressed and particular expertise required of such executive officer during the fiscal year. For 2019, both the compensation committee and the board of directors, as applicable, made adjustments to the performance-based non-equity incentive compensation for certain of our current named executive officers. For each of Ms. Santillan and Mr. Chesnut, the compensation committee elected to reduce their non-equity incentive plan compensation to zero as they received certain transaction bonuses for their increased responsibilities related to completion of the Epsilon divestiture as well as for their expanded roles and efforts with respect to the restructuring, corporate integration, identification and implementation of operational efficiencies and capital markets transactions in 2019. For Mr. Motes, the compensation committee also elected to reduce his non-equity incentive plan compensation to zero as he received a bonus in December 2019 representative of his efforts with respect to completion of the Epsilon divestiture as well as his promotion to executive vice president, chief administrative officer, general counsel and corporate secretary and leadership during the executive transitions. For Mr. Horn, the board of directors elected to reduce his non-equity incentive plan compensation to zero as he received a bonus in December 2019 to acknowledge his efforts with respect to completion of the Epsilon divestiture as well as the additional responsibilities overseeing the LoyaltyOne business and as acting chief executive officer until Mr. Andretta’s appointment in February 2020.

Long-Term Equity Incentive Compensation
We grant long-term equity incentive awards to encourage retention and foster a focus on long-term results, as well as to align the interests of our NEOs and other executive officers with those of our stockholders. In granting these awards, the compensation committee may establish such restrictions, performance measures and targets as it deems appropriate. Generally, awards of long-term equity incentive compensation pay out only upon attainment of a threshold level of pre-determined performance targets, such as revenue, EBT, adjusted EBITDA, adjusted EBITDA, net, core EPS, or continued employment of an executive officer.

In determining the size of long-term equity incentive awards, the compensation committee generally also considers, among other factors, the value of total direct compensation for comparable positions at our proxy peer group, company and individual performance against strategic plans, the number and value of restricted stock or restricted stock unit awards previously granted, the allocation of overall equity awards attributed to our executive officers relative to all equity awards and the relative proportion of long-term incentives within the total direct compensation mix.

In 2019, we granted long-term equity incentive compensation to the executive officers, including our NEOs, pursuant to our 2015 Omnibus Incentive Plan. As permitted by the plan, the board of directors has delegated its authority under the plan to the compensation committee, except for purposes of awards to the chief executive officer.

Terms of Awards.  After taking into consideration the long-term incentive practices in the marketplace, we believe that an equity mix of performance-based restricted stock units and time-based restricted stock units provides a conservative and balanced approach. The portion granted in time-based restricted stock units is intended to provide not only some stability in our equity program and increase retention, but also to promote direct alignment with stockholders through our executives’ stock holdings. The portion granted in performance-based restricted stock units, whose vesting criteria are tied to selected components of our financial performance, is intended to focus and incentivize our executives to deliver exceptional performance. Performance-based restricted stock unit grants may be subject to both performance criteria and time-based restrictions to vest. For both types of grants, the executive officer must be employed by us at the time of vesting to receive the award.

The 45-day average fair market value of the company’s common stock as quoted on the NYSE as of the date of grant is utilized as the basis for determining the specific number of either time-based or performance-based restricted stock unit awards to be granted.

Awards Granted During 2019.  In 2019, consistent with the objective of placing a significant portion of the overall target compensation for our executive officers “at risk” as discussed above, our board of directors and compensation committee approved equity grants for our NEOs, other than Mr. Horn, consisting of 80% performance-based
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restricted stock units and 20% time-based restricted stock units, which were awarded on February 15, 2019. For Messrs. Motes, Heffernan, Kennedy and Pearson and Ms. Miller, performance-based restricted stock units were based on multiple metrics over multiple timeframes, namely 40% subject to 2019 EBT and 40% subject to rTSR for 2019-2020, while performance-based restricted stock units for Messrs. King and Chesnut and Ms. Santillan were subject solely to 2019 EBT. Establishing a maximum payout amount under our long-term equity incentive plan helps deter excessive risk-taking, while having a minimum payout amount that can be earned at a defined performance threshold encourages goal attainment. No payout is made for performance below the minimum threshold.

Performance-based and time-based equity grants for 2019 were made to our NEOs as follows:

Name	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units	Total Equity Value (on Grant Date)
Charles L. Horn(1)	–	–	$–
Timothy P. King	4,296	2,916	$1,130,851
Joseph L. Motes III	2,914	728	$630,831
Laura Santillan	3,048	762	$659,930
John J. Chesnut	2,866	716	$620,438

Edward J. Heffernan	35,874	8,968	$7,767,083
Melisa A. Miller	11,518	2,880	$2,493,877
Bryan J. Kennedy	10,966	2,742	$2,374,362
Bryan A. Pearson	11,124	2,782	$2,408,658
(1)	As previously discussed, due to Mr. Horn’s stated intention to retire in 2019, the compensation committee did not award a long-term equity incentive compensation grant to Mr. Horn in 2019.

The time-based restricted stock units vest over three years, with 33% of the awards vesting in February 2020, and the remaining 33% and 34% scheduled to vest in each of February 2021 and 2022, respectively, provided the executive officer is employed by us at each vesting date. Each of the performance-based restricted stock unit equity awards are also subject to the executive officer’s employment with us at such vesting date.

2019 EBT: The performance-based restricted stock unit equity awards subject to a 2019 EBT performance metric also vest over three years, provided that we meet pre-determined EBT goals for fiscal year 2019. To achieve 25% to 150% of the target award, the compensation committee set the 2019 EBT goal on a fixed scale between $1,100.0 million and $1,424.4 million (prior to classification of our Epsilon segment as a discontinued operation). The 150% achievement threshold approximates a 17.2% growth over our 2018 EBT performance.

2019-2020 rTSR: The performance-based restricted stock unit equity awards subject to a 2019-2020 rTSR performance metric vest in February 2021, provided that we meet a pre-determined rTSR goal for fiscal years 2019 and 2020. To achieve 0% to 175% of the target award, the compensation committee set the 2019-2020 rTSR goal on a fixed scale measured against the companies within the S&P 500 as of January 1, 2019, calculated based on the average trading price of the company and S&P 500 companies over the 30 trading days preceding January 1, 2019 and the 30 days preceding January 1, 2021, where the rTSR meets or exceeds the 25th to the 100th percentile.

Performance Measurement for Fiscal Year Ended 2019.  The compensation committee set the performance targets for consolidated EBT related to payout of our performance-based restricted stock units at the beginning of 2019 based on certain assumptions about our performance and subject to adjustment for certain defined factors. For 2019, our reported consolidated EBT was $738.4 million. In determining the payout for the 2019 performance-based restricted stock units whose metric was consolidated EBT, the compensation committee, and the board of directors with respect to the chief executive officer, exercised its discretion to adjust both the achievement thresholds and reported consolidated EBT for certain factors, including the inclusion of the Epsilon segment in discontinued operations and adjustments related to the exclusion of costs incurred related to the divestiture of our Epsilon segment, as well as the extinguishment of debt and restructuring resulting therefrom. Adjusting for these factors resulted in payout at 0% for these 2019 performance-based restricted stock units. For the 30 trading days preceding January 1, 2018 and the 30 days preceding January 1, 2020, our S&P 500 TSR achievement measured below the 25th percentile, resulting in payout at 0% for these 2018-2019 performance-based restricted stock units. For additional information related to these payouts, please see the “Fiscal Year 2019 Grants of Plan-Based Awards” and “Fiscal Year 2019 Outstanding Equity Awards at Fiscal Year-End” tables on pages 38 and 40, respectively. The payout for the 2019-2020 rTSR performance-based restricted stock units will be determined when the full measurement can occur, after December 31, 2020.

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Looking Forward: Fiscal Year 2020 Long-Term Incentive Compensation.

For fiscal year 2020, the compensation committee approved a long-term incentive compensation plan for our executive officers that consists of 80% performance-based restricted stock units and 20% time-based restricted stock units. Specifically, in 2020, performance-based restricted stock units will be based on multiple metrics over multiple timeframes, which differ for the various NEOs as depicted in the graphics above. The high proportion of performance-based awards reflects our pay-for-performance philosophy. The compensation committee believes the combined EBT, rTSR, discretionary and strategic objectives goals for the performance shares can be characterized as challenging to achieve, but attainable with the application of significant skill and effort on the part of our executive officers. The macroeconomic impact of COVID-19 may significantly impact 2020 financial results and measurement of performance-based non-equity incentive compensation and long-term incentive compensation, which the compensation committee and the board of directors will review in the ordinary course in early 2021. The time-based awards encourage retention, and are linked to stockholder value and ownership, which are also important goals of our executive compensation program. The compensation committee plans to continue to review our compensation plans to support our current and long-term business strategy, to continue to align pay with stockholder interests and sustain good governance practices.

Perquisites
With limited exceptions, the compensation committee’s policy is to provide personal benefits and perquisites to our NEOs that are substantially similar to those offered to our other associates at or above the level of vice president. The personal benefits and perquisites that may be available to our NEOs in addition to those available to our other associates include enhanced life insurance, long-term disability benefits, and an annual physical. For additional information about the perquisites given to our NEOs in 2019, see the “Fiscal Year 2019 All Other Compensation” table on page 37.

REASONABILITY OF COMPENSATION:

In determining appropriate compensation levels during the course of 2019, the compensation committee reviewed all forms of executive compensation, including base salary, performance-based non-equity incentive compensation, long-term equity incentive awards, ratios of vested to unvested equity previously granted to our executive officers, realizable amounts from equity previously granted to our executive officers, the company’s contributions to the Alliance Data Systems 401(k) and Retirement Savings Plan and Executive Deferred Compensation Plan and the value of any perquisites received for the 2019 performance year. Based on the challenges presented by the leadership transition, the significant effort and skill required to complete the divestiture of our Epsilon segment and the completion of other strategic initiatives including restructuring, corporate integration and identification and implementation of operational efficiencies in 2019, and other applicable factors and known information, including the market data provided by Meridian, the compensation committee, and the board of directors with respect to the chief executive officer, have each determined that the total 2019 compensation paid to our executive officers was reasonable and not excessive. For 2019, the compensation committee, with the assistance of Meridian, targeted the 50th percentile of both our proxy peer group and the general industry group surveyed for each of base salary, target total cash compensation (base salary plus target performance-based non-equity incentive compensation) and target total direct compensation (base salary plus target performance-based non-equity incentive compensation plus target long-term equity incentive compensation) for all NEOs, excluding exigent circumstances.

TAX CONSIDERATIONS:

Internal Revenue Code, or IRC, Section 162(m) generally limits the deductibility of certain compensation expenses in
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excess of $1.0 million to a “covered employee” in any fiscal year, although, in general, prior to January 1, 2018, certain qualifying performance-based compensation was not subject to the limits on deductibility. For these purposes, prior to January 1, 2018, “covered employees” consisted of our chief executive officer and the three most highly compensated executive officers other than our chief executive officer and our chief financial officer. The compensation committee has considered these requirements and believes that certain grants made under the 2015 Omnibus Incentive Plan meet the requirement that they be “performance-based” and, therefore, compensation paid to our executive officers pursuant to the terms of these plans would generally be exempt from the limitations on deductibility. Among other changes to IRC Section 162(m), the ability to rely on this performance-based exception was generally eliminated, effective as of January 1, 2018, unless such compensation qualifies for transition relief applicable to written binding contracts in place as of November 2, 2017, and the scope of “covered employees” was expanded to include the chief financial officer.

OTHER PLANS OR AGREEMENTS GOVERNING EXECUTIVE COMPENSATION:

Retirement Agreement with Edward J. Heffernan
On June 5, 2019, Edward J. Heffernan resigned as president, chief executive officer and a member of the board of directors and entered into a Retirement Agreement with the company. Pursuant to the Retirement Agreement, Mr. Heffernan received a cash payment in the aggregate amount of $3,256,200 and accelerated vesting of 9,450 restricted stock units originally scheduled to vest in February 2020 in consideration of his broad release of the Company and his agreements not to disparage or disclose confidential information and to provide cooperation as permitted in certain matters. In addition, all other unvested equity awards were forfeited and Mr. Heffernan’s Change in Control Severance Protection Agreement with ADS Alliance Data Systems, Inc. dated December 13, 2016 was canceled.

Executive Transition and Separation Agreement with Melisa A. Miller
On November 18, 2019, Melisa A. Miller resigned as president, chief executive officer and a member of the board of directors and transitioned to an advisory role with the company through February 16, 2020. On December 28, 2019, an Executive Transition and Separation Agreement, or Separation Agreement, between the company, ADS Alliance Data Systems, Inc. and Ms. Miller became effective. In consideration for entering into and not revoking the Separation Agreement prior to December 31, 2019, Ms. Miller received a cash payment of $500,000 less applicable deductions and withholdings.

Pursuant to the Separation Agreement, in consideration for providing the requested transition services, Ms. Miller continued to receive her regular base salary, and was permitted participation in company benefit plans and continued vesting of outstanding equity awards through February 16, 2020, but not participation in the company’s incentive compensation program for fiscal year 2019 or thereafter. Further, all unvested equity awards that did not vest on or before February 16, 2020 were forfeited. In consideration for executing a broad release of the company on February 17, 2020, Ms. Miller received a cash payment of $500,000 less applicable deductions and withholdings.

For a further advisory period from February 17, 2020 through June 16, 2020, Ms. Miller has agreed to continue providing transition services as requested, and the parties agreed that the reasonably anticipated level of transition services shall not exceed levels that would prevent Ms. Miller from having a “separation from service” as defined under IRC Section 409A. As consideration for successful completion of these additional transition services (as determined in good faith by the compensation committee) and in consideration for a broad release of the company and her agreements not to disparage or disclose confidential information and to provide cooperation as permitted in certain matters, Ms. Miller shall receive a cash payment of $1,500,000 within 30 days after August 17, 2020, base salary continuation for the period from February 17, 2020 through November 18, 2021 together with company-provided health and dental insurance benefits; provided, however, that Ms. Miller shall not receive but such salary continuation amounts shall accrue and be paid in one lump sum on the first payroll date following August 17, 2020; and, provided further, that Ms. Miller must pay the entire premium for company-provided benefits during such period subject to reimbursement to be included in such lump sum amount. In the event of Ms. Miller’s death in the period between February 17, 2020 and August 17, 2020, such salary and benefit reimbursement continuation amounts shall be payable in a lump sum on the date that is sixty (60) days following such date of death, while all other amounts set forth in the Separation Agreement shall continue to be paid on their original payment schedule.

Offer Letter to Ralph J. Andretta
Effective February 3, 2020, the board of directors appointed Ralph J. Andretta as president, chief executive officer and a member of the board. The board set Mr. Andretta’s annual base salary at $990,000, prorated from his start date for 2020. Mr. Andretta’s performance-based non-equity incentive plan target payout percentage will be 150% of his
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annualized base salary, with 2020 performance measured 20% on strategic and operational objectives established by the board and 80% at the board’s discretion at measurement in early 2021. Mr. Andretta’s long-term equity incentive compensation will be based on an award level of $3,712,500, with (i) 20% granted in time-based restricted stock units vesting 33%/33%/34% on the first, second and third anniversary of the grant date provided that Mr. Andretta remains employed by the Company on such dates and (ii) 80% granted in performance-based restricted stock units, of which 35% are subject to an rTSR performance metric, 10% are subject to certain strategic objectives and the remaining 35% are subject to the board’s discretion, and all of which, if earned, will vest over three years as described above. For Mr. Andretta’s total compensation, the compensation committee targeted the 50th percentile of CEOs of both our proxy peer group and the general industry group. Further, in recognition of the earned compensation forfeited upon termination of Mr. Andretta’s prior employment, the board approved a make-whole award in the aggregate amount of $5,954,850 to be distributed to Mr. Andretta as follows: a $1,860,000 cash payment in March 2020, a $972,677 cash payment in each of July 2020 and January 2021, a $620,000 grant of time-based restricted stock units vesting over three years as described above and a $1,529,496 grant of time-based restricted stock units vesting over two years, each to be made in February 2020.

Change in Control - Impact on Outstanding Equity
Our equity incentive plans provide that our board of directors may accelerate vesting of stock options and restricted stock or restricted stock units in the event of a change in control. Further, if a participant’s employment or other service is terminated by the company or other surviving entity without cause or the participant resigns for good reason within 12 months after a change in control, all restrictions on any awards held by the participant will lapse and the awards will be immediately and fully vested. Further, stock options will be exercisable until the earlier of the end of the option term or the end of the one year period following such event.

Executive Deferred Compensation Plan
We maintain an Executive Deferred Compensation Plan, which allows our executive officers and certain other highly-compensated associates to maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations. The Executive Deferred Compensation Plan allows the participant to contribute:

•	up to 50% of eligible compensation on a pre‑tax basis;
•	any pre-tax 401(k) contributions that would otherwise be returned because of reaching the statutory limit under IRC Section 415; and
•	any retirement savings plan contributions for compensation in excess of the statutory limits.

Contributions made under the Executive Deferred Compensation Plan are unfunded and subject to the claims of our creditors, with participants having the status of an unsecured creditor with respect to our obligation to make benefit payments. For additional information relating to our NEOs’ participation in the Executive Deferred Compensation Plan, please see the “Fiscal Year 2019 Nonqualified Deferred Compensation” table on page 43.

Alliance Data Systems 401(k) and Retirement Savings Plan
The Alliance Data Systems 401(k) and Retirement Savings Plan is a defined contribution plan that is qualified under IRC Section 401(k). Eligible associates can participate in the 401(k) and Retirement Savings Plan immediately upon joining the company and after 180 days of employment begin receiving company matching contributions. The 401(k) and Retirement Savings Plan covers eligible U.S. associates of the company and all of its U.S. subsidiaries. The company matches dollar-for-dollar up to five percent of the associate’s eligible compensation. All company matching contributions are immediately vested.

LoyaltyOne, Co. Group Retirement Savings Plan and LoyaltyOne, Co. Deferred Profit Sharing Plan
We maintain the LoyaltyOne, Co. Group Retirement Savings Plan, or GRSP, which is a group retirement savings plan registered with the Canada Revenue Agency. Eligible associates of LoyaltyOne, Co., one of our wholly-owned subsidiaries in Canada, may contribute to the GRSP on their behalf or on behalf of their spouse, and income earned on these contributions is not taxable to associates until withdrawn from the GRSP. Associate contributions eligible for company match may not exceed the overall maximum allowed by the Income Tax Act (Canada); which amount is set by the Canada Revenue Agency each year.

We also maintain the LoyaltyOne, Co. Deferred Profit Sharing Plan, or DPSP, which is a legal trust registered with the Canada Revenue Agency. Eligible full-time associates of LoyaltyOne, Co. can participate in the GRSP after three months of employment and eligible part-time associates after six months of employment. Based on the eligibility guidelines, the company matches dollar-for-dollar up to five percent of the associate’s eligible compensation. Contributions made
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to the DPSP reduce an associate’s maximum contribution amounts to the GRSP under the Income Tax Act (Canada) for the following year. All company matching contributions into the DPSP vest after receipt of one continuous year of DPSP contributions.

LoyaltyOne, Co. Canadian Supplemental Executive Retirement Plan
We maintain the Canadian Supplemental Executive Retirement Plan, which allows executive officers and certain other highly compensated associates of LoyaltyOne, Co. to maximize company contributions that are otherwise restricted due to statutory limitations. All contributions to the Canadian Supplemental Executive Retirement Plan are made by LoyaltyOne, Co. in an amount equal to the maximum employer contributions that would be made to the participant’s DPSP account if the maximum contribution provisions of the Income Tax Act (Canada) were not applicable, less actual employer contributions to the participant’s DPSP account.

Contributions made under the Canadian Supplemental Executive Retirement Plan are unfunded and subject to the claims of our creditors, with participants having the status of an unsecured creditor with respect to our obligation to make benefit payments. A distribution from the Canadian Supplemental Executive Retirement Plan is taxed as ordinary income and is not eligible for any special tax treatment. For additional information relating to our NEOs’ participation in the Canadian Supplemental Executive Retirement Plan, please see the “Fiscal Year 2019 Nonqualified Deferred Compensation” table on page 43.

Indemnification Agreements
We have entered into indemnification agreements with each of our NEOs so that they may serve the company without undue concern for their protection in connection with their services. These agreements provide that we indemnify such persons against certain liabilities that may arise by reason of their status or service as an officer, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy that we may choose to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted by Delaware law and are in addition to any other rights the indemnitee may have under our certificate of incorporation, bylaws and applicable law.
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DIRECTOR AND EXECUTIVE
OFFICER COMPENSATION

The following tables and accompanying narratives set forth the compensation paid to our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017:

SUMMARY COMPENSATION TABLE:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)		All Other Compensation ($)(7)	Total ($)
Charles L. Horn Executive Vice President and Senior Advisor (Acting Chief Executive Officer at 12/31/2019)	2019	667,000	1,846,154	–	–	–	27,821		104,709	2,645,684
	2018	666,592	–	1,855,892	–	371,519	29,481		37,773	2,961,257
	2017	645,800	–	2,228,920	–	521,806	29,984		30,480	3,456,990
Timothy P. King Executive Vice President and Chief Financial Officer	2019	443,068	–	1,130,851	–	–	13,956		44,303	1,632,178

Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2019	403,846	500,000	630,831	–	–	–		44,550	1,579,227

Laura Santillan Senior Vice President and Chief Accounting Officer	2019	353,885	502,200	659,930	–	–	11,965		24,726	1,552,706

John J. Chesnut Senior Vice President and Treasurer	2019	332,080	304,960	620,438	–	–	5,861		32,416	1,295,755

Edward J. Heffernan(8) Former President and Chief Executive Officer	2019	530,769	–	7,767,083	–	–	475,465		3,363,806	12,137,123
	2018	1,150,000	–	7,113,615	–	1,120,963	533,327		60,569	9,978,474
	2017	1,150,000	–	7,805,256	–	1,393,800	500,246		33,511	10,882,813
Melisa A. Miller(9) Former President and Chief Executive Officer	2019	682,692	–	2,493,877	–	–	140,459		4,282,072	7,599,100
	2018	639,627	–	2,284,009	–	548,480	136,668		45,231	3,654,015
	2017	620,600	–	2,755,542	–	708,725	121,935		36,609	4,243,411
Bryan J. Kennedy(10) Former Executive Vice President and President, Epsilon	2019	332,308	1,100,000	2,374,362	–	–	100,865		57,833	3,965,368
	2018	639,627	–	2,174,514	–	337,280	97,133		44,671	3,293,225
	2017	620,600	437,523	2,706,431	–	336,986	81,045		33,842	4,216,427
Bryan A. Pearson(11)(12) Former Executive Vice President and President, LoyaltyOne	2019	318,805	–	2,408,658	–	–	67,660	(13)	294,077	3,089,200
	2018	478,253	–	2,206,039	–	130,146	(11,572)		105,785	2,908,651
	2017	505,766	–	2,797,736	–	70,341	45,839		121,637	3,541,319

(1)
This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan. See “Fiscal Year 2019 Nonqualified Deferred Compensation” table on page 43 for additional information. In 2019, $22,153 was deferred by Mr. King, $17,694 was deferred by Ms. Santillan, $16,604 was deferred by Mr. Chesnut, and $201,692 was deferred by Mr. Heffernan; in 2018, $437,000 was deferred by Mr. Heffernan and

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$127,925 was deferred by Mr. Kennedy; and in 2017, $386,577 was deferred by Mr. Heffernan and $121,488 was deferred by Mr. Kennedy.
(2)
Amounts in this column represent discretionary payments to executive officers in recognition of their efforts with respect to the divestiture of our Epsilon segment, executive management transitions and certain other strategic initiatives in 2019, as approved by the compensation committee, and with regard to the chief executive officer, by the board of directors.

(3)
Amounts in this column reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 718, which for 2019 represents the closing market price of our common stock of $173.21 per share on the grant date of February 15, 2019 and the closing market price of our common stock of $109.00 per share on the grant date of December 16, 2019. These amounts may not correspond to the actual value that will be realized by the NEOs. To see the value of awards made to the NEOs in 2019, see the Fiscal Year 2019 Grants of Plan Based Awards table on page 38. Awards included in the Stock Awards and Option Awards columns were granted pursuant to the 2015 Omnibus Incentive Plan. Additional details are included on page 29 under the caption “Long-Term Equity Incentive Compensation.”

(4)
This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan, which amounts are not paid or deferred until February of the following year. In 2019, $425,966 was deferred by Mr. Heffernan, $274,240 was deferred by Ms. Miller, and $101,184 was deferred by Mr. Kennedy; and in 2018, $529,644 was deferred by Mr. Heffernan, $354,363 was deferred by Ms. Miller, and $271,078 was deferred by Mr. Kennedy.

(5)
This column reflects the amounts paid to each NEO in February 2020, 2019 and 2018 representing amounts earned for 2019, 2018 and 2017 performance, respectively, under the 2015 Omnibus Incentive Plan. For the 2019 performance year, these amounts are the actual amounts earned under the awards described in the Fiscal Year 2019 Grants of Plan-Based Awards table on page 38. These payout amounts were computed in accordance with the pre-determined formula for the calculation of performance-based non-equity incentive compensation and the applicable weightings as set forth on page 27 in the Compensation Discussion and Analysis.

(6)
Amounts in this column consist entirely of above-market earnings on compensation deferred pursuant to the Executive Deferred Compensation Plan. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 8.0% annual interest rate credited by the company on account balances during 2019.

(7)	See the Fiscal Year 2019 All Other Compensation table on page 37 for further information regarding amounts included in this column.
(8)
Mr. Heffernan served as our president and chief executive officer until his retirement from the company effective as of June 5, 2019. See “Other Plans or Agreements Governing Executive Compensation” and “Retirement Agreement” on page 32.

(9)
Ms. Miller served as our president and chief executive officer from June 5, 2019 through November 18, 2019, and as our executive vice president and president, Card Services prior to June 5, 2019. Ms. Miller continued in an advisory capacity through February 16, 2020. See “Other Plans or Agreements Governing Executive Compensation” and “Executive Transition and Separation Agreement” on page 32.

(10)	Mr. Kennedy served as our executive vice president and president, Epsilon through July 1, 2019 when we completed the divestiture of our Epsilon segment to Publicis Groupe S.A.
(11)
Mr. Pearson served as our executive vice president and president, LoyaltyOne through August 9, 2019 at which time his employment terminated without cause. He continued on salary and benefits continuation from his termination date through March 24, 2020 in satisfaction of his entitlements under the Employment Standards Act, 2000.

(12)
Amounts included for Mr. Pearson are shown in U.S. Dollars but were paid to Mr. Pearson in Canadian Dollars. To convert the amounts paid to U.S. Dollars, we used the prevailing exchange rate as of the last business day of the applicable year (for 2019 amounts, an exchange rate of 0.7699 U.S. Dollars per Canadian Dollar; for 2018 amounts, an exchange rate of 0.7333 U.S. Dollars per Canadian Dollar; for 2017 amounts, an exchange rate of 0.7950 U.S. Dollars per Canadian Dollar).

(13)	This amount represents the deemed investment earnings (losses) credited to Mr. Pearson pursuant to the terms of the Canadian Supplemental Executive Retirement Plan.
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FISCAL YEAR 2019 ALL OTHER COMPENSATION:

Name	Registrant Contributions to 401(k) or Other Retirement Savings Plans ($)		Registrant Contributions to Deferred Compensation Plans ($)		Life Insurance Premiums ($)	Medical and Dental Insurance Premiums ($)		Disability Insurance Premiums ($)		Other(1) ($)	Perquisites and Personal Benefits ($)
Charles L. Horn	14,000		–		53	14,461		651		13,241	62,303	(2)
Timothy P. King	14,000		–		53	19,568		651		10,031	–
Joseph L. Motes III	14,000		–		53	14,461		651		3,943	11,442	(3)
Laura Santillan	14,000		–		53	6,271		651		3,751	–
John J. Chesnut	14,000		–		53	14,461		651		3,251	–

Edward J. Heffernan(4)	14,000		–		27	7,230		326		3,337,453	4,770	(5)
Melisa A. Miller(6)	14,000		–		53	14,461		651		4,245,289	7,618	(7)
Bryan J. Kennedy(8)	14,000		–		31	9,482		380		33,940	–
Bryan A. Pearson(9)(10)	10,482	(11)	21,468	(12)	–	39,899	(13)	5,961	(14)	200,120	16,147	(15)

(1)
The amounts listed for Mr. Horn, Mr. Motes, Ms. Santillan, Mr. Chesnut, and Mr. Kennedy represent cash paid for dividend equivalent rights on restricted stock units that vested in 2019. Mr.King’s amount listed represents $5,537 paid for dividend equivalent rights on restricted stock units that vested in 2019 and $4,494 ordinary income for an ESPP disqualified disposition. Mr. Heffernan’s amount listed represents $81,253 paid for dividend equivalent rights on restricted stock units that vested in 2019 and $3,256,200 payable pursuant to his Retirement Agreement. Ms. Miller’s amount listed represents $16,367 paid for dividend equivalent rights on restricted stock units that vested in 2019 and $4,228,922 payable pursuant to her Executive Transition and Separation Agreement. Mr. Pearson’s amount listed represents $16,565 paid for dividend equivalent rights on restricted stock units that vested in 2019 and $183,555 for salary and benefits continuation pursuant to his entitlements under the Employment Standards Act, 2000.

(2)	This amount represents $1,740 in supplemental life insurance premiums and $60,563 for commuter expenses.
(3)	This amount represents $7,836 in supplemental life insurance premiums and $3,606 for an executive physical.
(4)
Mr. Heffernan served as our president and chief executive officer until his retirement from the company effective as of June 5, 2019. See “Other Plans or Agreements Governing Executive Compensation” and “Retirement Agreement” on page 32.

(5)	This amount represents $4,770 in supplemental life insurance premiums.
(6)
Ms. Miller served as our president and chief executive officer from June 5, 2019 through November 18, 2019, and as our executive vice president and president, Card Services prior to June 5, 2019. Ms. Miller continued in an advisory capacity through February 16, 2020. See “Other Plans or Agreements Governing Executive Compensation” and “Executive Transition and Separation Agreement” on page 32.

(7)	This amount represents $7,618 in supplemental life insurance premiums.
(8)	Mr. Kennedy served as our executive vice president and president, Epsilon through July 1, 2019 when we completed the divestiture of our Epsilon segment to Publicis Groupe S.A.
(9)
Mr. Pearson served as our executive vice president and president, LoyaltyOne through August 9, 2019 at which time his employment terminated without cause. He continued on salary and benefits continuation from his termination date through March 24, 2020 in satisfaction of his entitlements under the Employment Standards Act, 2000.

(10)
Amounts included for Mr. Pearson are shown in U.S. Dollars but were paid to Mr. Pearson in Canadian Dollars. To convert the amounts paid to U.S. Dollars, we used the prevailing exchange rate as of the last business day of the applicable year (for 2019 amounts, an exchange rate of 0.7699 U.S. Dollars per Canadian Dollar; for 2018 amounts, an exchange rate of 0.7333 U.S. Dollars per Canadian Dollar; and for 2017 amounts, an exchange rate of 0.7950 U.S. Dollars per Canadian Dollar).

(11)	This amount represents the company’s contributions to Mr. Pearson’s account pursuant to the DPSP.
(12)	This amount represents the company’s contributions to Mr. Pearson’s account pursuant to the Canadian Supplemental Executive Retirement Plan.
(13)	This amount includes medical, dental and wellness insurance premiums and $34,468 in required employer health tax, and a wellness program for emergency medical assistance outside of Canada.
(14)	This amount includes both short-term and long-term disability insurance premiums.
(15)
This amount includes $6,957 in supplemental life insurance premiums, $1,899 in long-term illness premiums, $2,079 in company subsidized parking, and $5,212 personal use of a country club membership. Each of these items was either reimbursed directly to Mr. Pearson or directly paid on behalf of Mr. Pearson.

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FISCAL YEAR 2019 GRANTS OF PLAN-BASED AWARDS:

The following table provides information about equity and non-equity awards granted to the NEOs in 2019, including performance-based non-equity incentive compensation awards and restricted stock unit awards. Each award is shown separately for each NEO, with the corresponding vesting schedule for each equity award in the footnotes following this table.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value of Equity Awards Granted in 2019 ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Charles L. Horn(3)		–	–	–	–	–		–	–
Timothy P. King	2/15/19								1,073	(4)			185,854
	2/15/19				–	4,296	(5)	6,444					744,110
	12/16/19								1,843	(6)			200,887
		–	262,500	525,000
Joseph L. Motes III	2/15/19								728	(7)			126,097
	2/15/19				–	1,457	(8)	2,186					252,367
	2/15/19				–	1,457	(9)	2,550					252,367
		–	375,000	750,000
Laura Santillan	2/15/19								762	(10)			131,986
	2/15/19				–	3,048	(11)	4,572					527,944
		–	177,750	355,500
John J. Chesnut	2/15/19								716	(12)			124,018
	2/15/19				–	2,866	(13)	4,299					496,420
		–	180,500	361,000

Edward J. Heffernan(14)	2/15/19								8,968	(15)			1,553,347
	2/15/19				–	17,937	(16)	26,906					3,106,868
	2/15/19				–	17,937	(17)	31,390					3,106,868
		–	2,012,500	4,025,000
Melisa A. Miller(18)	2/15/19								2,880	(19)			498,845
	2/15/19				–	5,759	(20)	8,639					997,516
	2/15/19				–	5,759	(21)	10,078					997,516
		–	825,000	1,650,000
Bryan J. Kennedy(22)	2/15/19								2,742	(23)			474,942
	2/15/19				–	5,483	(24)	8,225					949,710
	2/15/19				–	5,483	(25)	9,595					949,710
		–	640,000	1,280,000
Bryan A. Pearson(26)(27)	2/15/19								2,782	(28)			481,870
	2/15/19				–	5,562	(29)	8,343					963,394
	2/15/19				–	5,562	(30)	9,734					963,394
		–	502,360	1,004,720

(1)
Awards shown in this column were granted pursuant to the 2015 Omnibus Incentive Plan. Actual payout amounts of these awards have already been determined and, if earned, were paid in February 2020, and included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 35.

(2)
Full grant date fair value of equity awards granted in 2019 is computed in accordance with ASC 718 and reflects the total amount of the award to be spread over the applicable vesting period. The amount recognized for financial reporting purposes under ASC 718 of the target awards granted is included in the Stock Awards and Option Awards columns of the Summary Compensation Table on page 35.

(3)
No equity or non-equity awards were granted to Mr. Horn in 2019 due to his intention to retire from the company in 2019, as announced on July 26, 2018. However, at the request of the board of directors, Mr. Horn has continued his service as part of the company’s leadership transition. See “Reasonability of Compensation” on page 31.

(4)	The award is for 1,073 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 354 units on

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2/18/20 and will lapse on 354 units on 2/16/21 and on 365 units on 2/15/22.
(5)
The award is for 4,296 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2019 at the time of vesting. On 2/18/20, the 4,296 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(6)
On 9/11/19, in connection with Mr. King’s appointment as the company’s Executive Vice President and Chief Financial Officer, the board of directors approved this award for 1,843 shares of common stock represented by time-based restricted stock units. The restrictions will lapse on 608 units on each of 12/16/20 and 12/16/21 and on 627 units on 12/16/22.

(7)
 The award is for 728 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 240 units on 2/18/20 and will lapse on 240 units on 2/16/21 and on 248 units on 2/15/22.

(8)
The award is for 1,457 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2019 at the time of vesting. On 2/18/20, the 1,457 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(9)
The award is for 1,457 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the rTSR performance metric for 2019-2020 at the time of vesting.

(10)
The award is for 762 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 251 units on 2/18/20 and will lapse on 251 units on 2/16/21 and on 260 units on 2/15/22.

(11)
The award is for 3,048 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2019 at the time of vesting. On 2/18/20, the 3,048 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(12)
The award is for 716 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 236 units on 2/18/20 and will lapse on 236 units on 2/16/21 and on 244 units on 2/15/22.

(13)
The award is for 2,866 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2019 at the time of vesting. On 2/18/20, the 2,866 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(14)
Mr. Heffernan served as our president and chief executive officer until his retirement from the company effective as of June 5, 2019. See “Other Plans or Agreements Governing Executive Compensation” and “Retirement Agreement” on page 32.

(15)	The award is for 8,968 shares of common stock represented by time-based restricted stock units. In connection with Mr. Heffernan’s retirement, the award was forfeited.
(16)
The award is for 17,937 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2019 at the time of vesting. In connection with Mr. Heffernan’s retirement, the award was forfeited.

(17)
The award is for 17,937 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the rTSR performance metric for 2019-2020 at the time of vesting. In connection with Mr. Heffernan’s retirement, the award was forfeited.

(18)
Ms. Miller served as our president and chief executive officer from June 5, 2019 through November 18, 2019, and as our executive vice president and president, Card Services prior to June 5, 2019. Ms. Miller continued in an advisory capacity through February 16, 2020. See “Other Plans or Agreements Governing Executive Compensation” and “Executive Transition and Separation Agreement” on page 32.

(19)
 The award is for 2,880 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 950 units on 2/15/20. In connection with Ms. Miller’s separation, the remaining 1,930 time-based restricted stock units were forfeited.

(20)
The award is for 5,759 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2019 at the time of vesting. On 2/15/20, the 5,759 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(21)
The award is for 5,759 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the rTSR performance metric for 2019-2020 at the time of vesting. In connection with Ms. Miller’s separation, the award was forfeited.

(22)	Mr. Kennedy served as our executive vice president and president, Epsilon through July 1, 2019 when we completed the divestiture of our Epsilon segment to Publicis Groupe S.A.
(23)	The award is for 2,742 shares of common stock represented by time-based restricted stock units. In connection with the divestiture, the award was forfeited.
(24)
The award is for 5,483 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2019 at the time of vesting. In connection with the divestiture, the award was forfeited.

(25)
The award is for 5,483 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the rTSR performance metric for 2019-2020 at the time of vesting. In connection with the divestiture, the award was forfeited.

(26)
Mr. Pearson served as our executive vice president and president, LoyaltyOne through August 9, 2019 at which time his employment terminated without cause. He continued on salary and benefits continuation from his termination date through March 24, 2020 in satisfaction of his entitlements under the Employment Standards Act, 2000.

(27)
Amounts included for Mr. Pearson are shown in U.S. Dollars but were paid to Mr. Pearson in Canadian Dollars. We used an exchange rate of 0.7699 U.S. Dollars per Canadian Dollar, which was the prevailing exchange rate as of December 31, 2019, to convert the amounts paid to U.S. Dollars.

(28)	The award is for 2,782 shares of common stock represented by time-based restricted stock units. In connection with Mr. Pearson’s termination without cause, the award was forfeited.
(29)
 The award is for 5,562 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2019 at the time of vesting. In connection with Mr. Pearson’s termination without cause, the award was forfeited.

(30)
The award is for 5,562 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the rTSR performance metric for 2019-2020 at the time of vesting. In connection with Mr. Pearson’s termination without cause, the award was forfeited.

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FISCAL YEAR 2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END:

The following table provides information on the holdings of restricted stock units by the NEOs. This table includes unvested restricted stock units. Each equity award is shown separately for each NEO, with the corresponding vesting schedule for each award in the footnotes following this table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Charles L. Horn						1,576	(2)	176,827
						755	(3)	84,711
						1,567	(4)	175,817
									3,085	(5)	346,137
Timothy P. King						3,636	(6)	407,959
						684	(7)	76,745
						1,439	(8)	161,456
									4,296	(9)	482,011
Joseph L. Motes III						1,209	(10)	135,650
						222	(11)	24,908
						488	(12)	54,754
									961	(13)	107,824
									1,457	(14)	163,475
									1,457	(15)	163,475
Laura Santillan						1,291	(16)	144,850
						433	(17)	48,583
						1,134	(18)	127,235
									3,048	(19)	341,986
John J. Chesnut						1,315	(20)	147,543
						349	(21)	39,158
						922	(22)	103,448
									2,866	(23)	321,565

Edward J. Heffernan(24)						–		–	–		–
Melisa A. Miller(25)						2,246	(26)	252,001
						932	(27)	104,570
						950	(28)	106,590
									3,797	(29)	426,023
									5,759	(30)	646,160
									5,759	(31)	646,160
Bryan J. Kennedy(32)						–		–	–		–
Bryan A. Pearson(33)						–		–	–		–

(1)
Market values of the restricted stock unit awards shown in this table are based on the closing market price of our common stock as of December 31, 2019, which was $112.20, and assumes the satisfaction of the applicable vesting conditions.

(2)	Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 1,051 units on 2/18/20; the restrictions are scheduled to lapse on 525 units on 2/16/21.
(3)	Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2017, the additional time-based restrictions subsequently lapsed on 755 units.
(4)	Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2018, the additional

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time-based restrictions subsequently lapsed on 772 units; the additional time-based restrictions are scheduled to lapse on 795 units on 2/16/21.
(5)
Stock units subject to performance-based restrictions. On 2/18/20, the 3,085 performance-based restricted stock units granted on 2/15/18 were forfeited due to failure to meet the rTSR performance metric for 2018-2019.

(6)
Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 833 units on 2/18/20; the restrictions are scheduled to lapse on 608 units on 12/16/20, on 595 units on 2/16/21, on 608 units on 12/16/21, on 365 units on 2/15/22 and on 627 units on 12/16/22.

(7)	Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2017, the additional time-based restrictions subsequently lapsed on 684 units.
(8)
Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 709 units; the additional time-based restrictions are scheduled to lapse on 730 units on 2/16/21.

(9)
Stock units subject to performance-based restrictions. On 2/18/20, the 4,296 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(10)
Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 558 units on 2/18/20; the restrictions are scheduled to lapse on 403 units on 2/16/21 and on 248 units on 2/15/22.

(11)	Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2017, the additional time-based restrictions subsequently lapsed on 222 units.
(12)
Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 241 units; the additional time-based restrictions are scheduled to lapse on 247 units on 2/16/21.

(13)
Stock units subject to performance-based restrictions. On 2/18/20, the 961 performance-based restricted stock units granted on 2/15/18 were forfeited due to failure to meet the rTSR performance metric for 2018-2019.

(14)
Stock units subject to performance-based restrictions. On 2/18/20, the 1,457 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(15)
Stock units subject to performance-based restrictions, which could be adjusted up or down based on the rTSR performance metric for 2019-2020 at the time of vesting. Following any such adjustment, the restrictions will lapse on 100% of such shares on 2/16/21.

(16)
Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 590 units on 2/18/20; the restrictions are scheduled to lapse on 441 units on 2/16/21 and on 260 units on 2/15/22.

(17)	Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2017, the additional time-based restrictions subsequently lapsed on 433 units.
(18)
Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 558 units; the additional time-based restrictions are scheduled to lapse on 576 units on 2/16/21.

(19)
Stock units subject to performance-based restrictions. On 2/18/20, the 3,048 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(20)
Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 511 units on 2/18/20; the restrictions are scheduled to lapse on 83 units on 12/17/20, on 391 units on 2/16/21, 86 units on 12/17/21, and on 244 units on 2/15/22.

(21)	Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2017, the additional time-based restrictions subsequently lapsed on 349 units.
(22)
Stock units subject to additional time-based restrictions. On 2/18/20, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 455 units; the additional time-based restrictions are scheduled to lapse on 467 units on 2/16/21.

(23)
Stock units subject to performance-based restrictions. On 2/18/20, the 2,866 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(24)
Mr. Heffernan served as our president and chief executive officer until his retirement from the company effective as of June 5, 2019. See “Other Plans or Agreements Governing Executive Compensation” and “Retirement Agreement” on page 32.

(25)
Ms. Miller served as our president and chief executive officer from June 5, 2019 through November 18, 2019, and as our executive vice president and president, Card Services prior to June 5, 2019. Ms. Miller continued in an advisory capacity through February 16, 2020. See “Other Plans or Agreements Governing Executive Compensation” and “Executive Transition and Separation Agreement” on page 32.

(26)	Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 2,246 units on 2/15/20.
(27)	Stock units subject to additional time-based restrictions. On 2/15/20, based on having met an EBT performance metric for 2017, the additional time-based restrictions subsequently lapsed on 932 units.
(28)	Stock units subject to additional time-based restrictions. On 2/15/20, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 950 units.
(29)
Stock units subject to performance-based restrictions. On 2/15/20, the 3,797 performance-based restricted stock units granted on 2/15/18 were forfeited due to failure to meet the rTSR performance metric for 2018-2019.

(30)
Stock units subject to performance-based restrictions. On 2/15/20, the 5,759 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the EBT performance metric for 2019.

(31)
Stock units subject to performance-based restrictions, which could be adjusted up or down based on the rTSR performance metric for 2019-2020 at the time of vesting. In connection with Ms. Miller’s separation, the award was forfeited.

(32)	Mr. Kennedy served as our executive vice president and president, Epsilon through July 1, 2019 when we completed the divestiture of our Epsilon segment to Publicis Groupe S.A.
(33)
Mr. Pearson served as our executive vice president and president, LoyaltyOne through August 9, 2019 at which time his employment terminated without cause. He continued on salary and benefits continuation from his termination date through March 24, 2020 in satisfaction of his entitlements under the Employment Standards Act, 2000.

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FISCAL YEAR 2019 OPTION EXERCISES AND STOCK VESTED:

The following table provides information on stock option exercises and restricted stock units vested during 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles L. Horn	–	–	5,169(1)	889,179
Timothy P. King	–	–	2,829(2)	487,402
Joseph L. Motes III	–	–	1,546(3)	265,927
Laura Santillan	–	–	1,946(4)	335,137
John J. Chesnut	–	–	1,658(5)	280,382

Edward J. Heffernan(6)	–	–	27,986(7)	4,504,367
Melisa A. Miller(8)	–	–	6,387(9)	1,098,708
Bryan J. Kennedy(10)	–	–	10,886(11)	1,735,476
Bryan A. Pearson(12)	–	–	6,454(13)	1,110,345

(1)	Of the 5,169 shares acquired by Mr. Horn on vesting, 1,619 shares were withheld to pay withholding taxes.
(2)	Of the 2,829 shares acquired by Mr. King on vesting, 861 shares were withheld to pay withholding taxes.
(3)	Of the 1,546 shares acquired by Mr. Motes on vesting, 379 shares were withheld to pay withholding taxes.
(4)	Of the 1,946 shares acquired by Ms. Santillan on vesting, 474 shares were withheld to pay withholding taxes.
(5)	Of the 1,658 shares acquired by Mr. Chesnut on vesting, 406 shares were withheld to pay withholding taxes.
(6)
Mr. Heffernan served as our president and chief executive officer until his retirement from the company effective as of June 5, 2019. See “Other Plans or Agreements Governing Executive Compensation” and “Retirement Agreement” on page 32.

(7)
Of the 27,986 shares acquired by Mr. Heffernan on vesting, 11,018 shares were withheld to pay withholding taxes. See “Other Plans or Agreements Governing Executive Compensation” and “Retirement Agreement” on page 32.

(8)
Ms. Miller served as our president and chief executive officer from June 5, 2019 through November 18, 2019, and as our executive vice president and president, Card Services prior to June 5, 2019. Ms. Miller continued in an advisory capacity through February 16, 2020. See “Other Plans or Agreements Governing Executive Compensation” and “Executive Transition and Separation Agreement” on page 32.

(9)	Of the 6,387 shares acquired by Ms. Miller on vesting, 2,663 shares were withheld to pay withholding taxes.
(10)	Mr. Kennedy served as our executive vice president and president, Epsilon through July 1, 2019 when we completed the divestiture of our Epsilon segment to Publicis Groupe S.A.
(11)
Of the 10,886 shares acquired by Mr. Kennedy on vesting, 4,053 shares were withheld to pay withholding taxes. Of the 10,886 shares acquired, 4,616 shares were accelerated pursuant to the terms of the Securities Purchase Agreement governing the divestiture of our Epsilon segment to Publicis Groupe S.A.

(12)
Mr. Pearson served as our executive vice president and president, LoyaltyOne through August 9, 2019 at which time his employment terminated without cause. He continued on salary and benefits continuation from his termination date through March 24, 2020 in satisfaction of his entitlements under the Employment Standards Act, 2000.

(13)	Of the 6,454 shares acquired by Mr. Pearson on vesting, 3,458 shares were withheld to pay withholding taxes.

All values in this table reflect gross amounts before payment of any applicable withholding tax and broker commissions. For Stock Awards, the value realized on vesting is calculated by multiplying the number of shares vested by the average of the high and low prices of our common stock on the NYSE during the trading hours on the date of vesting.
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FISCAL YEAR 2019 NONQUALIFIED DEFERRED COMPENSATION:

The table below provides information on the nonqualified deferred compensation of the NEOs in 2019, including contributions by each NEO and by the company and earnings on contributions credited during 2019:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Charles L. Horn	–	–	55,366	–	747,437
Timothy P. King	42,711	–	28,603	–	400,168
Joseph L. Motes III	–	–	–	–	–
Laura Santillan	17,694	–	24,518	–	339,936
John J. Chesnut	20,365	–	12,323	–	175,344

Edward J. Heffernan(3)	627,658	–	1,012,731	14,585,468	–
Melisa A. Miller(4)	274,240	–	278,254	–	3,787,802
Bryan J. Kennedy(5)	101,184	–	200,259	–	2,715,073
Bryan A. Pearson(6)	21,468	–	67,660	–	553,092

(1)
In 2019, the following amounts were deferred from salary: $22,154 by Mr. King, $17,694 by Ms. Santillan, $16,604 by Mr. Chesnut and $201,692 by Mr. Heffernan. In 2019, the following amounts were deferred from non-equity incentive compensation earned in 2018: $20,557 by Mr. King, $3,761 by Mr. Chesnut, $425,966 by Mr. Heffernan, $274,240 by Ms. Miller and $101,184 by Mr. Kennedy.

(2)
The amounts in this column include all interest accrued on contributions under the Executive Deferred Compensation Plan for U.S. executives. The above-market portion of such earnings, as defined by the SEC, is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 35. For Mr. Pearson, the amount in this column reflects the deemed investment earnings (losses) credited pursuant to the terms of the Canadian Supplemental Executive Retirement Plan.

(3)
Mr. Heffernan served as our president and chief executive officer until his retirement from the company effective as of June 5, 2019. See “Other Plans or Agreements Governing Executive Compensation” and “Retirement Agreement” on page 32.

(4)
Ms. Miller served as our president and chief executive officer from June 5, 2019 through November 18, 2019, and as our executive vice president and president, Card Services prior to June 5, 2019. Ms. Miller continued in an advisory capacity through February 16, 2020. See “Other Plans or Agreements Governing Executive Compensation” and “Executive Transition and Separation Agreement” on page 32.

(5)	Mr. Kennedy served as our executive vice president and president, Epsilon through July 1, 2019 when we completed the divestiture of our Epsilon segment to Publicis Groupe S.A.
(6)
Mr. Pearson served as our executive vice president and president, LoyaltyOne through August 9, 2019 at which time his employment terminated without cause. He continued on salary and benefits continuation from his termination date through March 24, 2020 in satisfaction of his entitlements under the Employment Standards Act, 2000. Mr. Pearson was a Canadian executive. As a result, he was not eligible for Alliance Data’s EDCP which is offered to U.S. executives. Canadian Supplemental Executive Retirement Plan amounts included for Mr. Pearson are shown in U.S. Dollars but were paid to Mr. Pearson in Canadian Dollars. We used an exchange rate of 0.7699 U.S. Dollars per Canadian Dollar, which was the prevailing exchange rate as of December 31, 2019, to convert the amounts paid to U.S. Dollars.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL:

The information below shows estimated payouts to our NEOs in the event of a termination of employment following a change in control, assuming such termination occurred as of December 31, 2019. In accordance with rules prescribed by the SEC, the amounts included with respect to equity awards have been calculated using the closing price of our common stock on December 31, 2019, which was $112.20. A change in control, however, did not occur on December 31, 2019 and our NEOs were not terminated on that date.

While the information below provides an estimate of the payments that may be made to NEOs, actual payments upon termination can only be determined at the time of such NEO’s actual termination. The information below includes only those benefits, if any, that are enhanced or increased as a result of the event of termination and do not include benefits that the NEO is entitled to receive regardless of the termination, including (1) any base salary earned but not yet paid, (2) amounts contributed to or accrued and earned under broad-based employee benefit plans or deferred compensation plans and (3) basic continuation of medical, dental, life and disability benefits.

We do not have any employment or severance agreements with continuing benefits with any of our NEOs other than Ms. Miller. Ms. Miller served as our president and chief executive officer from June 5, 2019 through November 18, 2019, and as our executive vice president and president, Card Services prior to June 5, 2019. Ms. Miller continued in an advisory capacity through February 16, 2020. See “Other Plans and Agreements Governing Executive Compensation—Executive Transition and Separation Agreement” on page 32.

Pursuant to our long-term equity grant agreements, in the event of a change in control, if the compensation committee fails to exercise its discretion to accelerate the award or fails to provide for the award’s assumption, substitution or other continuation, or in any event, if the executive is terminated within 12 months after a change in control, such awards would automatically vest, resulting in a payout of $611,714, $783,493, $1,128,171, $650,087, $2,580,263 and $662,653, respectively, to each of Messrs. Chesnut, Horn, King and Motes and Mses. Miller and Santillan assuming such event occurred on December 31, 2019.

All unvested shares of restricted stock or restricted stock units granted to such NEO will be forfeited upon termination of employment for any reason other than where such NEO’s employment or other service is terminated by the company or other surviving entity without cause or the NEO resigns for good reason within 12 months after a change in control, in which case all restrictions on any awards held by such NEO will lapse and the awards will be immediately and fully vested. Notwithstanding the foregoing, the compensation committee may exercise its discretion to accelerate the vesting of any restricted stock units granted to the NEO upon that NEO’s termination of employment for any reason other than for cause, subject to any restrictions in the 2015 Omnibus Incentive Plan under which such restricted stock units were granted.

As previously disclosed Messrs. Heffernan, Kennedy and Pearson were not employed by Alliance Data as of December 31, 2019. Mr. Heffernan served as our president and chief executive officer until his retirement from the company effective as of June 5, 2019. See “Other Plans and Agreements Governing Executive Compensation—Retirement Agreement” on page 32. Mr. Kennedy served as our executive vice president and president, Epsilon through July 1, 2019 when we completed the divestiture of our Epsilon segment to Publicis Groupe S.A. Mr. Pearson served as our executive vice president and president, LoyaltyOne through August 9, 2019 at which time his employment terminated without cause. He continued on salary and benefits continuation from his termination date through March 24, 2020 in satisfaction of his entitlements under the Employment Standards Act, 2000.
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EQUITY COMPENSATION PLAN INFORMATION – OUTSTANDING GRANTS AND SECURITIES AVAILABLE FOR FUTURE ISSUANCE:

As of December 31, 2019, as a result of grants made under all of our equity plans, there were outstanding 258,572 unvested time-based restricted stock units, 230,272 unvested performance-based restricted stock units, and 24,288 unvested performance-based restricted stock units subject to an rTSR market condition. The following table provides information as of December 31, 2019 with respect to shares of our common stock that were issued under prior plans that have since expired and are still outstanding and shares of our common stock that may be issued under the 2015 Omnibus Incentive Plan or the 2015 Employee Stock Purchase Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	513,132	(1)	$	N/A	4,853,650	(2)
Equity compensation plans not approved by security holders	None			N/A	None
Total	513,132		$	N/A	4,853,650

(1)	Includes 241,447 restricted stock units granted and currently outstanding but not expected to vest as a result of the company not meeting the respective market-based or performance-based metrics.
(2)	Includes 992,645 shares available for future issuance under 2015 Employee Stock Purchase Plan.

Following certain significant corporate events, unusual and non-recurring corporate events or changes in applicable laws, regulations or accounting principles, the compensation committee has the authority, subject to certain restrictions set forth in the respective plan documents, under each of the 2015 Omnibus Incentive Plan, 2010 Omnibus Incentive Plan and the 2005 Long Term Incentive Plan to waive performance conditions relating to an award and to make adjustments to any award that the compensation committee feels are appropriate. Further, the compensation committee may reduce payout amounts under performance-based awards if, in the discretion of the compensation committee, such a reduction is appropriate. The compensation committee may not, however, increase the payout amount for any such performance-based award. In addition, these plans do not permit stock options to be “repriced” at a lower exercise price, or otherwise modified or amended in such a manner that would constitute a “repricing.”
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DIRECTOR COMPENSATION:

The compensation committee annually reviews and approves the form and amount of board compensation for non-employee directors. Members of our board of directors who are also officers or associates of our company, currently only Mr. Andretta, do not receive compensation for their services as directors. The compensation committee considers the comprehensive market data collected and analyzed by Meridian as a benchmark for competitive pay. Meridian utilized the same peer group as was used to evaluate executive compensation. In considering and determining director compensation, the compensation committee reviews each element of director compensation. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation typically includes an annual cash retainer, cash meeting fees and annual equity awards consisting of restricted stock units. The annual retainers and equity awards, if any, are paid at the beginning of the director’s service year, and prior year meeting fees are paid at the end of the service year.

Annual Retainers and Meeting Fees.  For the 2019-2020 service term of the board of directors, which began in June 2019 and ends in June 2020, non-employee directors receive an annual cash retainer of $75,000. The chair of the board receives an additional cash retainer of $150,000; the audit committee chair receives an additional cash retainer of $25,000, while each other audit committee member receives an additional cash retainer of $5,000; and each of the compensation committee chair and the nominating & corporate governance committee chair receives an additional cash retainer of $20,000. Non-employee directors also receive meeting fees on a per meeting basis as follows: $1,500 per board of directors meeting, $1,000 per committee meeting for non-chair committee members, and $1,500 per committee meeting for committee chairs. Each of these retainers and meeting fees are paid at the election of the director as either cash or partially or entirely in equity.

Annual Equity Award.  For the 2019-2020 service term of the board of directors, which began in June 2019 and ends in June 2020, non-employee directors receive an annual equity award of $140,000. Time-based restrictions on the restricted stock units granted to non-employee directors will lapse on the earlier of (1) June 23, 2029 or (2) termination of the director’s service on our board of directors, but in any case no earlier than June 23, 2020. In addition to our stock ownership guidelines for our directors and executive officers, we have also built stock ownership restrictions into the grants of equity made to the non-employee directors since 2008, with each grant of restricted stock units containing restrictions that lapse on the earlier of 10 years from the date of grant or termination of the director’s service on our board of directors. For additional information on our stock ownership guidelines, see “Director Stock Ownership Guidelines” on page 47.

Ad Hoc Director Fees.  In addition to the annual equity award and annual retainers and meeting fees for standing committees of the board of directors, the compensation committee may from time to time authorize additional director compensation for duties undertaken outside those defined in the standing committee charters or for which exceptional time or attention was required. In conjunction with the leadership transition and other strategic initiatives undertaken by the board of directors in 2019-2020, the compensation committee approved (i) an additional $100,000 retainer for Mr. Minicucci related to his oversight of executive management during this transition, which amount Mr. Minicucci elected to receive entirely in the form of equity in lieu of cash with standard vesting restrictions; (ii) an additional $10,000 retainer for each of Messrs. Ballou, Barlow and Minicucci for their membership on an ad hoc committee tasked with oversight of certain strategic client or other business determinations focused on risk tolerance, capital adequacy and liquidity during the transition, which functions will be assumed by the risk committee in June 2020; (iii) an additional $10,000 retainer for each of Messrs. Ballou, Minicucci and Theriault for their oversight and completion of the executive search, together with a third-party executive search firm, resulting in the retention of Mr. Andretta as the company’s new president and chief executive officer, which amount Mr. Minicucci waived his right to receive; (iv) an additional $20,000 retainer for Mr. Theriault for his efforts together with a third-party consulting firm related to strategic planning for the Card Services segment; and (v) certain time and effort based amounts for each of Messrs. Ballou and Theriault (as documented and reviewed by the compensation committee) related to oversight of management with respect to strategic investments and development.

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2019. Dr. Draper did not stand for election at our 2019 Annual Meeting of Stockholders in June 2019. Ms. Turney was elected to our board of directors on June 4, 2019. Mr. Barlow resigned from our board of directors effective as of October 24, 2019.

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Name(1)	Fees Earned or Paid in Cash(2) ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bruce K. Anderson(3)	23,750		222,951	–	–	–	–	246,701
Roger H. Ballou(4)	160,000		128,957	–	–	13,725	–	302,682
Kelly J. Barlow(5)	126,000		128,957	–	–	–	–	254,957
E. Linn Draper, Jr., Ph.D.	40,612	(6)	–	–	–	2,365	–	42,977
Kenneth R. Jensen(7)	116,000		128,957	–	–	–	–	244,957
Robert A. Minicucci(8)	–		470,376	–	–	–	–	470,376
Timothy J. Theriault(9)	118,500		128,957	–	–	–	–	247,457
Laurie A. Tucker(10)	56,500		190,544	–	–	–	–	247,044
Sharen J. Turney(11)	77,500		128,957	–	–	–	–	206,457

(1)
Edward J. Heffernan and Melisa A. Miller are not included in this table because each was an executive officer of the company during 2019 and thus received no compensation for their service as a director. The compensation received by each of Mr. Heffernan and Ms. Miller as executive officers of the company is shown in the Summary Compensation Table on page 35.

(2)
This column includes the following amounts deferred pursuant to the Non-Employee Director Deferred Compensation Plan:  $80,000 by Mr. Ballou. See footnotes (3), (8) and (10) for elections to receive amounts in the form of equity in lieu of cash with standard vesting restrictions.

(3)
As of December 31, 2019, Mr. Anderson held 11,542 restricted stock units. Mr. Anderson elected to receive 100% of his meeting fees for meetings held during each of 2018 and 2019 as well as 75% of his annual cash retainer and committee retainer for the 2019-2020 service term in the form of equity in lieu of cash with standard vesting restrictions.

(4)	As of December 31, 2019, Mr. Ballou held 9,022 restricted stock units.
(5)
Effective upon his resignation from our board of directors on October 24, 2019, Mr. Barlow forfeited the 2,178 restricted stock units previously granted to him for his service on the board of directors.

(6)	This amount includes $7,612 in cash paid for dividend equivalent rights on restricted stock that vested in 2019.
(7)	As of December 31, 2019, Mr. Jensen held 7,582 restricted stock units.
(8)
As of December 31, 2019, Mr. Minicucci held 22,467 restricted stock units. Mr. Minicucci elected to receive 100% of his meeting fees for meetings held during each of 2018 and 2019 as well as 100% of his annual cash, committee and other retainers for the 2019-2020 service term in the form of equity in lieu of cash with standard vesting restrictions.

(9)	As of December 31, 2019, Mr. Theriault held 2,625 restricted stock units.
(10)
As of December 31, 2019, Ms. Tucker held 4,939 restricted stock units. Ms. Tucker elected to receive 100% of her meeting fees for meetings held during 2018, 50% of her meeting fees for meetings held during 2019 as well as 50% of her annual cash retainer and committee retainer for the 2019-2020 service term in the form of equity in lieu of cash with standard vesting restrictions.

(11)	As of December 31, 2019, Ms. Turney held 959 restricted stock units.

The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under ASC 718, which represents the closing market price of our common stock of $134.47 per share on the grant date of June 24, 2019 for awards granted to non-employee directors. Awards granted in 2019 and included in the Stock Awards column were granted pursuant to the 2015 Omnibus Incentive Plan.

Director Stock Ownership Guidelines.  Our stock ownership guidelines require our directors to maintain an investment position in our common stock equal to five times his or her annual retainer within five years from the January 1st following the time a director joins the board of directors. In addition to our stock ownership guidelines, each grant of restricted stock units to our non-employee directors contains restrictions that lapse on the earlier of 10 years from the date of grant or upon termination of the director’s service on our board of directors. Given these restrictive terms, our stock ownership guidelines permit these restricted stock units to be included when calculating the investment position for non-employee directors. As of April 13, 2020, all current non-employee directors have holdings that meet or exceed the guidelines, except for Ms. Turney, who has not yet reached her guideline compliance date.

Non-Employee Director Deferred Compensation Plan.  We offer our non-employee directors the option to defer up to 50% of their cash compensation under our Non-Employee Director Deferred Compensation Plan. Any non-employee director is eligible to participate in the Non-Employee Director Deferred Compensation Plan. To be eligible to make contributions, a director must complete and file an enrollment form prior to the beginning of the calendar year in which the director performs the services for which the election is to be effective. Mr. Ballou elected to make such a deferral in 2019. Participants in the Non-Employee Director Deferred Compensation Plan are always 100% vested in their contributions and related earnings. The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are comprised entirely of above-market earnings on
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compensation deferred pursuant to the Non-Employee Director Deferred Compensation Plan, as described below. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 8.0% annual interest rate credited by the company on contributions during 2019. This interest rate may be adjusted periodically by the committee of management that administers the Non-Employee Director Deferred Compensation Plan, which committee also administers the Executive Deferred Compensation Plan.

Indemnification Agreement.  We have also entered into an indemnification agreement with each of our directors. These indemnification agreements contain substantially the same terms as described above with respect to our executive officers.

CEO PAY RATIO:

In determining compensation for executive officers and non-executive associates, we consider many relevant factors, including responsibility, skills, experience, and market data. Similar to our use of a compensation consultant for NEOs discussed on page 25, we conduct an extensive analysis of market pay based on the responsibilities and necessary skills for each position at the company. We seek to compensate all associates on a competitive basis and target mid-market compensation rates for all positions in all geographic locations.

Our CEO to “median employee” pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We identified the median employee by examining the annual total cash compensation for all individuals, excluding our CEO, who were employed by us on October 1, 2019. We believe the use of annual total cash compensation for all associates is a consistently applied compensation measure because we do not widely distribute annual equity incentive awards to associates. During 2019, only 7% of our approximately 8,500 associates received annual equity incentive awards. Our calculation of annual total cash compensation included base salary or earnings, bonus and commissions. We included all company associates (excluding the CEO), whether employed on a full-time, part-time, temporary or seasonal basis, and we annualized the compensation for those associates who were not employed for the full year of 2019. No exclusions or exemptions were utilized. We applied a foreign currency to U.S. dollar exchange rate as of the last business day, December 31, 2019, to the compensation elements paid in any foreign currency.

After identifying the median employee based on annual total cash compensation, we calculated annual total compensation for such associate using the same methodology we use for our NEOs as set forth in the Summary Compensation Table of this proxy statement. For the calculation of the CEO pay ratio, we will be comparing Melisa A. Miller to our median employee as Ms. Miller was CEO on October 1, 2019. The annual total compensation for fiscal year 2019 for our CEO was $7,599,100 and for our median employee was $60,219. The resulting ratio of the compensation for our CEO to the compensation for our median employee in 2019 is approximately 126:1.
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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 13, 2020 (or such other date as set forth below): (1) by each director and nominee for director; (2) by each of our NEOs; (3) by all of our current directors and executive officers as a group; and (4) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner. The shares owned by our directors and NEOs are subject to the terms of the individual’s customary brokerage account agreements.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(1)
Bruce K. Anderson(2)	746,896	1.6%
Ralph J. Andretta	–	*
Roger H. Ballou	7,521	*
John J. Chesnut	4,701	*
John C. Gerspach, Jr.	–	*
Edward J. Heffernan(3)	186,448	*
Charles L. Horn	5,500	*
Kenneth R. Jensen(4)	77,301	*
Bryan J. Kennedy(5)	112,152	*
Timothy P. King(6)	2,702	*
Melisa A. Miller(7)	22,358	*
Robert A. Minicucci(8)	131,692	*
Rajesh Natarajan	–	*
Joseph L. Motes III	4,427	*
Bryan A. Pearson(9)	88,938	*
Laura Santillan	23,413	*
Timothy J. Theriault	–	*
Laurie A. Tucker	4,000	*
Sharen J. Turney	1,725	*
All current directors and executive officers as a group (13 individuals)(10)	1,009,878	2.1%
BlackRock, Inc.(11)	3,168,766	6.7%
55 East 52nd Street New York, New York 10055
Point72 Asset Management, L.P.(12)	2,417,728	5.1%
72 Cummings Point Road Stamford, Connecticut 06902
The Vanguard Group, Inc.(13)	4,917,221	10.3%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the SEC's rules. In computing percentage ownership of each person, restricted stock units that may vest into shares of common stock within 60 days of April 13, 2020, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based upon 47,627,757 shares of common stock outstanding as of April 13, 2020, which includes 741 shares of our common stock that are treated as outstanding for purposes of calculating our shares outstanding but have not been issued to former Conversant, Inc. stockholders as of April 13, 2020.

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(2)	Includes 9,884 restricted stock units, which are due to vest into shares of common stock within 60 days of April 13, 2020.
(3)	Mr. Heffernan served as our president and chief executive officer until his retirement from the company effective as of June 5, 2019.
(4)	Includes 6,623 restricted stock units, which are due to vest into shares of common stock within 60 days of April 13, 2020.
(5)
Includes 600 shares held by Mr. Kennedy as trustee for the Norma Kay Kennedy Living Trust, for which he possesses voting and investment power. Mr. Kennedy served as our executive vice president and president, Epsilon through July 1, 2019 when we completed the divestiture of our Epsilon segment to Publicis Groupe S.A.

(6)	Includes 2,608 shares held by Mr. King in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan.
(7)	Ms. Miller served as our president and chief executive officer from June 5, 2019 through November 18, 2019, and as our executive vice president and president, Card Services prior to June 5, 2019.
(8)	Includes 18,969 restricted stock units, which are due to vest into shares of common stock within 60 days of April 13, 2020.
(9)
Includes 85,942 shares held by 2456779 Ontario Inc., an Ontario, Canada corporation, of which Mr. Pearson is the sole shareholder, and for which Mr. Pearson possesses voting and investment power. Mr. Pearson served as our executive vice president and president, LoyaltyOne through August 9, 2019 at which time his employment terminated without cause.

(10)
Includes 9,884 restricted stock units, which are due to vest into shares of common stock within 60 days of April 13, 2020, held by Mr. Anderson; 6,623 restricted stock units, which are due to vest into shares of common stock within 60 days of April 13, 2020, held by Mr. Jensen; and 18,969 restricted stock units, which are due to vest into shares of common stock within 60 days of April 13, 2020, held by Mr. Minicucci. The 13 individuals are comprised of Mses. Santillan, Tucker and Turney, and Messrs. Anderson, Andretta, Ballou, Chesnut, Horn, Jensen, King, Minicucci, Motes and Theriault.

(11)
Based on a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. beneficially owns 3,168,766 shares of common stock, over which it has sole voting power with respect to 2,712,282 of such shares and sole dispositive power with respect to all of such shares, through its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, Blackrock Investment Management, LLC, BlackRock Japan Co., Ltd. and BlackRock Life Limited.

(12)
Based on a Schedule 13G filed with the SEC on February 19, 2020, reporting shared voting and dispositive power with respect to an aggregate of 2,417,728 shares of common stock beneficially owned by Steven A. Cohen (including 440,000 shares subject to call options held by an investment fund managed by Point72 Asset Management, L.P.) and the following entities controlled by Mr. Cohen: (i) each of Point72 Asset Management, L.P. and its general partner Point72 Capital Advisors, Inc. has shared voting and dispositive power over 2,366,602 shares; (ii) Cubist Systematic Strategies, LLC has shared voting and dispositive power over 45,924 shares; and (iii) Point72 Hong Kong Limited has shared voting and dispositive power over 5,202 shares.

(13)
Based on a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group, Inc. beneficially owns 4,917,221 shares of common stock over which it has sole voting power with respect to 62,350 of such shares; sole dispositive power with respect to 4,843,343 of such shares; shared voting power with respect to 15,365 of such shares; and shared dispositive power with respect to 73,878 of such shares, in part through its subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

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02 /
PROPOSAL TWO:
advisory vote on executive compensation

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking that our stockholders approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion related thereto. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the relevant philosophy, policies and practices used in determining such compensation.

Our executive compensation program is structured at competitive levels and is designed to reward executive officers when the company achieves above industry-average performance. Our program is also structured to significantly reduce rewards for performance below expectations. In certain instances, additional compensation considerations may be essential to enable the compensation committee to attract and retain the right leaders to guide and execute strategic initiatives in critical periods or challenging business environments. Payouts of components of both our non-equity incentive plan compensation and long-term equity incentive plan compensation are subject to meeting or exceeding performance-based metrics set for each fiscal year. We encourage stockholders to read the “Compensation Discussion and Analysis” in this proxy statement, which describes the details of our executive compensation program and the decisions made by the compensation committee relating to our NEO’s 2019 compensation.

2019 was a transitional year for Alliance Data, with financial results that did not meet original expectations. In late 2018, we announced a strategic review of the businesses comprising Alliance Data and, specifically, that strategic alternatives were being considered, including a potential sale of our Epsilon® segment, which divestiture was completed on July 1, 2019. In 2019, executive management supported undertaking this significant transaction in addition to continued operation of the business. Further, in conjunction with the Epsilon divestiture, a substantial leadership transition proceeded, beginning in June 2019 and continuing through February 2020, as described in additional detail on page 22 in the Compensation Discussion and Analysis. In the latter half of 2019, our current executive officers completed other strategic initiatives, including restructuring, corporate integration, and identification and implementation of operational efficiencies across the enterprise. These initiatives, together with shifts in the client and accounts receivable base at Card Services, were undertaken to position Alliance Data for future performance.

For 2019, both the compensation committee and the board of directors, as applicable, made adjustments to the performance-based non-equity incentive compensation for certain of our current named executive officers to reflect these challenges presented by the leadership transition, the significant effort and skill required to complete the divestiture of our Epsilon segment and the completion of other strategic initiatives including restructuring, corporate integration and identification and implementation of operational efficiencies in 2019.

For the reasons set forth directly above, we are asking our stockholders to approve the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

This vote is advisory, and therefore not binding on the company, the board of directors or the compensation committee. However, both the board of directors and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions regarding NEOs.

✔ The board of directors recommends that stockholders vote FOR the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules and regulations of the SEC.
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03 /
PROPOSAL THREE:
approval of the
2020 omnibus incentive plan

The board of directors adopted the 2020 Omnibus Incentive Plan, or the “2020 plan,” on March 10, 2020, subject to stockholder approval. We recommend approval of the 2020 plan at this time because our 2015 Omnibus Incentive Plan terminates on June 30, 2020 and no more grants may be made after that date. The purpose of the 2020 plan is to allow us to continue to attract, retain and reward key talent using equity-based awards. The 2020 plan, as proposed, provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, cash incentive awards, deferred stock units, and other stock-based and cash-based awards to selected officers, employees, non-employee directors and consultants performing services for us or our affiliates, but only employees will be eligible to receive incentive stock options. The 2020 plan is an omnibus plan that gives us flexibility to adjust to changing market forces. We believe that the 2020 plan will allow us to maintain competitive market positioning with comparable public companies for total direct compensation, which consists of base salary, target performance-based cash incentive compensation and target long-term equity incentive compensation.

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SUMMARY OF TERMS OF 2020 PLAN:

The following is a summary of the important terms of the 2020 plan. The full text of the 2020 plan is attached to this proxy statement as Appendix A. Please refer to Appendix A for a more complete description of the terms of the 2020 plan.

Eligibility
Any officers, employees, directors or consultants performing services for us or our affiliates who are selected by our compensation committee may participate in the 2020 plan, but only employees will be eligible to receive incentive stock options.

Administration
The plan will be administered by the compensation committee, which will have full and final authority to select persons to receive awards, establish the terms of awards, and administer and interpret the 2020 plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2020 plan, our certificate of incorporation or bylaws, or applicable law. Any action of the compensation committee with respect to the 2020 plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate authority to one or more of our officers to do one or both of the following: (1) designate the officers, employees and consultants who will be granted awards under the 2020 plan, other than Section 16 officers; and (2) determine the number of shares subject to specific awards to be granted to such officers, employees and consultants.

Effective Date, Plan Termination
The 2020 plan will become effective as of July 1, 2020, subject to stockholder approval. The 2020 plan will terminate on the tenth anniversary of the effective date and no award under the 2020 plan may be granted thereafter.

Stock Subject to the Plan
The aggregate maximum number of shares of our common stock that may be subject to awards under the 2020 plan is 2,400,000. Under the 2020 plan, during any calendar year no participant who is an independent member of the company’s board of directors may be granted awards, together with any cash fees paid to such director, that exceed a total value of $1,000,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). Unissued shares of stock allocable to an expired, canceled, forfeited or otherwise terminated portion of an award may again be the subject of awards granted under the 2020 plan. However, any shares of stock withheld for payment of the exercise price or withholding of taxes will not be available again for grant under the 2020 plan. Any award that by the terms of either the 2020 plan or the award agreement is to be settled in cash or property other than shares of stock will not reduce or otherwise count against the number of shares of stock available for awards under the 2020 plan.

Options
Under the 2020 plan, we may grant incentive stock options and nonqualified stock options. The compensation committee may grant incentive stock options under the 2020 plan to any person employed by us or by any of our affiliates, and may grant nonqualified stock options to any officer, employee, non-employee director or consultant performing services for us or any of our affiliates. The compensation committee will determine the per share exercise price of all options, which will not be less than the fair market value of a share of common stock on the option date of grant. However, the exercise price for incentive stock options to an employee who owns more than 10% of our common stock will not be less than 110% of the fair market value of the common stock on the option grant date. An option may be performance-based if vesting is subject to the attainment of specified performance goals established by the compensation committee. The compensation committee will specify when each option may be exercised, with a minimum vesting period of one year. Options granted under the 2020 plan will generally terminate on the tenth anniversary of the date of grant, or five years in the case of an incentive option granted to an employee who owns more than 10% of our common stock. A participant may pay the purchase price of stock acquired by exercise of an option (1) through a “cashless exercise” procedure that is acceptable to the compensation committee and does not violate the Sarbanes-Oxley Act or any other applicable law, (2) in cash at the time of exercise if permitted by the compensation committee, or (3) subject to applicable law, in any other form of legal consideration that may be acceptable to the compensation committee in its discretion. Upon termination of a participant’s employment or other service with us due to cause, as defined in the 2020 plan, both the vested and unvested portions of any outstanding option held by the participant will immediately be forfeited and will no longer be exercisable.

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Stock Appreciation Rights
The 2020 plan authorizes the compensation committee to grant stock appreciation rights, also referred to as SARs. A SAR is a contractual right to that allows a participant to receive the appreciation in the fair market value of our common stock over time. The compensation committee will determine the exercise price per SAR, which will not be less than the fair market value of a share of stock on the date of grant. Upon the exercise of SARs, the participant is entitled to receive an amount in shares or cash determined by multiplying (a) the difference between the fair market value per share on the date of exercise and the exercise price by (b) the number of SARs being exercised, minus the number of shares or cash amount withheld for payment of taxes. The compensation committee may limit the number of shares that may be delivered with respect to any SAR award by including such a limit in the agreement evidencing the SAR at the time of grant. The compensation committee will specify when each SAR may be exercised, with a minimum vesting period of one year.

Restricted Stock Awards and Performance Shares
The 2020 plan authorizes the compensation committee to grant restricted stock with restrictions that may lapse over time and performance shares with restrictions that may lapse upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the compensation committee deems appropriate, but the minimum vesting period over which restrictions may lapse is one year. A participant granted restricted stock or performance shares will have the stockholder rights as are set forth in the award agreement, including, for example, the right to vote the restricted stock or performance shares. Except in cases of death or disability, upon termination of employment or other service, restricted stock and performance shares that are at that time subject to restrictions will be forfeited and become available for grant again by the company. Any dividends that may be paid on restricted stock or performance shares will be withheld by the company and subject to the same restrictions and vesting requirements as the related restricted stock or performance shares.

Restricted Stock Units
The compensation committee may grant awards of restricted stock units to participants. A restricted stock unit is a right to receive one share of common stock, or its cash value, subject to vesting conditions. Until all restrictions upon restricted stock units awarded to a participant have lapsed, the participant will not be a stockholder of us, nor have any of the rights or privileges of a stockholder of us, including rights to receive dividends and voting rights with respect to the restricted stock units. However, the compensation committee may include dividend equivalent rights under which a participant will be credited with an amount equal to any cash dividends paid by us on our common stock during the restriction period. Any amounts credited to a participant under a dividend equivalent right will be subject to the same terms and restrictions as the participant’s restricted stock units. We will establish and maintain a separate account for each participant who receives a grant of restricted stock units, and such account will be credited for the number of restricted stock units granted to such participant and dividend equivalents, if any. Restricted stock units awarded under the 2020 plan may vest at such time or times and on such terms and conditions as the compensation committee may determine, with a minimum vesting period of one year. The agreement evidencing an award of restricted stock units will set forth any such terms and conditions. As soon as practicable after each vesting date of an award of restricted stock units but in any event no later than the 15th day of the third calendar month following the month in which the vesting date occurs, payment will be made in cash or in stock, as specified in the award agreement and based upon the fair market value of our common stock on the day all restrictions lapse.

Performance Awards and Cash Incentive Awards
The compensation committee may grant performance shares or cash incentive awards representing the right to receive a number of shares of common stock or a maximum monetary amount based upon the achievement of performance conditions. The performance objectives for such awards will consist of one or more business criteria or other performance measures, and a targeted level or levels of performance with respect to such criteria will be established by the compensation committee. The compensation committee will specify a performance period of not less than one year nor more than five years over which achievement of performance objectives will be measured. The compensation committee must determine the extent to which performance awards and cash incentive awards are earned.

Cash-Based Awards and Other Stock-Based Awards
The 2020 plan authorizes the compensation committee to grant cash-based awards and other equity-based or equity-related awards, including deferred stock units, fully-vested shares and dividend equivalent rights.

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Awards in Substitution for Awards Granted by Other Corporations
Options and other awards may be granted under the 2020 plan in substitution for similar awards held by employees of corporations who become our employees as a result of a merger or consolidation of the employing corporation with us or one of our subsidiaries, or we or one of our subsidiaries acquiring either the stock of the employing corporation with the result that it becomes our subsidiary or all or a portion of the assets of the employing corporation. Such substitute awards may be granted with a vesting period of less than one year and such substitute options and SARs may be granted with an exercise price that is less than the fair market value of a share of common stock on the date of grant.

Change in Control
In the event of a change in control, as defined in our 2020 plan, the compensation committee may, in its sole discretion, provide for any of the following: (1) the continuation of outstanding awards, if the company is the surviving entity; (2) the assumption of the 2020 plan and outstanding awards by the surviving entity or its parent; (3) the substitution by the surviving entity or its parent of awards with substantially the same terms for outstanding awards (subject to the equitable adjustment as appropriate); (4) the cancellation of outstanding awards in consideration for a payment in the form of securities or cash equal to the fair market value of vested awards, or in the case of an option or SAR, the difference between the fair market value and the exercise price for all shares of stock to the extent vested; or (5) the cancellation of outstanding awards without payment of any consideration. The timing of any payment or delivery of shares of stock under this provision will be subject to Section 409A of the IRC. In addition, if a participant’s employment or other service is terminated by the company or other surviving entity without cause or the participant resigns for good reason, each as defined in our 2020 plan, within 12 months after a change in control, all restrictions on any awards held by the participant will lapse and the awards will be immediately and fully vested.

Adjustments
If there is any change in our corporate capitalization that the compensation committee determines would result in dilution or enlargement of the rights of participants under the 2020 plan, then the compensation committee will adjust any or all of (1) the number and kind of shares of stock reserved and available for awards, (2) the number and kind of shares of stock specified in the annual per-participant limitations, (3) the number and kind of shares of outstanding restricted stock or other outstanding award in connection with which shares have been issued, (4) the number and kind of shares that may be issued in respect of other outstanding awards, and (5) the exercise price or purchase price relating to any award. In addition, the compensation committee generally may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or any affiliate or their respective financial statements or in response to changes in applicable laws, regulations, or accounting principles. However, no adjustments are permitted to the extent that such authority would cause options that are intended to qualify as incentive stock options to fail to qualify as such.

Tax Withholding
At such times as a participant recognizes taxable income in connection with an award granted under the 2020 plan, the participant shall pay to us an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by us in connection with the taxable event.

Changes to the Plan and Awards
The board of directors may amend, suspend or terminate the 2020 plan or the compensation committee’s authority to grant awards under the 2020 plan at any time without the consent of stockholders or participants. However, stockholder approval to amend the 2020 plan may be necessary if required by any law or the rules of any stock exchange or automated quotation system on which our stock is listed or quoted. The compensation committee may waive any conditions or rights under, or amend, suspend or terminate, any award granted under the 2020 plan. However, no amendment or other change may materially impair the rights of any participant with respect to any outstanding award without the consent of the participant. In addition, no modification or amendment may be made to any option under the 2020 plan if it would qualify as a “repricing”; and no option or SAR granted under the 2020 plan may be subject to a cash buyout without stockholder approval, subject to certain exceptions.

Clawback
If a participant or former participant breaches any non-solicitation, non-competition or confidentiality agreement with the company or any of its affiliates, the compensation committee may (1) cancel any outstanding vested or unvested awards, in whole or in part, and (2) require the participant or former participant to repay to the company any gain realized or payment or shares received, valued as of the date of exercise, payment or lapse of restrictions. If the company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct, the
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compensation committee may direct the company to recover all or a portion of any award or any past or future compensation from any participant or former participant with respect to any fiscal year of the company for which financial results are negatively affected by such restatement. Such recoveries will be limited to those participants or former participants who had knowledge or reasonably should have had knowledge of such errors, omissions, fraud or misconduct and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the company, or who personally and knowingly engaged in practices that materially contributed to the restatement.

Transferability
No award may be transferred by a participant other than by will or by the laws of descent and distribution, and any option will be exercisable during the participant’s lifetime only by the participant or his or her guardian or legal representative. The compensation committee, however, may permit awards (other than incentive stock options) to be transferred to members of the participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners.

GENERAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE 2020 PLAN:

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise of options under the 2020 plan and the disposition of shares acquired pursuant to the exercise of options and is intended to reflect the current provisions of the IRC and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local, or payroll tax considerations. This discussion is based on provisions of the IRC and the Treasury regulations issued thereunder, and judicial and administrative interpretations under the IRC and regulations, all in effect as of the date of this proxy, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Nonqualified Stock Options
A participant generally will not recognize any taxable income upon the grant of a nonqualified stock option and we will not be entitled to a tax deduction with respect to such grant. On exercise of a nonqualified stock option, a participant generally will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the acquired shares of common stock on the date of exercise over the exercise price paid at the time of exercise. In general, subject to the possible limitations under Section 280G of the IRC for certain individuals, as discussed below, or Section 162(m) of the IRC for “covered employees,” as discussed under “Tax Considerations” on page 31, we should be entitled to a federal income tax deduction in the same amount and at the same time as (1) the option holder recognizes ordinary income or (2) if we comply with applicable income reporting requirements, the holder should have reported the income. An option holder’s subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will ordinarily result in capital gain or loss to the holder.

Incentive Stock Options
A participant generally will not recognize any taxable income upon the grant of an incentive stock option and we will not be entitled to a tax deduction with respect to such grant. On exercise of an incentive stock option, the holder generally will not recognize any income and we will not be entitled to a deduction. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will be an item of adjustment for alternative minimum tax purposes and may therefore result in alternative minimum tax liability to the option holder. In addition, if an option that otherwise qualifies as an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a nonqualified stock option for U.S. federal income tax purposes.

The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss. However, if the holder disposes of the acquired shares within two years after the date of grant or one year after the date of exercise, which is considered a “disqualifying disposition”, the holder will generally recognize ordinary income in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be capital gain. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by the holder as a result of a disqualifying disposition, subject to the possible limitations on deductibility under IRC section 162(m) or 280G for compensation paid to certain individuals.

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Section 280G of the IRC
Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of options and stock appreciation rights or the accelerated lapse of restrictions with respect to other awards in connection with a change in control could be deemed an “excess parachute payment” under the golden parachute tax provisions of Section 280G of the IRC. To the extent so considered, the participant could be subject to a 20% excise tax and we could be denied a federal income tax deduction.

NEW PLAN BENEFITS:

Because all grants and awards under the 2020 plan are entirely within the discretion of the compensation committee and, with regard to awards to the chief executive officer, the board of directors, the total benefits allocable under the 2020 plan in the future are not determinable. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the 2020 plan. No grants or awards have been made to date and no grants or awards will be made by us unless and until the 2020 plan is approved by the stockholders.

FORMER PLAN BENEFITS:

As of March 31, 2020, as a result of grants made under all of our equity plans, there were outstanding 330,252 unvested time-based restricted stock units, 238,471 unvested performance-based restricted stock units (of which, 218,818 are unearned because the performance period extends through December 31, 2020), and 22,227 unvested performance-based restricted stock units subject to an rTSR market condition. As of March 31, 2020, there were 3,711,395 shares of common stock remaining available for future issuance under our 2015 Omnibus Incentive Plan. Pursuant to the terms of the 2020 Omnibus Incentive Plan, if approved, on and after April 23, 2020, the company may not grant awards for more than 200,000 shares of common stock in the aggregate prior to the termination of the 2015 Omnibus Incentive Plan on June 30, 2020.

The following table provides information as of March 31, 2020 with respect to shares of our common stock that were issued under prior plans that have since expired and are still outstanding and shares of our common stock that may be issued under the 2015 Omnibus Incentive Plan or the 2015 Employee Stock Purchase Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	590,950	(1)	$	N/A	4,704,040	(2)
Equity compensation plans not approved by security holders	None			N/A	None
Total	590,950		$	N/A	4,704,040
(1)
Includes 218,818 unearned performance-based restricted stock units whose performance period extends through December 31, 2020 and 22,227 unvested performance-based restricted stock units subject to an rTSR market condition.

(2)	Includes 992,645 shares available for future issuance under 2015 Employee Stock Purchase Plan.

If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are in favor of Proposal Three, the 2020 Omnibus Incentive Plan will be approved. Votes marked “For” Proposal Three will be counted in favor of approval of the 2020 Omnibus Incentive Plan.

✔ The board of directors recommends that stockholders vote FOR the approval of the 2020 Omnibus Incentive Plan.
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AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of the company’s financial statements; (2) the company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; and (4) the performance of the company’s internal audit department. The audit committee appoints, compensates, and oversees the work of the independent registered public accounting firm. The audit committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves and pre-approves professional services provided by the independent registered public accounting firm, considers the range of audit and non‑audit fees, and reviews the adequacy of the company’s financial reporting process. The audit committee met with the independent registered public accounting firm without the presence of any of the other members of the board of directors or management and met with the full board of directors without the presence of the independent registered public accounting firm to help ensure the independence of the independent registered public accounting firm. The board of directors has adopted a written charter for the audit committee, posted at http://www.alliancedata.com.

The audit committee obtained from the independent registered public accounting firm, Deloitte & Touche LLP, a formal written statement describing all relationships between the company and the independent registered public accounting firm that might bear on the firm’s independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board (United States), and has discussed with the independent registered public accounting firm the firm’s independence. Based on the foregoing, the audit committee has satisfied itself that the non‑audit services provided by the independent registered public accounting firm are compatible with maintaining the firm’s independence. The audit committee reviewed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees.” The lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated at least every five years. The audit committee also discussed with management, internal audit, and the independent registered public accounting firm the quality and adequacy of the company’s disclosure controls and procedures. In addition, the audit committee reviewed with internal audit the risk-based audit plan, responsibilities, budget, and staffing.

The audit committee reviewed and discussed with management, internal audit and the independent registered public accounting firm the company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee discussed the classification of deficiencies under standards established by the Public Company Accounting Oversight Board (United States). Management determined and the independent registered public accounting firm concluded that no identified deficiency, nor the aggregation of same, rose to the level of a material weakness based on the independent registered public accounting firm’s judgment.

The audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the year ended December 31, 2019. Management has the responsibility for the preparation of the financial statements and the reporting process. The independent registered public accounting firm has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on the review and discussions with management and the independent registered public accounting firm as described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2019, as filed with the SEC.

This report has been furnished by the current members of the audit committee.

Roger H. Ballou, Chair
Kenneth R. Jensen
Timothy J. Theriault
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04 /
PROPOSAL FOUR:
ratification of the
selection of the independent
registered public accounting firm

In accordance with its charter, the audit committee is directly responsible for the appointment, compensation (including the negotiation of audit fees), retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The audit committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for Alliance Data in 2020. Deloitte & Touche LLP has served as our independent registered public accounting firm continuously since 1998.

Before reappointing Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2020, the audit committee carefully considered Deloitte & Touche LLP’s qualifications. This included a review of Deloitte & Touche LLP’s performance in prior years, its knowledge of the company and its operations as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters required to be considered under rules of the SEC with respect to the independence of the independent registered public accounting firm, including the nature and extent of non-audit services. The audit committee pre-approved all audit and permissible non-audit services fees for 2018 and 2019. Non-audit services that have received pre-approval include tax preparation, tax consultation and advice and assistance with our securitization program. The audit committee has considered whether the provision of these services is compatible with maintaining the registered public accounting firm’s independence and believes the payment of these fees would not prohibit Deloitte & Touche LLP from maintaining its independence. In accordance with SEC rules, the lead partner overseeing the company’s engagement rotates every five years, and the audit committee and its chair are directly involved in Alliance Data’s selection of the lead engagement partner.

The audit committee believes that, if handled properly, there are numerous benefits of a long-tenured independent registered public accounting firm relationship, including:

•	higher audit quality due to Deloitte & Touche LLP’s deep understanding of our business and accounting policies and practices;
•	efficient fee structures due to Deloitte & Touche LLP’s industry expertise and familiarity with us; and
•	avoidance of significant costs and disruptions (including board and management time and distractions) that would be associated with retaining a new independent registered public accounting firm.

Nonetheless, the audit committee is also aware that a long-tenured independent registered public accounting firm may be believed by some to pose an independence risk. To address these concerns, there are robust safeguards for independence, including:

•	a strong regulatory framework for independence, including limitations on non-audit services and mandatory audit partner rotation requirements for our independent registered public accounting firm;
•	conducting regular private meetings separately with each of Deloitte & Touche LLP and our management at the end of each regularly scheduled audit committee meeting, as appropriate;

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•	oversight of Deloitte & Touche LLP that includes regular communication on and evaluation of the quality of the audit and independence of the independent registered public accounting firm;
•	Deloitte & Touche LLP’s own internal independence processes and compliance reviews;
•
annual assessment of Deloitte & Touche LLP’s qualifications, service quality, sufficiency of resources, quality of communications, independence, working relationship with our management, objectivity, and professional skepticism;

•	interviewing and approving the selection of Deloitte & Touche LLP’s new lead engagement partner with each rotation; and
•	considering periodically whether to conduct a search or request for proposal process for a new independent registered public accounting firm.

During fiscal year 2019, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Fees and Services” below. A representative of Deloitte & Touche LLP is expected to be present at the 2020 annual meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

In connection with the audit of the 2019 financial statements, we entered into an engagement letter with Deloitte & Touche LLP that set forth the terms by which Deloitte & Touche LLP performed audit services for us. That engagement letter is subject to a limitation on our right to assign or transfer a claim without the prior written consent of Deloitte & Touche LLP. The audit committee does not believe that such provision limits the ability of stockholders to seek redress from Deloitte & Touche LLP.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether it is appropriate to select a different independent registered public accounting firm. In such event, the audit committee may retain Deloitte & Touche LLP, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

FEES AND SERVICES:

The billed fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, during 2018 and 2019 were as follows:

	2018	2019
Audit Fees(1)	$6,697,753	$7,198,013
Audit-Related Fees(2)	1,475,976	435,520
Tax Fees(3)	496,938	478,404
All Other Fees(4)	54,700	61,227
Total Fees	$8,725,367	$8,173,164
(1)
Consists of fees for the audits of our financial statements for the years ended December 31, 2018 and 2019, reviews of our interim quarterly financial statements, and evaluation of our compliance with Section 404 of the Sarbanes-Oxley Act.

(2)
Consists of fees for accounting consultations, credit card receivables master trust securitizations, review and support for securities issuances as well as due diligence services related to potential business acquisitions/dispositions.

(3)	Consists of fees for tax consultation and advice and tax return preparation.
(4)	Consists of all other non-audit related fees, including annual subscription licenses.

If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are in favor of Proposal Four, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 will be ratified. Votes marked “For” Proposal Four will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

✔ The board of directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2020.
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ADDITIONAL INFORMATION

Our board of directors is soliciting your proxy to vote at the 2020 annual meeting of stockholders to be held on June 9, 2020 at 9:00 a.m. (local time) and any adjournments or postponements of that meeting. The meeting will be held at our corporate offices located at 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

COVID-19 CONSIDERATIONS AND ANNUAL MEETING: We intend to hold our annual meeting in person. However, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders and associates in light of COVID-19 (Coronavirus), as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We plan on taking any necessary and appropriate precautions with respect to attendance at and admission to our annual meeting. We may also determine it to be necessary or appropriate to hold a virtual annual meeting of stockholders by means of remote communication. We will announce any alternative arrangements with detailed instructions as soon as practicable in advance of the meeting by press release, posting at http://www.alliancedata.com, and in an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting. As always, we encourage you to vote your shares prior to the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY PROCESS:

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?
Pursuant to SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials or proxy card contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

We are providing those of our stockholders that have previously requested a paper copy of our proxy materials with paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials. Our proxy materials are also available on our company website at http://www.alliancedata.com.

What is the purpose of holding this meeting?
We are holding the 2020 annual meeting of stockholders to:
•	elect seven directors,
•	hold an advisory vote on executive compensation,
•	approve the 2020 Omnibus Incentive Plan, and
•	ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

The director nominees, five of whom are currently serving as our directors, have been recommended by our nominating & corporate governance committee to serve on our board of directors; and our board of directors has nominated the seven nominees and recommends that our stockholders elect them as directors. The board of directors also recommends that our stockholders (1) approve, on an advisory basis, the compensation of our NEOs, (2) approve the 2020 Omnibus Incentive Plan and (3) ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

How does the proxy process and stockholder voting operate?
The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for election and include information about each of the proposals to be voted on at the annual meeting, as well as other information required to be disclosed to stockholders. Stockholders may vote by telephone or through the Internet, or by returning a proxy card, without having to attend the stockholder meeting in person.

By executing a proxy, you authorize Mr. Chesnut and Ms. Santillan, and each of them, to act as your proxies to vote
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your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval for proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Because few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business can be transacted. If a quorum is not present, we must adjourn the meeting and solicit additional proxies, which is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

Why did I receive these materials?
All of our stockholders as of the close of business on April 13, 2020, the record date, are entitled to vote at our 2020 annual meeting. We are required by law to distribute the Notice of Internet Availability of Proxy Materials or a full set of proxy materials to all of our stockholders as of the record date. Our only voting securities are shares of our common stock, of which there were 47,627,016 shares outstanding as of April 13, 2020. We will have a list of stockholders available for inspection for at least ten days prior to the annual meeting at our principal executive offices at 3075 Loyalty Circle, Columbus, Ohio 43219 and at the annual meeting. If we determine to hold our annual meeting by remote communication, a list of our stockholders of record will be made available to stockholders during the meeting at the website we will specify in advance of the meeting.

What does it mean if I receive more than one set of materials?
This means your ownership of shares is registered under different names. For example, you may own some shares directly as a “registered holder” and other shares through a broker in “street name,” or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. It is necessary for you either to (i) attend and vote in person (please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from each registered holder a proxy card issued in your name), (ii) vote your shares by telephone or through the Internet by following the instructions provided in each Notice of Internet Availability of Proxy Materials, or (iii) return each signed, dated and marked proxy card if you received a paper copy of the proxy card. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

If I own my shares through a broker, how is my vote recorded?
Brokers typically own shares of common stock for many stockholders who are referred to as “beneficial owners.” In this situation, the “registered holder” on our stock register is the broker or its nominee. The beneficial owners do not appear in our stockholder register, and their ownership is often referred to as holding shares in “street name.” Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial owners, and we provide the broker with the appropriate number and type of proxy materials. Each broker then forwards the appropriate proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, instructions will be included to submit your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy reflecting the aggregate votes of the beneficial owners for whom it holds shares.

How do I vote?
You may attend the annual meeting and vote your shares in person. Please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card. To grant your proxy to vote by mail, sign and date each proxy card you receive, indicating your voting preference on each proposal, and return each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares, except for those shares you own beneficially or in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement
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Savings Plan, will be voted in favor of (1) the seven director nominees, (2) the approval, on an advisory basis, of the compensation of our NEOs, (3) the approval of the 2020 Omnibus Incentive Plan and (4) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, all in accordance with the recommendation of our board of directors. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 11:59 p.m. eastern time on June 8, 2020. For shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your proxy card or voting instructions must be received by June 4, 2020. All outstanding shares of common stock for which you have provided instructions that are received by the applicable deadline will be voted.

Does my vote matter?
Yes. Corporations are required to obtain stockholder approval for the election of directors and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is present so corporate business can be transacted.

What constitutes a quorum?
Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the annual meeting, in person or by proxy, of stockholders holding a majority of our issued and outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the 2020 annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the annual meeting. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your shares will not be represented at the meeting for quorum purposes and the trustee cannot vote those shares if you do not provide a proxy with explicit directions to the trustee. The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether a quorum is present, and count all votes and ballots.

What vote is required to approve each of the proposals being voted on?
Proposal One – Election of Directors:  If a quorum is present, directors are elected by the affirmative vote of a majority of the votes cast, in person or by proxy. The number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee. Stockholders may not cumulate their votes with respect to the election of directors. For purposes of the election of directors, “broker non-votes” and “Abstentions” will not be counted as votes cast “For” or “Against” the proposal and thus will have no effect on the outcome of the election of directors.

Proposal Two – Advisory Vote on Executive Compensation:  If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are voted in favor of Proposal Two, the compensation of our NEOs will be approved on an advisory basis. Votes marked “For” Proposal Two will be counted in favor of approval, on an advisory basis, of the compensation of our NEOs. On Proposal Two “broker non-votes” will not be counted as shares entitled to vote for the proposal and thus will have no effect on the outcome of the approval, on an advisory basis, of the compensation of our NEOs. An “Abstention” with respect to Proposal Two will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the same effect as a vote “Against” Proposal Two.

Proposal Three – Approval of the 2020 Omnibus Incentive Plan:  If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are voted in favor of Proposal Three, the 2020 Omnibus Incentive Plan will be approved. Votes marked “For” Proposal Three will be counted in favor of approval of the 2020 Omnibus Incentive Plan. An “Abstention” with respect to Proposal Three will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the same effect as a vote “Against” Proposal Three.

Proposal Four – Ratification of the Selection of the Independent Registered Public Accounting Firm:  If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are voted in favor of Proposal Four, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 will be ratified. Votes marked “For” Proposal Four will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020. An “Abstention” with respect to Proposal Four will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the same effect as a vote “Against” Proposal Four. Except as otherwise directed and except for those proxies representing shares held in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan for which no voting preference is indicated, proxies solicited by the board of directors will be voted to approve the selection by the audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

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What is the effect of not voting?
The effect of not voting depends on how you own your shares. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is present, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker with voting instructions, your broker may or may not vote your shares, depending upon the proposal. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements, or affect whether a proposal is approved or rejected.

If I do not vote, will my broker vote for me?
If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement. Proposals One, Two and Three set forth in this proxy statement are not considered to be routine matters and brokers will not be permitted to vote unvoted shares on these three proposals. Proposal Four is a routine matter on which brokers will be permitted to vote unvoted shares.

Is my vote confidential?
It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than an inspector of election or a non-employee tabulator of votes, except: (1) as necessary to meet applicable legal and stock exchange listing requirements; (2) to assert claims for or defend claims against us; (3) to allow the inspector of election to certify the results of the stockholder vote; (4) in the event of a contested proxy solicitation; or (5) if a stockholder has requested that their vote be disclosed.

Can I revoke my proxy and change my vote?
You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. However, if your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?
We do not know of any business to be transacted at the 2020 annual meeting other than the election of directors; the approval, on an advisory basis, of compensation of our NEOs; the approval of the 2020 Omnibus Incentive Plan; and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, each as described in this proxy statement. The period specified in our bylaws for submitting proposals to be considered at the meeting has passed and no proposals were properly submitted and not withdrawn. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?
If you are a registered holder, your vote, as provided by mail, telephone or through the Internet, will be returned or delivered directly to Computershare Investor Services for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy to Computershare on behalf of its clients. Votes will be counted and certified by the inspector of election.

Will you use a soliciting firm to receive votes?
We use Computershare, our transfer agent and their agents, as well as brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and associates may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and associates for soliciting proxies. We will bear the entire cost of solicitation of proxies.

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What is the deadline for submitting proposals, including director nominations, for our 2021 annual meeting?
Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials:  If any of our stockholders intends to present a proposal for consideration at the 2021 annual meeting, excluding the nomination of directors, and desires to have such proposal included in the proxy statement and form of proxy distributed by the board of directors with respect to such meeting, such proposal must be in writing and received by us not later than December 24, 2020. Proposals may be submitted by eligible stockholders and must comply with the relevant regulations of the SEC regarding stockholder proposals.

Requirements for Stockholder Proposals or Director Nominations to Be Brought Before the 2021 Annual Meeting:  If any of our stockholders intends to present a proposal for consideration at the 2021 annual meeting without inclusion in the proxy statement and form of proxy, notice of such proposal must be in writing and received by our Corporate Secretary no sooner than November 24, 2020 and no later than December 24, 2020. If any of our stockholders intends to nominate a director for consideration at the 2021 annual meeting without inclusion in the proxy statement and form of proxy, notice of such nomination must be in writing and received by our Corporate Secretary no sooner than January 10, 2021 and no later than February 9, 2021. Our bylaws provide a proxy access right. Specifically, Section 3.5 of our bylaws permits a stockholder, or a group of up to 20 stockholders, owning continuously for at least 3 years shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of our board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no sooner than November 24, 2020 and no later than December 24, 2020. Any such notice must comply with our bylaws. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority with respect to proxies.

A copy of our bylaws is available from our Corporate Secretary upon written request. Requests or proposals should be directed to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

How can I request a full set of proxy materials?
You may request, without charge, a full set of our proxy materials, including our annual report on Form 10-K for the year ended December 31, 2019, for one year following the annual meeting of stockholders. If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received. If you are a registered holder or if you own shares through the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, you may request, without charge, a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received or by written request directed to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

What do I need to do if I want to attend the Annual Meeting?
To attend the annual meeting, stockholders must preregister no later than 5:00 p.m. CT on Tuesday, June 2, 2020. For additional information, please see “Preregistering for and Attending the Annual Meeting” below. See also “COVID-19 Considerations and the Annual Meeting” below.

PREREGISTERING FOR AND ATTENDING THE ANNUAL MEETING:

Important Notice Regarding Admission to the 2020 Annual Meeting of Stockholders
Stockholders or their legal proxy holders who wish to attend the annual meeting must preregister. Requests for preregistration must be received by us no later than 5:00 p.m. CT on Tuesday, June 2, 2020. For complete instructions for preregistering, please read the information below.

Registration and Rules for Admission
Due to security considerations, only stockholders or their legal proxy holders that have preregistered may attend the annual meeting. We are not able to admit the guests of either stockholders or their legal proxy holders. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. We also reserve the right to implement additional security procedures to ensure the safety of the meeting attendees. Stockholders holding shares in a joint account may both attend the meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described below.

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To preregister for the annual meeting, please send your request as follows:
•	email, InvestorRelations@alliancedata.com;
•	fax, (214) 494-3900; or
•	mail, Alliance Data, Attn: Joseph L. Motes III, Corporate Secretary, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

If you have questions about the admission process, you may call (214) 494-3048. Requests for preregistration must be received no later than 5:00 p.m. CT on Tuesday, June 2, 2020.

Your request must include your name, email address, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:
•
If you are a registered holder, your request must include one of the following items: (i) a copy of your proxy card delivered as part of your proxy materials, (ii) a copy of your Computershare account statement indicating your ownership of our common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•
If you hold your shares in street name, your request must include one of the following items: (i) a copy of the voting instruction form provided by your broker or other holder of record as part of your proxy materials, (ii) a copy of a recent bank or brokerage account statement indicating your ownership of our common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•
If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a registered holder, you must present a valid legal proxy from the registered holder to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the registered holder (i.e., the bank, broker, or other registered holder) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

On the day of the Annual Meeting, please be prepared to present a form of government-issued photo identification, at the meeting registration desk. The registration desk will open at 8:00 a.m. local time on June 9, 2020.

COVID-19 CONSIDERATIONS AND THE ANNUAL MEETING:

For the safety of our stockholders and associates, we are actively monitoring the public health, travel and business and social gathering concerns in light of COVID-19, as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We may determine it to be necessary or appropriate to hold a virtual annual meeting of stockholders by means of remote communication.

If we determine that it is necessary or appropriate to hold a virtual annual meeting of stockholders due to developments regarding COVID-19, we will announce any such alternative arrangements and provide instructions for the annual meeting as promptly as practicable in advance of the meeting, including how to demonstrate ownership of our common stock as of the record date for the annual meeting, login instructions and related details regarding attending the virtual annual meeting of stockholders.

INCORPORATION BY REFERENCE:

With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Compensation Committee Report” and “Audit Committee Report” shall not be incorporated into any such filings nor shall it such information be deemed “filed,” except to the extent that the company specifically incorporates such information by reference therein. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of and is not incorporated by reference into this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS:

If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that
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you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of either our Notice of Internet Availability of Proxy Materials or of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt.

IN ANY EVENT, IF YOU DID NOT RECEIVE AN INDIVIDUAL COPY OF THIS PROXY STATEMENT OR OUR ANNUAL REPORT, WE WILL PROMPTLY SEND A COPY UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO JOSEPH L. MOTES III, CORPORATE SECRETARY, ALLIANCE DATA SYSTEMS CORPORATION, 7500 DALLAS PARKWAY, SUITE 700, PLANO, TEXAS 75024 OR (214) 494-3000.

OTHER MATTERS:

The board of directors knows of no matters that are likely to be presented for action at the 2020 annual meeting other than the election of directors; the advisory vote on executive compensation; the approval of the 2020 Omnibus Incentive Plan; and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, each as previously described. If any other matter properly comes before the 2020 annual meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

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APPENDIX A

ALLIANCE DATA SYSTEMS CORPORATION
2020 OMNIBUS INCENTIVE PLAN:

1. Purpose.  The purpose of this 2020 Omnibus Incentive Plan (the “Plan”) of Alliance Data Systems Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers, other key employees, directors and consultants of and service providers to the Company and its Affiliates, and to enable such individuals to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such individuals and the Company’s stockholders.
2. Definitions.  For purposes of the Plan, the following additional terms shall be defined as set forth below:
(a) “Affiliate” means any entity that either has a direct or indirect equity interest in the Company or with respect to which the Company holds an equity interest; provided that, with respect to Incentive Stock Options, the term shall only mean a Parent Corporation or Subsidiary (as defined herein); and provided that, with respect to Nonqualified Stock Options and SARs, the term shall only mean a direct or indirect subsidiary in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another entity in the chain, where “controlling interest” means ownership of at least 50% of (i) the total combined voting power or the total value of all stock of a corporation or (ii) the profits interest or capital interest of a partnership or limited liability company.
(b) “Appreciation Value” means the appreciation in the Fair Market Value of one share of Stock which shall be measured by determining the amount equal to the Fair Market Value of one share of Stock on the exercise date minus the per share exercise price of the SAR being exercised.
(c) “Award” means individually or collectively, a grant under the plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units, Performance Share Awards, Cash Incentive Awards, Deferred Stock Units, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.
(d) “Award Agreement” means to the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of Shares, units or cash subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable, or payable and the term of the Award. An Award Agreement may also set forth the effect on an Award of a termination of employment or other service. An Award Agreement may be either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan and need not be identical. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreements. The Company may deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements).
(e) “Beneficiary” means the individual, individuals, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the individual, individuals, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(f) “Board” means the Board of Directors of the Company.
(g) “Cash-Based Awards” means an Award granted pursuant to Section 6(g).
(h) “Cash Incentive Award” means an Award granted to a key executive pursuant to Section 6(f).
(i) “Cause” means, if the Participant is a party to an employment agreement or agreement for services with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement or definition exists, it means a Participant’s (i) material breach of any of such Participant’s covenants or obligations under any applicable employment agreement, agreement for services, non-compete agreement, non-solicitation agreement or confidentiality agreement; (ii) continued failure after written notice from the Company or any applicable Affiliate to perform assigned job responsibilities or to follow the reasonable instructions of such Participant’s superiors, including, without limitation, the Board; (iii) commission of a crime constituting a felony (or its equivalent) under the law; or (iv) material violation of any law or regulation or any policy or code of conduct adopted by the Company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the Company or of an Affiliate. The Board or Committee, in good faith, shall determine all matters and questions relating to whether a Participant has been discharged for Cause.
(j) “Change in Control” means one of the following events:
(i) the merger, consolidation or other reorganization of the Company in which its outstanding common stock, $0.01 par value, is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly-owned subsidiary of the Company), cash, or other property, other than a merger, consolidation or other reorganization that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or other reorganization;
(ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other Person;
(iii) the consummation of a plan of complete liquidation and dissolution of the Company;
(iv) the acquisition by any Person of beneficial ownership, within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, of more than 20% (based on voting power) of the Company’s outstanding capital stock; or
(v) during any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any individual other than the Board shall be deemed to be an Incumbent Director.
Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions, constitutes a change in ownership of the Company, a change in effective control of the Company or a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code or otherwise constitutes a “change in control event” within the meaning of Section 409A of the Code; provided, however, that if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be paid when it would otherwise have been paid but for the Change in Control.
(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.
(l) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. Any such Committee that is authorized to grant Awards to Participants subject to Section 16 of the Exchange Act (a “Section 16 Committee”) shall, to the extent necessary to comply with Rule 16b-3, be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3 or shall constitute the entire Board; provided, however, that no director who is also an employee of the Company may sit on any Committee (other than the full Board when it is sitting as the Section 16 Committee), and to the extent that the Company is required to comply with the New York Stock Exchange (“NYSE”) requirements for listed companies, the Committee shall also be composed entirely of “independent directors” as required by the NYSE.
(m) “Deferred Stock Units” means a deferred stock unit Award that represents an unfunded and unsecured promise to deliver shares in accordance with the terms of the applicable Award Agreement.
(n) “Disability” means:  (i) in the case of a Participant whose employment or service is subject to the terms of an employment or other agreement, which agreement includes a definition of “Disability,” the definition therein contained; or (ii) the term “Disability” as used in any applicable long-term disability plan, if any; or (iii) if there is no such agreement or plan, it means a physical or mental infirmity which impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.
(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit to the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(p) “Effective Date” has the meaning set forth in Section 8(k).
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.
(r) “Fair Market Value” means with respect to any date that the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the methods to determine value may range from but not limited to, closing share price on the last trading day prior to grant, average of the high and low price per share of the Stock on that date as reported in the Wall Street Journal (or other reporting service approved by the Committee), average daily share price, or volume weighted average share price; provided, however, that with respect to any day on which the markets are closed, “Fair Market Value” for that day shall be determined on the next available trading day, and further provided that with respect to Stock that is not listed on a national securities exchange or quoted in an interdealer quotation system and with respect to other property, or in the event of a Change in Control, the Fair Market Value of such Stock or other property shall be determined through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date that is consistent with the requirements of Code Section 409A, including, at the election of the Committee, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, the date of grant of an Option) and such determination will be conclusive and binding on all Persons. The chosen Fair Market Value method for a particular grant will be defined and specified in the applicable Award Agreement.
(s) “Good Reason” means, if the Participant is a party to an employment agreement or offer letter or any other individual agreement with the Company or an Affiliate, including but not limited to a severance protection agreement, and such agreement provides for a definition of Good Reason, the definition therein contained. If no such agreement or definition exists, it means the initial existence of any of the following conditions, in each case without the Participant’s consent:  (i) material diminution of the Participant’s responsibilities, authorities or duties; (ii) a material diminution in the Participant’s total salary; or (iii) the Company’s requiring the Participant to be based anywhere other than within 75 miles of the Participant’s place of employment or other service at the time of the occurrence of a Change in Control, except for reasonably required travel to the extent substantially consistent with the Participant’s business travel obligations as in existence at the time of the Change in Control. Notwithstanding the foregoing, a condition will constitute Good Reason only if the Participant has provided written notice to the Company of the existence of the condition within 90 days following the initial existence of the condition and the Company fails to remedy the condition on or before the 30th day following its receipt such notice from the Participant.
(t) “Incentive Stock Option” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(u) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
(v) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(w) “Other Stock-Based Award” means an equity based or equity related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Section 6(h).
(x) “Parent Corporation” means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.
(y) “Participant” means an individual who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.
(z) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.
(aa) “Performance Period” means the one or more periods of time not less than one year nor more than five years in duration, as the Committee may specify, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Incentive Award.
(bb) “Performance Share” means the grant of a right to receive a number of actual shares of Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.
(cc) “Performance Award” means an Award granted pursuant to Section 6(f) hereof.
(dd) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, including two or more persons acting as a syndicate or other group as modified and used in Sections 13(d)(3) and 14(d)(2) thereof, except that such term shall not include:  (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(ee) “Restricted Stock” means an Award of Stock subject to forfeiture if the restrictions with respect to such Stock do not lapse.
(ff) “Restricted Stock Unit” means a right to receive one share of Stock, or its cash value, subject to vesting conditions, the terms of the Plan and the applicable Agreement.
(gg) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(hh) “SAR” or “Stock Appreciation Right” means a right to receive the Appreciation Value of one share of Stock.
(ii) “Stock” means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4 hereof.

(jj) “Subsidiary” means any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.
(kk) “Ten-Percent Stockholder” means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a Parent Corporation or Subsidiary.
3. Administration.
(a) Authority of the Committee.  The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
(i) to select individuals to whom Awards may be granted;
(ii) to determine the type or types of Awards to be granted to each such individual;
(iii) to determine the number of Awards to be granted, the number or value of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, performance conditions relating to an Award and waivers and modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
(iv) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period or Periods and the number of Performance Shares earned by a Participant;
(v) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in Stock, cash, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(vi) to prescribe the form of each Agreement, which need not be identical for each Participant;
(vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Agreement or other instrument hereunder; and
(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
(b) Manner of Exercise of Committee Authority.  Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, any of its subsidiaries, Participants, any Person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(g)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law. Notwithstanding the foregoing, the Board may delegate, by a resolution adopted by the Board, authority to one or more officers of the Company to do one or both of the following:  (i) designate the officers and employees of the Company or any of its Subsidiaries who shall be granted Awards under the Plan, and (ii) determine the number of shares subject to the Awards to be granted to such officers and employees; provided, however, that said Board resolution shall specify the total number of shares or total value of shares that may be subject to Awards that shall be granted by such officer or officers, shall include the terms of the Awards, and shall specify either the exercise or purchase price of the Options or Restricted Stock, as the case may be, or the formula for determining such exercise or purchase price. The Board may not authorize any officer to designate himself or herself as a recipient of any Award hereunder. Further, the Committee may authorize the outsourcing of nondiscretionary administrative functions to a third party provider.
(c) Limitation of Liability.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
4. Stock Subject to Plan.
(a) Amount of Stock Reserved.  The maximum number of shares of Stock that may be made the subject of all Awards granted under the Plan is 2,400,000. Any of the authorized shares of Stock may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares of Stock or out of shares of Stock reacquired by the Company in any manner, or partly out of each, such number of shares of Stock as shall be determined by the Board. Any Award that is settled by the terms of the Plan or the terms of such Award in cash or other property that is not Stock shall not reduce or otherwise count against the number of shares of Stock available for Awards under the Plan, or such other limitations provided for in this Section 4(a).
(b) Annual Director Limit.  The maximum number of shares of Stock subject to Awards granted during a single calendar year to any member of the Board in his or her capacity as a director, together with any cash fees paid to such member of the Board during the calendar year in such capacity, shall not exceed a total value of $1,000,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the calendar year in which it was first earned, and not when paid or settled if later.
(c) Share Counting.  In connection with the grant of an Award, the maximum number of shares of Stock available for grant shall be reduced by the number of shares of Stock in respect of which the Award is granted or denominated; provided however that in the case of an Award that provides for a range of potential payouts of shares of Stock the Committee shall determine the extent to which the maximum number of shares of Stock available for grant has been reduced in respect of such an Award. Any shares of Stock related to an outstanding Award or portion thereof that terminates by expiration, cancellation, forfeiture or otherwise without the issuance of the shares of Stock shall be available again for grant under the Plan. Notwithstanding anything herein to the contrary, shares of Stock used or withheld to pay the exercise price or tax obligations of a Participant, or shares not issued in connection with settlement of an Option or SAR or underlying any Award that is settled in cash in lieu of shares of Stock, will not be available again for grant under the Plan.
(d) Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for Incentive Stock Options and Restricted Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(a), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and, (v) the exercise price or purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(d) with respect to Incentive Stock Options to the extent that such authority would cause any Award to fail to comply with Section 422 of the Code. Any adjustment to such Awards shall be made in compliance with Section 409A of the Code and Treasury Regulation section 1.409A-1(b)(5)(iii)(E)(4), as applicable.
(e) No Restrictions on Adjustments.  The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of Stock or of Options, warrants or rights to purchase Stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
5. Eligibility.  Officers, employees, consultants and directors of the Company and its Affiliates are eligible to be granted Awards under the Plan; however, only employees of the Company and its Parent Corporation and its Subsidiaries are eligible to receive Incentive Stock Options.
6. Specific Terms of Awards.
(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or other service of the Participant.
(b) Options.  The Committee is authorized to grant Options on the following terms and conditions:
(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, and further provided that the exercise price per share shall not be less than 110% of the Fair Market Value on the date of grant in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder. Notwithstanding the foregoing, an Option granted under an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the date of grant.
(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may be based on performance or other criteria), provided that no Option (other than an Option granted in substitution for another stock option under Section 6(i) hereof) may be granted with a vesting provision that permits any portion of the Option to be exercised prior to 12 months from the date of grant. The exercise price of Stock acquired pursuant to the exercise of an Option shall be paid either:  (1) through a “cashless exercise” procedure that is acceptable to the Committee in its full discretion, to the extent such procedure does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; (2) in cash at the time of purchase if permitted by the Committee; or (3) subject to applicable law, in any other form of legal consideration that may be acceptable to the Committee in its discretion.
(iii) Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the date of the Plan’s adoption by the Board (or March 10, 2030). An Incentive Stock Option shall not be exercisable after the expiration of 10 years from the date it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). An Option shall be treated as an Incentive Stock Option only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares with respect to which all Incentive Stock Options held by a Participant (under the Plan and all other plans of the Company, its Parent Corporation or Subsidiary) become exercisable for the first time during any calendar year does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. To the extent this limitation is exceeded, an Option shall be treated as a Nonqualified Stock Option regardless of its designation as an Incentive Stock Option. Should any Incentive Stock Option remain exercisable more than three months after employment terminates for any reason other than Disability or death, or more than one year after employment terminates if employment terminates due to Disability, the Option shall immediately be converted to a Nonqualified Stock Option; provided, however, that if the Disability causing a Participant’s termination of employment does not fit within the definition of “disability” under Section 422(c)(6) of the Code, the Option shall convert into a Nonqualified Stock Option three months after termination of employment although it will remain outstanding for one year after termination of employment. The Company shall have no liability in the event it is determined that any Option intended to be an Incentive Stock Option fails to qualify as such, whether such failure is a result of the Participant’s disposition of shares purchased under the Option prior to the later of two years from the date of grant of the Option or one year from the date of transfer of the purchased shares to the Participant, the terms of this Plan or any governing Agreement or any other action or inaction by the Company or any Participant.
(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs on the following terms and conditions:
(i) Exercise Price.  The exercise price per share of Stock purchasable under a SAR shall be determined by the Committee, but in no event shall a SAR be granted at an exercise price of at least Fair Market Value of a share of Stock on the date of grant of such SAR. Notwithstanding the foregoing, a SAR granted under an assumption or substitution for another SAR in a manner satisfying the provisions of Section 424(a) of the Code, as if the SAR was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the date of grant.
(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part (which may be based on performance or other criteria), provided that no SAR (other than a SAR granted in substitution for another SAR under Section 6(i) hereof) may be granted with a vesting provision that permits any portion of the SAR to be exercised prior to 12 months from the date of grant. The full or partial exercise of an Award of SARs shall be made by a written notice delivered in person or by mail or telecopy to the Secretary of the Company at the Company’s principal executive office, or through such other notification method that the Committee may adopt including but not limited to electronic methods, specifying the number of SARs with respect to which the Award is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the SARs being exercised to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Participant.
(iii) Amount Payable.  Upon the exercise of SARs, the Participant shall be entitled to receive a value paid in cash or a number of shares (as specified in the Award), which shall be determined by multiplying (A) the Appreciation Value by (B) the number of SARs being exercised, minus the value withheld for payment of taxes pursuant to Section 8(d). Notwithstanding the foregoing, the Committee may limit in any manner the number of shares that may be delivered with respect to any Award of SARs by including such a limit in the Award Agreement evidencing SARs at the time of grant.
(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock on the following terms and conditions, including those with respect to which the restrictions lapse upon the achievement of Performance Goals:
(i) Grants and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including upon the achievement of Performance Goals), in such installments, or otherwise, as the Committee may determine; provided that the Committee shall determine the time or times at which restrictions will lapse, in whole or in part, provided that no Award (other than an Award granted in substitution for another award under Section 6(i) hereof) may be granted with a vesting provision that permits the restrictions on any portion of the Award to lapse prior to 12 months from the date of grant. A Participant granted Restricted Stock or Performance Shares shall have such stockholder rights as may be set forth in the applicable Agreement, including, for example, the right to vote the Restricted Stock or Performance Shares.
(ii) Forfeiture.  Upon termination of employment or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock and Performance Shares that are at that time subject to restrictions shall be forfeited and shall become available for grant again by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from death or Disability.

(iii) Evidence for Stock.  Restricted Stock and Performance Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronic book entry form.
(iv) Dividends.  Any dividends that may be paid on Restricted Stock shall be withheld by the Company for the Participant’s account, subject to such terms as the Committee may determine. Dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if any) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share or, if such share of Restricted Stock is forfeited, such dividends shall be forfeited and the Participant shall have no right thereto. Subject to Section 409A of the Code, the payment of such dividends may be deferred or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee may determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e) Restricted Stock Units.
(i) Grant.  The Committee may grant Awards of Restricted Stock Units to Participants, each of which shall be evidenced by an Award Agreement between the Company and the Participant. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, subject to the terms and provisions set forth below in this Section 6(e).
(ii) Rights of Grantees.  Until all restrictions upon Restricted Stock Units awarded to a Participants shall have lapsed in the manner set forth in Section 6(e), the Participant shall not be a stockholder of the Company, nor have any of the rights or privileges of a stockholder of the Company, including, without limitation, rights to receive dividends and voting rights with respect to the Restricted Stock Units. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (A) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (B) the Fair Market Value per share of Stock on such date. Such cash amounts or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.
(iii) Restricted Stock Unit Account.  The Company or its third party administrator shall establish and maintain a separate account (“Restricted Stock Unit Account”) for each Participant who has received a grant of Restricted Stock Units, and such account shall be credited for the number of Restricted Stock Units granted to such Participant.
(iv) Vesting.  Restricted Stock Units awarded hereunder shall vest at such time or times and on such terms and conditions (including on the achievement of Performance Goals) as the Committee may determine, provided that no Award may be granted with a vesting provision that permits any portion of the Award (other than an Award granted in substitution for another award under Section 6(i) hereof) to vest prior to 12 months from the date of grant. The Award Agreement evidencing the Award of Restricted Stock Units shall set forth any such terms and conditions.
(v) Payment or Delivery of Cash or Stock.  As soon as practicable after each vesting date of an Award of Restricted Stock Units, but in any event no later than the 15th day of the third calendar month following the month in which the vesting date occurs, payment shall be made in cash or in Stock (as specified in the Award and based upon the Fair Market Value of the Stock on the day all restrictions lapse). Any payment made in Stock shall be delivered electronically. Any number of shares delivered hereunder shall be net of the number of shares withheld pursuant to Section 8(d), and any cash payment delivered hereunder shall be net of cash withheld pursuant to Section 8(d), if applicable.

(f) Performance Awards and Cash Incentive Awards.  The Committee may, in its discretion, grant Performance Shares or Cash Incentive Awards to Participants as may be selected by the Committee. Each Performance Award shall be evidenced by an Award Agreement, and shall be subject to the conditions set forth in this Section 6(f), and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(i) The Committee shall have the discretion to determine: (A) the number of shares of Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (B) the maximum monetary amount subject to a Cash Incentive Award granted to any Participant; (C) the Performance Period applicable to any Performance Award; (D) the conditions that must be satisfied for a Participant to earn a Performance Award; and (E) any other terms, conditions and restrictions of the Performance Award.
(ii) The number of Performance Shares or the dollar amount of cash, as applicable, earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.
(g) Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible individuals in such amounts and upon such terms as the Committee shall determine, provided that no Award (other than an Award granted in substitution for another award under Section 6(i) hereof) may be granted with a vesting provision that permits any portion of the Award to be vested prior to 12 months from the date of grant. Any Cash-Based Award may be granted as a Cash Incentive Award pursuant to Section 6(f) hereof.
(i) Value.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.
(ii) Method of Payment.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award in cash.
(iii) Termination of Employment or Other Service.  The Committee shall determine the extent to which a Participant’s rights with respect to Cash-Based Awards shall be affected by the Participant’s termination of employment or other service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.
(h) Other Stock-Based Awards.  Subject to the provisions of the Plan, the Committee shall have the sole authority to grant to Participants other equity-based or equity-related Awards (including but not limited to Deferred Stock Units and fully-vested Shares) in amounts subject to such terms and conditions as the Committee shall determine, including but not limited to, at the Committee’s discretion, Dividend Equivalent Rights, provided that such Awards comply with applicable laws; provided that no Award (other than an Award granted in substitution for another award under Section 6(i) hereof) may be granted with a vesting provision that permits any portion of the Award to be vested prior to 12 months from the date of grant.
(i) Method of Payment.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.
(ii) Termination of Employment or Other Service.  The Committee shall determine the extent to which a Participant’s rights with respect to Other Stock-Based Awards shall be affected by the Participant’s termination of employment or other service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.
(i) Awards in Substitution for Awards Granted by Other Corporations.  Options and other Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of corporations who become employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary. Notwithstanding anything in this Plan to the contrary, no Option or SAR granted in substitution for another stock option or SAR under this Section 6(i) may be granted with a vesting provision that permits any portion of the Option or SAR to become exercisable earlier than provided for under the original stock option or SAR, and no other Award granted in substitution for another award under this Section 6(i) may be granted with a vesting provision that permits the restrictions on any portion of the Award to lapse or the award to otherwise vest earlier than provided for under the original award.
7. Certain Provisions Applicable to All Awards
(a) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of its grant or, in the case of any Incentive Stock Option granted to a Ten-Percent Stockholder, five years.
(b) Change in Control.
(i) General.  In connection with a Change in Control, the Committee may, to the extent permitted by applicable law, but otherwise in in its sole discretion, provide for: (1) the waiver of performance conditions, acceleration of vesting or lapse of restrictions with respect to any or all Awards granted hereunder; (2) the continuation of outstanding Awards by the Company (if the Company is the surviving entity); (3) the assumption of the Plan and the outstanding Awards by the surviving entity or its parent; (4) the substitution by the surviving entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for the outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 4(d); (5) the cancellation of the outstanding Awards in consideration for a payment (in the form of securities or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option or SAR, the difference between the Fair Market Value and the Exercise Price for all shares of Stock subject to exercise (i.e., to the extent vested) under any outstanding Option or SAR; or (6) the cancellation of the outstanding Awards without payment of any consideration therefor. In the event of any such cancellation, if the exercise price of an Option or SAR is less than the Fair Market Value of the shares covered by such Option or SAR (the “Spread”), the Committee must provide either that (A) any such cancelled Option or SAR shall be deemed automatically exercised or (B) the affected Participants shall receive cash, property, shares or a combination thereof, in an amount equal to the value of the Spread. Notwithstanding any other provision of the Plan or any Award Agreement, no cancellation pursuant to this provision shall be deemed an action that materially impairs the rights of any Participant under any outstanding Award, and no Participant consent shall be required with respect to the cancellation of any Award under this provision including but not limited to Awards that qualify as Incentive Stock Options. The settlement and payment of an Award (other than an Option or SAR) under this Section 7(b)(i) shall be made within 30 days following the occurrence of a Change in Control (except to the extent that settlement and payment of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A). Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.
(ii) Termination Following a Change in Control.  Notwithstanding anything contained herein to the contrary, and subject to Section 7(b), unless otherwise provided by the Committee in an Award Agreement, all conditions and restrictions relating to an Award, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring the continued performance of services or the achievement of Performance Goals with respect to the exercisability or settlement of such Award, shall immediately lapse upon a termination of employment or other service by the Company without Cause or by a Participant for Good Reason within twelve months after a Change in Control, and any such Award that is an Option shall remain outstanding until the earlier of the last day of the term of such Option, or the end of the last day of the one-year period following such termination. The settlement and payment of an Award (other than Options and SARS) under this Section 7(b)(ii) shall be made within 30 days following the occurrence of such termination of employment or other service (except to the extent that settlement and payment of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).
(c) Treatment of Award upon Termination of Employment or Other Service.
(i) Cessation of Vesting.  Unless otherwise determined by the Committee at the time of grant or thereafter or as otherwise provided in this Plan, any unvested portion of any outstanding Award held by a Participant at the time of termination of employment or other service will be forfeited upon such termination.
(ii) Cessation of Exercisability.  Except as provided in the Plan or as otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant’s employment or other service with the Company and its Affiliates without Cause, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the Option term or the last day of the exercise period as specified in the Award Agreement, following such termination of employment or other service.

(iii) Death or Disability.  Unless otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant’s employment or other service with the Company and its Affiliates due to death or Disability, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the term of the Option or the last day of the one-year period following such termination of employment or other service.
(iv) Termination by the Company or an Affiliate for Cause.  Upon termination of a Participant’s employment or other service with the Company and its Affiliates due to Cause, both the vested and unvested portions of any outstanding Option or SAR held by such Participant shall immediately be forfeited and no longer be exercisable.
(d) Clawback.
(i) Notwithstanding anything in the Plan or any Agreement to the contrary, in the event that a Participant or former Participant breaches any non-solicitation, non-competition or confidentiality agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may, in its sole discretion but acting in good faith, direct the Company to (a) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, or (b) require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee.
(ii) Notwithstanding anything in the Plan or any Agreement to the contrary, if any of the Company’s financial statements are required to be restated due to errors, omissions, fraud, or misconduct, the Committee may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any Award or any past or future compensation from any Participant or former Participant with respect to any fiscal year of the Company for which the financial results are negatively affected by such restatement. For purposes of this Subsection 7(d)(ii), errors, omissions, fraud, or misconduct may include but are not limited to circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, as enforced by the U.S. Securities and Exchange Commission. Any recovery of any Award or recovery of any past or future compensation shall be limited solely to Participants or former Participants that the Committee has determined, in its sole discretion, to have had knowledge or that should have had knowledge of such errors, omissions, fraud, or misconduct or the circumstances that gave rise to such restatement and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company, or the Participant or former Participant personally and knowingly engaged in practices that materially contributed to the circumstances that gave rise to such restatement.
(iii) Any repayment obligation required under Section 7(d)(i) or (ii) above may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant or former Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.
(e) Term Extension and Timing of Payment.  Notwithstanding Section 7(b)(ii) or any other provision hereunder, once granted, neither the exercise period nor the term of any Award may be extended, if such extension, would cause the Award to be subject to taxes under Section 409A of the Code. In addition, the timing of any payment hereunder shall comply with Section 409A of the Code.
8. General Provisions.
(a) Compliance with Laws and Obligations.  The Company shall not be obligated to issue or deliver Stock or to make any cash payment in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company.

(b) Limitations on Transferability.  No Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth at the time of grant (but not thereafter), in the Award Agreement evidencing an Award (other than an Incentive Stock Option), that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Until all restrictions upon the shares of Restricted Stock awarded to a Participant shall have lapsed or such other Awards shall have vested, shares subject to such Awards shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated, and shall not be subject to the claims of creditors. Notwithstanding the foregoing, no Award may be transferable if either the ability to transfer or the transfer itself would cause the Award to be subject to the excise tax under Section 409A of the Code.
(c) No Right to Continued Employment or Service.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other individual the right to be retained in the employ or service of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee’s employment or other individual’s service at any time.
(d) Taxes.  At such times as a Participant has taxable income in connection with an Award granted hereunder (a “Taxable Event”) and (i) the Award is delivered in cash, the Company will require the withholding of a portion of any cash payment in an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) or (ii) the Award is delivered in shares, the Company may, prior to the issuance or release from escrow of shares, in lieu of a cash payment from the Participant, require the withholding of a portion of the shares then issuable to the Participant having an aggregate Fair Market Value equal to, but not in excess of, the Withholding Taxes.
(e) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Agreement relating thereto; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of a Participant with respect to any outstanding Award without the consent of such Participant. Notwithstanding this Section 8(e) or any other provision of the Plan to the contrary, except as otherwise permitted in Section 4(d) of the Plan, unless stockholder approval is obtained (i) no modification or amendment of any outstanding Option or SAR may reduce the exercise price of such Option or SAR; (ii) no Option or SAR may be canceled and replaced with a new Option or SAR at a lower exercise price or another Award or cash if such cancelation and replacement would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Stock is listed or quoted; and (iii) the Committee may not take any other action that is considered a repricing for purposes of such stockholder approval rules. Except with respect to accelerations and cancellations that are effected pursuant to Section 7(b) of the Plan, (A) no Award that is intended to qualify as “performance-based compensation” may be amended or modified if such amendment or modification would cause such Award to lose its qualification as “performance-based compensation,” and (B) no term of any Incentive Stock Option may be changed or modified without the consent of the Participant if such change or modification would cause the Incentive Stock Option to fail to qualify as such. All Options and SARs granted hereunder are prohibited from a cash buyout without stockholder approval, except as otherwise permitted in Section 7(b) in connection with a Change in Control.
(f) No Rights to Awards; No Stockholder Rights.  No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.
(g) Unfunded Status of Awards and Section 409A of the Code.  The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. Notwithstanding any provision of the Plan or Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Section 409A of the Code, and could cause the Participant to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform the Plan and Award to maintain (to the maximum extent practicable) the original intent of the Plan and Award provided, that such reformation complies with any requirements of Section 409A of the Code (including any regulations thereto and any guidance issued by the taxing authorities). No actions taken pursuant to this Section 8(g) shall be subject to a Participant’s consent.
(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(i) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j) Governing Law.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.
(k) Effective Date.  This Plan was adopted by the Board on March 10, 2020, subject to stockholder approval at the annual meeting of stockholders of the Company on June 9, 2020 and shall be effective as of July 1, 2020, subject to such stockholder approval (the “Effective Date”). On and after April 23, 2020, no awards representing in excess of 200,000 shares of Stock in the aggregate shall be granted under the Alliance Data Systems Corporation 2015 Omnibus Incentive Plan, and all outstanding awards previously granted thereunder shall remain outstanding and subject to the terms thereof.
(l) Term of Plan.  The Plan shall terminate on the 10th anniversary of the Effective Date and no Award may be granted thereafter (and no Incentive Stock Option may be granted after the 10th anniversary of the Plan’s adoption by the Board (March 10, 2030)); provided, however, that the Board shall have the right to earlier terminate the Plan provided that no such termination shall:  (i) impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, or (ii) deprive any Participant of any Stock which he or she may have acquired through or as a result of the Plan.
(m) Electronic Transmission.  Notwithstanding any provision of this Plan to the contrary, at such time as the Company institutes a policy or practice for delivery of notice or Award by e-mail, any written Award or notice referred to herein may be given in accordance with such policy and practice.
(n) Limitation on Liability.  The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other Person as to (a) the non-issuance or sale of shares of Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise, or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations promulgated thereunder.

AllianceData.

3075 Loyalty Circle
Columbus, Ohio 43219

614.729.4000
alliancedata.com

AllianceData. VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 8, 2020 (11:59 p.m., Eastern Time, on June 4, 2020 for Alliance Data Systems 401(k) and Retirement Savings Plan participants).

Online
Go to **www.envisionreports.com/ads** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Alliance Data Systems Corporation Annual Meeting Of Stockholders Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Ralph J. Andretta	☐	☐	☐
02 - Roger H. Ballou	☐	☐	☐
03 - John C. Gerspach, Jr.	☐	☐	☐
04 - Rajesh Natarajan	☐	☐	☐
05 - Timothy J. Theriault	☐	☐	☐
06 - Laurie A. Tucker	☐	☐	☐
07 - Sharen J. Turney	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐
3. Approval of the 2020 Omnibus Incentive Plan.	☐	☐	☐
4. Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Alliance Data Systems Corporation for 2020.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Alliance Data Systems Corporation

Notice of 2020 Annual Meeting of Stockholders*

Annual Meeting of Stockholders

7500 Dallas Parkway, Suite 700

Plano, Texas 75024

This Proxy is Solicited by the Board of Directors of Alliance Data Systems Corporation for use at the Annual Meeting on June 9, 2020.

By signing this proxy, you revoke all prior proxies and appoint John J. Chesnut and Laura Santillan, and each of them, with each having the full power to appoint his or her substitute, to represent and to vote all of the shares of Common Stock of Alliance Data Systems Corporation you held in the account on April 13, 2020 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. Your voting instructions must be received by 11:59 p.m. (Eastern Time) on June 8, 2020 in order to be included in the tabulation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS INDICATED AND VOTED "FOR" THE APPROVAL OF PROPOSALS TWO, THREE AND FOUR, IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

In their discretion, Mr. Chesnut and Ms. Santillan are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

NOTICE TO PARTICIPANTS IN THE ALLIANCE DATA SYSTEMS 401(K) AND RETIREMENT SAVINGS PLAN
This card also constitutes confidential voting instructions for participants in the Alliance Data Systems 401(k) and Retirement Savings Plan. By signing this proxy, you revoke all prior proxies and appoint Wells Fargo Bank, N.A., directed trustee, having the full power to appoint its substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your ADS Stock Fund on April 13, 2020, in the manner specified on the other side of this proxy. Wells Fargo Bank, N.A. will only vote shares as directed and will not vote those for which no direction is received.
Your voting instructions must be received by 11:59 p.m. (Eastern Time) on June 4, 2020 in order to be included in the tabulation.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.